AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2003


                           REGISTRATION NO. 333-98651
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                               AMENDMENT NO. 4 TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                -----------------

                             AMERIFIRST FUND I, LLC
             (Exact name of registrant as specified in its charter)

         Florida                       6189                   16-1628-844
(State of Incorporation)   (Primary Standard Industrial     (I.R.S. Employee
                           Classification Code Number)    Identification number)

                               1712-H Osborne Rd.
                            St. Marys, Georgia 31558
                                 (912) 673-9100
 (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                -----------------

                                   John Tooke
                             AmeriFirst Fund I, LLC
                               1712-H Osborne Rd.
                            St. Marys, Georgia 31558
                                 (912) 673-9100
                            Facsimile: (912) 673-8434

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Elliot H. Lutzker, Esq.
                             Snow Becker Krauss P.C.
                                605 Third Avenue
                          New York, New York 10158-0125
                                 (212) 687-3860
                            Facsimile: (212) 949-7052

    Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement has been effective.

If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
                             the following box. |X|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                              PROPOSED                  PROPOSED MAXIMUM       AMOUNT OF
OF SECURITIES             AMOUNT TO              MAXIMUM OFFERING PRICE    AGGREGATE              REGISTRATION
TO BE REGISTERED          BE REGISTERED          PER UNIT                  OFFERING PRICE          FEE
Units                     100,000 Units (1)      $1,000                    $100,000,000           $9,200

(1) The registrant is offering units at $1,000 per Unit. Units will initially be sold at a minimum of one hundred (100) Unit(s) with additional purchases in multiples of $1,000. The registrant will issue and sell up to 100,000 units for $100 million.


The registrant amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                      ------------------------------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED March 14, 2003


PROSPECTUS              MAXIMUM -- $100,000,000 of Units
                         MINIMUM -- $2,500,000 of Units
                          MINIMUM INVESTMENT: $100,000

                         AMERIFIRST FUND I, LLC, ISSUER


      The units offered by AmeriFirst Fund I, LLC, a newly formed Florida limited liability company, represent membership interests. AmeriFirst Fund I, LLC's income will be generated from life insurance policies which we intend to purchase through AmeriFirst Funding Group, Inc., an affiliated insurance provider. AmeriFirst Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to such regulation. No trading market currently exists or will exist for the units in this offering and transfer restrictions prevent assignment.


                                  Price to                    Selling                  Proceeds to
Net Proceeds to the Fund          Investors                   Commissions(1)           Issuer
------------------------          ---------                   --------------           ------
Per Unit                          $1,000                      $100                     $900
Total Maximum                     $100,000,000                $10,000,000              $90,000,000
Total Minimum                     $2,500,000                  $250,000                 $2,250,000

                                                    (Footnote on following page)

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE UNITS OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


An investment in AmeriFirst Fund I, LLC involves a high degree of risk. Prospective investors should consider the following factors, among others, set forth under "Risk Factors" commencing on page 15.


o no guarantee of a return on investment

o no guarantees in estimates of timing when the policy matures

o lack of liquidity

o no actual experience by John Tooke in the life settlements business

o dependence on John Tooke as controlling person of our manager, provider and underwriter for the proposed investment program

o lack of operating history, assets or established financing sources

o independent physicians providing services to us do not personally examine the insured

o the proceeds have not been committed to any identifiable insurance policies


o conflicts between AmeriFirst Fund, our manager, provider and underwriter including, the payment of substantial fees and expenses, non arms-length agreements and competition for the time and services of John Tooke

o no viable business if unable to generate an adequate return on investment


o substantial doubt raised by accountants as to our ability to continue as a going concern due to our being a development stage company which has not yet begun operations, nor raised funds to commence such operations

o lack of ownership interest in our manager and provider which are controlled by John Tooke


o up to 5% of the face amount of insurance policies may be paid to our provider for origination fees, and up to 5% to our manager to service the life settlements and the investors


o limited ability to invest in insurance contracts if only the minimum is reached

o the incentive fee structure could result in our manager recommending riskier or more speculative investments

o risks associated with the fact that we have no assets

o our investment policies and strategies may be changed without unitholder consent

o up to 10% of the gross proceeds of this offering to be paid upon closing of life insurance policy purchases as selling commissions to our underwriter.

                            AMERIFIRST CAPITAL CORP.
             The date of this prospectus is ____________ __, 2003.

                                  -------------


(1) Units will be offered and sold by broker-dealers registered with the Securities and Exchange Commission and licensed by the NASD to sell the units. We expect to complete the registration of our underwriter, AmeriFirst Capital Corp., with the NASD prior to the effective date of this prospectus. Units may be sold by officers of AmeriFirst, Inc. who are sales representatives licensed by the NASD who will receive commissions where permitted. Our underwriter may also engage other NASD broker-dealers and foreign dealers who agree to abide by the NASD's rules to sell our units. Our underwriter will receive selling commissions at the time of purchase of life insurance polices equal to up to 10% of the gross proceeds of the sale of units by the underwriter and may negotiate fees to be paid to selected dealers on units sold by them.


We are offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of one hundred (100) units at $100,000, although our underwriter reserves the right to accept subscriptions of less than $100,000. All subscriptions are non-cancellable and irrevocable. The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp. The proceeds of this offering will be held in escrow with SouthTrust Bank, 110 Office Park Drive, 2nd Floor, Birmingham, Alabama, 35223 until the $2,500,000 minimum amount is received, and promptly returned to investors, with interest, if the minimum amount is not received by ____________, 2003 [six months from the date of this prospectus unless extended].

AmeriFirst, Inc., the holding company controlled by John Tooke, will pay at its own expense all organizational and offering expenses including without limitation, legal and accounting expenses, photocopy costs, selling expenses, and filing fees paid to the Securities and Exchange Commission and state securities commissions, estimated to be approximately $300,000.

                                  -------------

      Currently we intend to offer the units for sale in California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Michigan, Minnesota, Nevada, New Jersey and New York. We will end this offering in these states on ____________, 2004 [12 months from the date of this prospectus unless extended] or at such earlier time that all $100 million of units are sold. If we desire to extend this offering up until ____________ 2004 [24 months from the date of the prospectus], each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering.

      If we do not receive acceptable subscriptions for $2,500,000 or more of units by ____________ 2003 [six months from the date of this prospectus unless extended], we will notify you in writing and the escrow agent will promptly return all subscription amounts together with interest earned while the funds were held in escrow to you and the other subscribers. You will earn interest on the funds held in the escrow account as soon as your funds clear at an average money market rate of approximately 1-2%, according to market rates. You will not be a member of the Fund while your funds are held in the subscription escrow account and you will only become a member once we accept your subscription and transfer your funds out of the subscription escrow and into the Fund's own operating escrow account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us and to refund the funds of any rejected subscriptions. We may terminate this offering at any time and refund any subscriptions that we have not accepted. Unless you are an insured who also purchases units offered in this offering, you will not know the identity of the insured.


THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       WHERE YOU CAN FIND MORE INFORMATION

      We will file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at 233 Broadway, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our members annual reports containing audited financial statements.

      Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
       WHERE YOU CAN FIND MORE INFORMATION .................................-v-

       SUMMARY OF THE OFFERING................................................1

       ORGANIZATIONAL CHART..................................................13


       RISK FACTORS..........................................................15

       FORWARD-LOOKING STATEMENTS............................................32

       INVESTOR SUITABILITY STANDARDS........................................32

       USE OF PROCEEDS.......................................................36

       CAPITALIZATION OF AMERIFIRST FUND I, LLC..............................37

       TERMS OF THE OFFERING.................................................38

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF
       FINANCIAL CONDITION OF AMERIFIRST FUND I, LLC.........................40

       NOTICE TO CALIFORNIA RESIDENTS........................................42

       BUSINESS..............................................................42

       DESCRIPTION OF THE UNITS..............................................67

       DESCRIPTION OF VIATICAL
       SETTLEMENT CONTRACTS..................................................73

       OTHER OPERATING POLICIES..............................................75

       OUR MANAGER, PROVIDER AND UNDERWRITER.................................75

       COMPENSATION OF OUR MANAGER, PROVIDER AND UNDERWRITER.................79

       CONFLICTS OF INTEREST.................................................81

       CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................83

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
       OWNERS AND MANAGEMENT.................................................84

       FIDUCIARY RESPONSIBILITIES OF OUR MANAGER.............................85

       ERISA CONSIDERATIONS..................................................85

       FEDERAL INCOME TAX CONSEQUENCES.......................................86

       SUMMARY OF OPERATING AGREEMENT........................................92

       PLAN OF DISTRIBUTION..................................................97

       INVESTMENT COMPANY ACT OF 1940........................................99

       LEGAL PROCEEDINGS....................................................100

       LEGAL OPINIONS.......................................................100

       EXPERTS..............................................................100

       ADDITIONAL INFORMATION...............................................100

       SIGNATURES..........................................................II-5


EXHIBITS

A.    Form of Subscription Agreement
B.    Operating Agreement

                             SUMMARY OF THE OFFERING

      The following information is only a brief summary of the units being offered for sale in this prospectus. We recommend that you thoroughly read this prospectus. This summary is not as complete or accurate as the longer descriptions you will find in the main body of this prospectus.


Fund............................   AmeriFirst Fund I, LLC, is a Florida Limited
                                   Liability Company, which was recently formed to engage in this offering. We are offering membership interests in the Fund which will entitle you to a fractional beneficial interest in the income to be generated from individual life insurance policies which we intend to purchase at a discount to face value to create a "pool." The Fund was formed to provide a return on investment to our investors. However, we will also provide financial benefits to terminally ill and chronically ill (a continuing disease which is not currently but may become terminal) persons of all ages and senior citizens, age
                                   65 and older, with estimated life
                                   expectancies based solely on actuarial tables
                                   (collectively, defined as "life
                                   settlements"). Under our operating agreement, attached hereto as Exhibit B, our existence ends on December 31, 2027, unless liquidated sooner. Our offices, as well as those of our provider are located at 1712-H Osborne Rd., St. Marys, Georgia 31558; Tel: (912)
                                   673-9100.

                                   Each entity affiliated with the Fund has a different business plan, scope and purpose and is governed by different regulatory bodies. Our underwriter is physically located in Florida and will be licensed by the NASD and its personnel will be licensed securities personal aside from administrative support. Our provider is physically located in Georgia and will be subject to different rules and regulations by the insurance or securities departments in each state in which it is regulated. Its sole business will be to purchase policies on behalf of the Fund, except for non-affiliates on a non-securitized basis. Our manager is physically located in Florida and is regulated by the state of Florida and will provide management services to the Fund, our provider and our underwriter. However, our manager can also provide services to non-affiliated persons for a fee including competitors of our provider and the Fund and is also licensed as a mortgage broker and a real estate broker. Each entity is controlled by John Tooke, who has experience with selling mortgage backed and other securities, but has no actual experience purchasing and securitizing life settlements. He has researched the life settlements industry starting in April 2001 and conducted all organizational activities necessary for the Fund.


Provider .......................   The provider for the Fund is AmeriFirst
                                   Funding Group, Inc., a Delaware corporation recently formed by John Tooke. Our provider will originate policy purchases either directly from the insured, when it is licensed, from other providers, or from an unaffiliated broker network. Our provider has agreed in writing to assign all policies which it purchases to the Fund, except those it may sell on a non-securitized basis to unaffiliated third parties. The provider will be managed by two persons who have been hired to report to John Tooke, both for policy origination. Our provider is in compliance with the laws of the State of Georgia to conduct life settlement business and will comply with the laws of all other states which regulate the purchase and/or sale of insurance policies.


Manager/Servicer ...............   Our manager of the Fund is AmeriFirst
                                   Financial Services, Inc., a Delaware
                                   corporation recently formed by John Tooke.
                                   Our manager will be responsible for making all investment decisions on behalf of the Fund and dealing directly with members of the Fund. In addition, our manager currently intends to service the insurance policies purchased by the Fund, however, our manager may decide to outsource any or all non-financial services to a third party.
                                   Approximately 18 experienced employees have been hired by our manager, provider and their parent company AmeriFirst, Inc. to handle these responsibilities. Investment decisions for the Fund will be made by the management of our manager who has substantial prior experience with securities, but not with life settlements. The service function will be managed by a chief information officer, in-house legal staff, accounting staff, insurance review, medical review, policy administration, computer and data processing personnel, customer service and medical administration. We have not entered into any other agreements with a third party servicer.
                                   Our manager has entered into consulting
                                   agreements with four unaffiliated medical review service companies to determine estimated life expectancies. In addition, we have contracted with 21st Holdings, LLC, an affiliate of one of those service companies, to monitor or track the medical status and location of an insured and file the claim to the insurer once a policy has matured. The principal offices of our manager and underwriter are located at 814
                                   North Highway A1A, Suite 300, Ponte Vedra
                                   Beach, Florida 32082; tel: (904) 373-3034;
                                   although our manager expects to also have office space at the Fund's facility in St.
                                   Marys, Georgia.


Use of Proceeds ................   The gross proceeds of the offering will be
                                   used to: purchase life insurance policies for less than the face amount of the policy, pay the independent broker's fee, establish the premium escrow account and the balance to pay for all services required in connection with the policies, including all related fees and all sales commissions on the units offered in this offering.

Return on Investment............   We are offering proportionate interests in
                                   the income to be generated primarily from individual life insurance policies which we will purchase to create a pool. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of terminally ill and chronically ill persons of all ages, and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. The pool of life insurance policies will range from face values of $25,000 to $2.5 million or more.
                                   Life settlements help relieve the financial burden of terminally ill and chronically ill persons who are often faced with enormous stress resulting from loss of employment and extraordinary medical expenses.

                                   The pool should provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy. We will attempt to purchase insurance policies at a discount to face value based on our estimates of life expectancies. The discount is directly connected with life expectancy and will increase along with estimated life expectancy. A one-year life expectancy may have a relatively small discount of perhaps 10%, while a 10-year life expectancy may have a 50% discount. In both instances, our investors would receive a rate of return of at least 8% interest compounded annually. The amount of the discount to the insured is negotiated and varies depending upon the nature of the life insurance policy, the stability of the insurer, prevailing interest rates, the estimated premiums to be paid by our manager for the policy over the expected life of the insured, the insured's estimated life expectancy and certain other costs of the life settlement. Approximately 20 states require a minimum amount to be paid to an insured. We will attempt to create a pool of life insurance policies where the blended rate of return on the gross proceeds invested in life insurance policies will provide a return of approximately 8-10% interest compounded annually. We will purchase life insurance policies which, based on the estimated life expectancy, would provide a return of at least 8% interest compounded annually to the investors.

                                   Only when we acquire the proceeds from life insurance policies will you receive a distribution consisting of your proportionate share of such proceeds. The estimated rate of return is based on our investing and returning to you the gross proceeds of this offering together with a return on your gross investment. The gross proceeds will be used to purchase life insurance policies, pay the independent broker's fee, establish the premium escrow account at SouthTrust Bank with the balance to pay all fees associated with the purchase, including the underwriter's selling commission which will be paid at the time of purchase. It is projected by dividing the aggregate fixed rate of return by the insured's estimated life expectancy determined by medical and insurance underwriting and actuarial tables. See "Business - Description of Return on Investment -- Estimated Life Expectancy" Table for a hypothetical example of how returns on investment will be calculated.

                                   The actual overall return to investors is paid only when the Fund is paid by the insurance carrier after the actual the insurance policy matures. Since the pool of insurance policies will have different maturity dates, an investor in the Fund receives an undetermined cash flow. Upon cash payment of insurance proceeds to the Fund, a distribution will be paid generally on the fifth day of the following month to members consisting of your proportionate share of such proceeds. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. The actual return on investment to members is determined by subtracting the discounted amount paid for each policy purchased (including all fees and policy premiums paid), as well as any capital calls paid, and payments to the premium escrow account, from the face value of such policy when the policy matures. When all insurance policies have matured, the Fund's existence will end. We cannot guarantee you the full return of your investment.

                                   The actual overall rate of return to all members can only be determined when all policies have matured at the end of the Fund. The return will be increased to the extent that there is an account balance and interest earned in the premium escrow account at the end of the Fund which will be distributed to the members. The actual overall rate of return may be adversely affected by, among other things; (i) policies maturing after the estimated life expectancy; (ii) delays in tracking or disbursement of claims at maturity by the insurance company, (iii) delays in investing gross proceeds of this offering resulting in investors receiving 1-2% interest in the operating escrow account, as opposed to the estimated rate of return from the dollars invested in insurance policies, (iv) any capital calls (if the premium escrow account fund has been exhausted); (v) payments from the premium escrow amount; and (vi) policies that terminate, lapse or the refusal or inability of the insurance carrier to pay the claim when the premium escrow account are exhausted.

                                   The rate of return, the blended rate of
                                   return, the actual rate of return on
                                   investments in life insurance policies and the actual overall rate of return are projected using an annual compounded interest rate.


                                   See the Fund's operating agreement attached as Exhibit B to this prospectus and "Summary of the Operating Agreement" in this prospectus for the precise definition of "pro rata share."

Minimum and Maximum                We must receive a minimum of $2.5 million
Offering .......................   from investors before funds will be released
                                   from the subscription escrow account at
                                   SouthTrust Bank and we can begin our
                                   operations and acquire the first life
                                   settlements. Each investor must subscribe to purchase units in denominations of $1,000 for a minimum of one hundred (100) units or $100,000 and integral multiples of $1,000 in excess of such minimum denomination. Our underwriter reserves the right to accept subscriptions of less than $100,000.

                                   If the minimum amount of subscriptions has been timely received, then, with two days prior notice, the escrow agent shall release to the Fund, funds equal to units in the same principal amount. The funds shall be put in the Fund's operating escrow account earning money market rates until the purchase of life settlement policies. Prior to the purchase of life settlement policies, funds equal to the purchase price of policies available for purchase, and broker fees, where required will be sent to our provider. In addition, funds equal to the premiums based on life expectancy of the insured will be placed in the premium escrow account. Each of the escrow accounts, as shown in the "Investors' Cash Flow" table on page 13, shall be maintained at SouthTrust Bank, Birmingham, Alabama.


                                   After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days of receipt. If we do not receive and accept $2.5 million in subscriptions by
                                   _________________, 2003 [six months from the
                                   date of this prospectus unless extended], we will notify investors in writing that we are terminating this offering and your funds, together with the interest or other income earned thereon will promptly be returned to you by the escrow agent. Until we receive a total of $2.5 million, any payments received from you or other subscribers will be held in an interest-bearing escrow account. All subscriptions are non-cancellable and irrevocable during this period. After we issue the first $2.5 million or more in units, we intend to continue to offer and sell the units until __________ 2003, [12 months from the date of this prospectus
                                   unless extended] or, until a total of l00,000 units for $100 million are sold. In the event that the entire $100 million of units are sold, our underwriter will receive up to $10 million in sales commissions at the time of purchase of life insurance policies.

                                   Currently we intend to offer the units for sale in California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Michigan, Minnesota, Nevada, New Jersey and New York. If we elect to extend this offering up until __________ 2005 [24 months from the date of this prospectus], each of these states requires us to file the appropriate documents with such state's securities commission and we will provide investors in those states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to investors and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish our underwriter and selected dealers, if any, with copies to distribute to all persons who have received this prospectus either directly from our underwriter or from a selected dealer. See "Plan of Distribution."


Permitted Fees .................   Origination Fee. The fee to be paid by the
                                   Fund to AmeriFirst Funding Group, Inc., our provider, or an unaffiliated provider in the secondary market, will be up to a maximum of 5% of the face amount of the policy. This is exclusive of fees, which our provider or the insured is obligated to pay to the independent broker selling the insured's policy to our provider.

                                   Our Manager's and/or Servicer's Fees. The fees to be paid by the Fund to our manager, who also currently intends to service the policies, will be up to a maximum of 5% of the face amount of the policy. We believe that the fees paid to our manager are consistent with fees paid to third parties. If we outsource to a third party we will enter into a servicing agreement. The services to be provided include the following steps: (a) due diligence review, which includes evaluating the terms of each policy with the assistance of a medical review service company, which has contracted with independent medical specialists, who will estimate the life expectancy of the insured;
                                   (b) closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured; (c) servicing the insurance policies on an ongoing basis, and (d) monitoring the life status of the insured through a contracted affiliate of one of our medical review service companies. See "Compensation of our Manager, Provider and Underwriter."

                                   Underwriter's Selling Commissions. The fee to be paid to our underwriter, or sales representatives registered with the NASD, will be up to 10% of the gross proceeds of the offering payable, to the extent possible, upon the Fund's purchase of life insurance policies.

                                   Maximum Fees Which May Be Paid to AmeriFirst, Inc. The maximum amount of fees which may be paid to AmeriFirst, Inc. (through the provider, the manager and the underwriter) the holding company, which is owned by John Tooke (55%), Irving Strickstein (22 1/2%) and Denise Mugerdichian (22 1/2%) is described above in this section and totals 22.6% of the gross proceeds of the offering. However, the actual amount of fees received by AmeriFirst, Inc. will depend on market conditions and our not purchasing any policy which will not provide a return of at least 8% interest compounded annually, certain state statutes which require a minimum amount to be paid to the policy holder, the market based fee required by the independent broker and by the terms and conditions of the insurance policy together with the estimated life expectancy (using the formula of 1 1/2 times the estimated life expectancy with a minimum of 2 years beyond the estimated life expectancy) to determine the amount necessary to escrow for the Premium Reserve Account. Only by determining all of the foregoing can the Fund determine the actual amount of fees that it will be able to pay the affiliates of AmeriFirst, Inc. If the minimum, $2,500,000, the midpoint $50 million and the maximum $100 million proceeds are raised and the Fund purchases approximately $3.25 million, $63 million and $126 million face amount of policies, respectively, and AmeriFirst receives the maximum percentage of fees it would receive $250,000, $5,000,000 and
                                   $10,000,000, respectively, of selling
                                   commissions and approximately $314,800,
                                   $6,297,000, and $12,594,000 of combined
                                   manager's fees and provider's fees.
                                   Therefore, the maximum aggregate fees payable to AmeriFirst will be $564,800, $11,297,230 and $22,594,000 or 22.6% of the gross
                                   proceeds.

Premium Escrow Account .........   The Fund shall escrow at SouthTrust Bank an
                                   amount generally equal to 150% of the annual premiums of all policies purchased by the Fund for the estimated life expectancies of the insureds with a minimum of two years beyond the estimated life expectancy. Upon final liquidation of the Fund, the remaining premium escrow account balance shall be transferred to our members on a proportionate basis with all accrued interest thereon.

Conflicts of Interest ..........   Certain relationships exist among the Fund,
                                   our provider, our underwriter, our manager and John Tooke, who through a Delaware holding company, AmeriFirst, Inc., owns a majority of the equity of each such entity, which could result in various conflicts of interest including, but not limited to, payment of substantial fees and expenses, purchase of life insurance policies from our provider, non arms-length agreements, competition for the time and services of John
                                   Tooke and the lack of separate
                                   representation. See "Conflicts of Interest."

Membership Interests............   You will not be a member of the Fund while
                                   your funds are held in escrow and you will only become a member once we accept your subscription and transfer your funds out of the subscription escrow and into the Fund's operating escrow account upon completion of the minimum offering. Your rights as a member are described in the Fund's operating agreement, attached hereto as Exhibit B, and are also governed by Florida law.


Units ..........................   The units will represent membership interests
                                   in the Fund which will represent fractional beneficial interests in the income to be generated primarily from a pool of life insurance policies. The units do not represent interests in, or obligations of, our manager, our provider, or any affiliate thereof. The units are not insured or guaranteed by any federal or state governmental agency.

Cash and Escrow Accounts........   All funds shall be maintained in separate
                                   escrow accounts maintained for the benefits of members at South Trust Bank, Birmingham,
                                   Alabama. After the completion of the minimum offering funds that have not yet been used to purchase life insurance policies and to pay policy premiums will be deposited by our manager in an interest-bearing operating escrow account. The first account is the operating escrow account in which funds are transferred to our provider's escrow account to purchase life insurance policies; the second is the premium escrow account to make premium payments; and the third is the provider's escrow account to temporarily hold the purchase prices and fees between the contract and closing. Investors will be entitled to a pro-rata share of the short-term interest (expected to be market rates of 1-2% according to market fluctuation) earned in the operating escrow account. See "Investors' Cash Flow" chart on page 14.

Material Federal Income            The Fund will elect to be taxed as a
Tax Consequences ...............   partnership for federal income tax purposes
                                   and for purposes of any state or local tax if such election is recognized by the state and local taxing authorities. Accordingly, in the opinion of our counsel, Snow Becker Krauss
                                   P.C., which is reflected in the discussion herein under "Federal Income Tax
                                   Consequences," there will be no company level tax in any jurisdiction that recognizes that election. Most, if not all, of the return paid to you from the interest we earn on the life settlements will be taxed as ordinary income to you if you are subject to federal income tax. However, if we have more than 100 members and the membership interests are "publicly traded" as that term is used in the Internal Revenue Code (and defined under
                                   "Federal Income Tax Consequences" in this prospectus), then the Fund will be taxed as a corporation and therefore, will incur double taxation. Our operating agreement provides that no transfer will be permitted if it results in our being a publicly traded partnership; however, there can be no assurance that we will be able to identify transfers that would result in the Internal
                                   Revenue Service determining that there has been a secondary market in the stock and that would result in such determination. Under partnership tax rules, you will report on your federal income tax for each year during which you are a partner, your distributive share of the Fund's items of income gain, loss, deduction and credit of the partnership, irrespective of whether you receive a cash payment.

Risk Factors ...................   An investment in the Fund involves a high
                                   degree of risk. You should consider the risk factors commencing on page 15 including, among others:


                                   o    no actual experience by John Tooke in
                                        the life settlements business

                                   o    lack of operating history, assets or
                                        established financing sources


                                   o no viable business if unable to generate an adequate return on investment


                                   o    dependence on John Tooke as controlling
                                        person of our manager, provider and
                                        underwriter for the proposed investment
                                        program

                                   o    no trading market for securities will
                                        exist and transfer restrictions prevent
                                        assignment

                                   o conflicts between the Fund, our manager, provider and our underwriter including, but not limited to, non arms-length agreements and competition for the time and services of John Tooke

                                   o    substantial fees to be paid to
                                        affiliates of the Fund for origination
                                        and servicing of life insurance policies
                                        may create conflicts of interest among
                                        such parties
Investor Suitability
Standards ......................   To purchase units you must meet the
                                   requirements set forth in the definition of an accredited investor in Regulation D under the Securities Act of 1933. See "Investor
                                   Suitability Standards."

Limited Right to Resell ........   There will be no public market for resale of
                                   the units. To resell or transfer your units in a private transaction, you must first obtain the approval of our manager, which it is not required to grant. In addition, our manager may not approve a resale, if as a result, the Fund would become a "publicly traded partnership" or which would otherwise cause the Fund to be taxable as a corporation or which will violate any federal or state securities laws.

Limited Right to Withdraw ......   You may only withdraw or partially withdraw
                                   from the Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the face amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager.
                                   Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from net proceeds and capital contributions.

Reports to Members .............   Once every year the financial statements of
                                   the Fund will be audited by independent
                                   public accountants and the statements will be made available to members. Additionally, a semi-annual members statement and an annual members tax statement will be sent to each member. Our quarterly, annual and other reports that we file with the SEC will also be accessible to you at the SEC's public reading rooms or on the SEC's website. See
                                   "Summary of Operating Agreement--Reports and
                                   Records."

To Purchase Units ..............   To purchase units, you must complete and sign
                                   the subscription agreement, attached as
                                   Exhibit A to this prospectus, and deliver it to our underwriter or the selected dealer who has solicited your investment, together with your payment for the number of units as specified in the subscription agreement. We may accept or reject your subscription in whole or in part. Our acceptance of your subscription is effective when the subscription agreement is signed by our manager.


      The units offered are subject to cancellation or modification of the offering without notice. Our manager reserves the right, in its discretion, to reject subscriptions in whole or in part for the purchase of units offered in this offering, notwithstanding the tender of payment by check or otherwise.


      No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by our manager. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the units, or an offer or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful.

      The Fund will be taxed as a partnership and your tax information will be furnished to you on Form K-1, a partner information return. These returns, which we will distribute to you, will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax prepared, at an additional expense to you, to assist you in the preparation of your return.

                             AMERIFIRST FUND I, LLC
                                (Florida Issuer)
                              ORGANIZATIONAL CHART

                                     ----------------------------------------------
                                                    AmeriFirst, Inc.
                                        (Delaware) Parent Holding Company 55% of
              |---------------------   the equity owned by John Tooke, Chairman,    ----------------|
              |                           Chief Executive Officer and Director                      |
              |                      ----------------------------------------------                 |
              |                                                                                     |
              |                                                                                     |
              |                                                                                     |
-------------------------------             -----------------------------            ------------------------------
      AmeriFirst Financial                     AmeriFirst Capital Corp.               AmeriFirst Funding Group, Inc.
         Services, Inc.                                (Florida)                                (Delaware)
           (Delaware)                           Underwriter of the Fund                    Provider of the Fund
      Manager of the Fund
                                             A wholly-owned subsidiary of               Wholly-owned subsidiary of
  A wholly-owned subsidiary of                     AmeriFirst, Inc.                          AmeriFirst, Inc.
        AmeriFirst, Inc.
                                                John Tooke, President,                    John Tooke, President,
     John Tooke, President,                   Chief Executive Officer and               Chief Executive Officer and
   Chief Executive Officer and                         Director                                  Director
            Director
-------------------------------             -----------------------------            ------------------------------

                             AMERIFIRST FUND I, LLC
                              INVESTORS' CASH FLOW

------------------         ----------------                   -------------------------                  ---------------
                                                Contracts           Provider Escrow
  Subscription             Operating Escrow     Received                Account
 Escrow Account                 Account     <---------------- -Funds to purchase life        Pay at      Insured
-Max. $2.5 million ------> -Controlled by:                    insurance policies and in ---------------> -Controlled by:
-Controlled by:                Manager      ----------------> some states fee for           Closing      Provider
SouthTrust Bank                                  Funds        broker -Controlled by:
                                                              Provider
------------------         ----------------                   -------------------------                  ---------------
                                  |                                      |
                                  |                                      |
                                  | Pay at                               |                               Fee for broker in the
                                  |Closing                               |                                unaffiliated broker
                                  |                                      |     Pay at                           network
                                  |                                      ------------------------------> -4-8% of face amount of
                   |-----------------------------------------|                 Closing                    life insurance policies
                   |                                         |                                            estimated at $10.1 million
                   |                                         |                                            of maximum proceeds
                   |                                         |                                            -Controlled by: Provider
      --------------------------                  -----------------------                                 --------------------------
      Premium Escrow Account                        Manager's Account
      -150% of annual premiums                    -Fee for manager up to
      of all policies purchased                   5% of face amount of
      by the Fund of the                          life insurance policies
      insureds with a min. of 2                   (estimated at $6.3
      yrs. beyond estimated life                  million of maximum
      expectancy -Controlled by:                  proceeds) -Controlled
      Manager                                     by: Manager
      --------------------------                  -----------------------
                                                              |
                                                              |
                              --------------------------------|----------------------------------
                              |                               |                                  |
                              |                               |                                  |
                              |                               |                                  |
                    -----------------------       ------------------------           ------------------------
                          Fees Paid:                Fee for unaffiliated              Fee for broker in the
                    -Underwriter- up to 10%        medical review service               unaffiliated broker
                    of gross proceeds                     companies                           network
                    - Provider- up to 5% of       - $225-250 per                     -4-8% of face amount of
                    face amount of life           evaluation, plus $15 per           life insurance policies,
                    insurance policies            month to monitor.                  estimated at $10.1
                    (estimated at $6.3            -Controlled by: Manager            million on maximum
                    million of maximum            ------------------------           proceeds -Controlled by:
                    proceeds) -Controlled                                            Manager
                    by: Manager
                    -----------------------                                          ------------------------

                                  RISK FACTORS

      You should be aware that an investment in the Fund involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before purchasing units. We also caution you that this prospectus includes forward-looking statements that are based upon our beliefs and assumptions and on information currently available to us. You should carefully consider the following risk factors and other information in this prospectus before purchasing units.

Risks Related to Our Business and Industry

We may not have a viable business because of our lack of an operating history.

      The Fund and our provider were recently incorporated in 2002, and together with our manager have no operating history. At December 31, 2002, the Fund had no assets and our provider had assets of $10,000. Furthermore, the life settlements industry is relatively new. There can be no assurance that life settlements will remain a viable industry or that the Fund will be able to compete in this industry. See "Business - Competition."

There is little, if any, precedent for a public company engaged in the life settlements industry.

      There are very few, if any, public companies engaged in the life settlements industry. Therefore, there are no models for investors to view in which to compare the operations and future performance of the Fund.

The inability of our provider to purchase policies will have a material adverse effect on the Fund.

      The Fund will depend upon our provider for the acquisition of life settlement policies on behalf of the Fund, either directly from the insured when it is licensed, from other providers, or from an unaffiliated broker network. There can be no assurance that our provider will be able to purchase a sufficient amount of insurance policies to utilize the entire gross proceeds which may be raised from this offering of units. If AmeriFirst Funding Group, Inc. were to cease acting as our provider of insurance policies, this would be expected to have a material adverse effect on the Fund's ability to purchase life insurance policies.


We may not have a viable business because of our inability to generate an adequate return on investment.

      The purchase price of life insurance policies to be paid to the insureds is determined by market conditions of supply and demand and by various state regulations. On the other hand, the Fund will purchase any life insurance policy which, based on the estimated life expectancy, will provide investors of this offering a return of at least 8% interest compounded annually. There is no precedent for the Fund to know whether it will be able to balance such objectives while still being able to compensate the various entities providing services to the Fund.

The loss of services of John Tooke could adversely affect the business and operations of our manager, underwriter and provider.


      John Tooke is the president and controlling shareholder of our manager, underwriter and our provider. Mr. Tooke has no actual experience in the purchase of life settlements, although he has researched the industry since at least April 2001. An investment in the Fund is substantially dependent on the efforts and expertise of John Tooke. Until such time as the Fund establishes an operating history he is currently irreplaceable. Our underwriter has a non-compete provision in its employment contract with John Tooke, should he terminate employment, which prevents him from engaging in any business, which is competitive with the business of our manager and soliciting any past or present customer or employee of our manager. Neither the Fund nor any of its affiliated entities maintains key man life insurance on John Tooke's life and the loss of his services would be expected to adversely affect the Fund's business and its affiliated entities' ability to perform their duties and obligations in connection with this offering. While other officers of AmeriFirst Inc. each has significant business experience to carry on the operations of the Fund there can be no assurance the Fund will be able to recover from Mr. Tooke's loss and continue its operations. See "Our Manager, Provider and Underwriter."


Our manager has no prior track record relating to the sale of life settlements.

      We are relying on our manager to conduct our business. Our manager has not commenced operations and we cannot present a track record for our manager. John Tooke, the controlling shareholder of our manager, has experience with the placement of investor funds in mortgage backed financing. While Mr. Tooke's prior performance in real estate may give some indication of the future performance of the Fund, any relevant prior performance of Mr. Tooke's experience is more than 10 years old and not in his possession. Mr. Tooke has no experience selling life settlements and thus there is no prior performance data available.

You are relying entirely on our manager to direct the Fund without independent review.

      You will have no right or power to take part in the operations of the Fund except through the exercise of your limited voting rights described in the operating agreement. However, the investment and operating policies of the Fund may change without a vote of unitholders. You should not purchase units unless you are willing to trust our manager to direct the Fund.

      We do not have any of our own employees or facilities and are relying completely on those of our manager, our provider and our underwriter. Our manager is our sole managing member and we have no ownership interest in our manager. Nobody has the responsibility of making an independent review for us of our manager's performance of its duties.

Our manager has limited assets and will primarily fund its operations from fees it earns in the purchase of life settlements.

      Our manager has nominal capitalization and intends to fund its operations from fees it earns in life settlements.

Conflicts of interests may arise among our manager, our provider, our underwriter, the Fund and John Tooke, which could adversely affect the operations of the Fund.


      The selection, purchase and servicing of our policies are controlled by our manager, all of whose stock is owned by AmeriFirst, Inc., a Delaware holding company, 55% of whose stock is beneficially owned by John Tooke. Our manager will purchase policies on behalf of the Fund through our provider, AmeriFirst Funding Group, Inc., which is also owned by AmeriFirst, Inc. either buying directly from the insured, when it is licensed, from other providers, or utilizing an unaffiliated broker network. While our manager has agreed to act within the best interest of the Fund and its members, the potential value of the Fund's portfolio of policies will be affected by our manager's selection of policies. Our provider will have conflicts between its duty to the Fund and its own interests. Our provider has agreed to sell policies it purchases to the Fund. However, our provider may sell, on a non-securitized basis, the life insurance policies it purchases to other companies that have similar objectives of the Fund and our provider may have conflicts of interest in determining which client will purchase the life insurance policy purchased by our provider. As beneficial owner of our manager and our provider, circumstances may arise from time to time which make it more advantageous to AmeriFirst, Inc., and, in turn, John Tooke, to act in the best interest of either our manager or our provider, rather than in the best interest of the Fund and its members.


      The Fund will not have its own staff and is completely dependent upon its manager for management, administration and servicing the polices. Our manager believes it has a sufficient staff to be capable of discharging its responsibility to us. However, there may arise a time in which we are handling a high volume of policies, and our manager may not be able to service the policies on a timely basis. Any delays in servicing our policies could have an adverse effect upon our operations.

      Our manager, provider and underwriter will receive substantial fees in connection with the transactions described herein. Although we believe that such fees are reasonable, these fees are not the result of arm's length negotiations and may create conflicts of interest among such parties. See "Use of Proceeds," "Compensation of Our Manager, Provider and Underwriter" and "Conflicts of Interest."

Our inability to accurately predict estimated life expectancies would adversely affect our financial results and may lead to payment delays or losses.

      The Fund's operations and financial results are dependent on the ability of our manager, with the assistance of unaffiliated medical review service companies to conduct medical reviews through independent physicians, to accurately predict the estimated life expectancies of the insureds. Life expectancy is a significant factor in our determination of the purchase price of an insurance policy. Insureds can live significantly beyond the predicted life expectancy. Unanticipated delays in the collection of policies, whether caused by underestimating an insured's life expectancy, or otherwise, could have a material adverse effect on the Fund's financial results and will reduce your rate of return. See "Business - Description of Return on Investment"

      Inaccurate forecasting of an insured's life expectancy by our manager could result from, among other things:

      o advances in medical treatment resulting in deaths occurring later than forecasted;

      o     inaccurate diagnosis or prognosis on terminally ill insureds;

      o     improved living habits resulting in better health; or

      o     fraud or misrepresentation by the insured.

We may not have a commercially viable business as a result of competition from other life settlement companies.

         The market for the purchase of life settlements is highly competitive. There are few substantial barriers to prevent new competitors from entering this market. The Fund expects to face additional competition from existing competitors and new market entrants in the future. As a result, we may not be able to compete on a commercially viable basis. Many competitors may have substantially greater financial, technical and marketing resources, longer operating histories, greater name recognition and more established relationships in the industry than the Fund is expected to have. As a result, some of these competitors may be able to:

      o     develop and expand their service offerings more rapidly;

      o take advantage of institutional financing and other financing opportunities more readily;

      o devote greater resources to the marketing and sales of their service, and

      o     adopt more aggressive pricing policies.

      We may face additional competition from benefits offered by insurance companies. Other companies could choose to enter the Fund's target market and devote greater resources and capital to the acquisition of insurance policies from insureds. In addition, many major insurance companies now offer terminally ill policyholders "accelerated benefits" options with their existing or newly-acquired policies which provide a way for terminally ill policyholders to draw on their life insurance benefits before death. The life insurance industry may become more aggressive in offering such benefits to terminally ill and chronically ill persons and senior citizens, although we believe insurance companies have generally offered accelerated death benefits on terms more restrictive than the terms of life settlements. See "Business--Competition."

Regulation as an investment company may terminate the Fund.

      While the Fund may be considered similar to an investment company, it does not intend to register as such under the Investment Company Act of 1940. Accordingly, the provisions of such Act, which, among other matters, require investment companies to have a majority of disinterested directors and regulate the relationship between the investment advisers and the investment company, will not be applicable in the opinion of Snow Becker Krauss P.C., which is included as an exhibit to the registration statement of which this prospectus forms a part. If the Fund is deemed to be an investment company, our manager may terminate the Fund and distribute its assets which will affect the Fund's profitability. See "Investment Company Act of 1940."

We may not be able to recover accounting losses recorded on acquisition of life settlements.

      Pursuant to Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance," acquired policies will be recorded at their cash surrender value and not at the amount of cash paid for the policy. This treatment will have a negative impact on our balance sheet as well as our statement of operations, because we will incur an immediate loss on the acquisition of a life settlement contract. There is a risk that we may not be able to recover the losses recorded on the acquisition of life settlements contracts.


The Fund has no proprietary information or rights to give us a competitive advantage.

      Except for information represented by the existing business relationships of the Fund's management, the Fund will have no protected or proprietary information. This means that the Fund will not enjoy a competitive advantage on any protected basis over other potential industry entrants or over existing life settlement companies. The Fund is applying to register its name or a depiction thereof under the federal trademark laws to enjoy protected "brand" recognition for the securities offered in this offering.

Risks Related to this Offering

You may experience a loss in excess of your initial investment.


      The Fund will purchase life insurance policies based on the estimated life expectancy of the individual policy holder. If the insured lives beyond the estimated life expectancy, the return on investment can become as low as the initial investment and investors may experience a loss in excess of their initial investment. This would occur if the premium escrow account is exhausted and there are insufficient proceeds from any maturing life insurance policies. The Fund would have to make a capital call from all investors to prevent policies from lapsing. Once the capital calls exceed the return an investor is to receive, the overall return would be less than an initial investment and you may experience a loss in excess of your initial investment.


Our underwriter's lack of experience could adversely effect the business and operations of the Fund.

      Our underwriter is a newly formed broker-dealer with no prior operating experience. Furthermore, the management of our underwriter have no experience in the offer and sale of units relating to life settlements. Our underwriter expects to complete the registration process with the NASD prior to the effective date of this prospectus, but there can be no assurance of its ability to do so. Our underwriter may also engage other NASD broker-dealers and foreign dealers who agree to abide by the NASD's rules to sell our units. However, neither we, nor our underwriter has identified any brokers or dealers which will participate in this offering and neither of us has any agreement, arrangement or understanding with any such broker or dealer.

A reduced supply of life insurance policies could adversely affect your rate of return.

      Changes in the economy and other changed circumstances may result in a reduced supply of life insurance policies and could result from, among other things:

      o improvement in the economy, generating higher investment returns to individuals from their investment portfolios;

      o improvements in health insurance coverage, limiting the need of insureds to use the funds received to pay the cost of their medical treatment;

      o a change in law that requires our manager to apply more stringent credit standards in purchasing life insurance policies; or

      o the introduction into the market of less reputable third party brokers who submit inaccurate information to the provider on behalf of insureds.

If our provider is not licensed or able to comply with state insurance laws, we must purchase policies from unaffiliated brokers, none of which are obligated to sell to us.


      Our provider is required to be licensed in the states requiring a license before it can be permitted to purchase life insurance policies. In addition, it must comply with the laws of each state which regulates the purchase and/or sale of insurance policies. Our provider is in compliance with the laws of the State of Georgia which regulates the sale of insurance policies as a security through the Division of Securities and Business Regulation and the Insurance Commissioner for the State of Georgia. Our provider will seek to comply with the insurance laws of all other states which regulate the purchase and/or sale of life insurance policies. However, our provider may not be able to comply with every state's laws, or to renew or prevent revocation of a previously issued license or approval. Our provider may be precluded from doing business in any state in which it is unable to obtain or otherwise maintain a required license or otherwise comply with the insurance or securities laws of that state. In the event our provider is not licensed or approved to do business, it may only purchase polices referred by other licensed providers or brokers.


Newly issued life insurance policies carry special risks which could decrease the return on your investment.


      An insurance company may contest the payment of a death benefit or cancel the life insurance policy should the insured die within a certain time period or under certain conditions, or should the policy have been obtained fraudulently. Typically, the time period in which an insurance company can contest an insurance policy is two years. In the event that an insurance company successfully contested a policy and did not pay death benefits, the Fund would incur a loss, which would decrease your return on investment. Examples of reasons to cancel a policy would be if the insured did not truthfully answer a question on the policy application, or if the insured commits suicide within the two-year contestability period. The Fund intends to only purchase life insurance policies, which are beyond their contestability periods. See "Business --- Evaluating the Insured and the Insurance Policy."

General risks of types of policies purchased.

      Our portfolio will consist mainly of the following types of life insurance policies: whole life insurance, universal life insurance, variable adjustable life insurance, Retired Federal Employees Group Life Insurance (FEGLI) and term policies.

      o Whole life insurance offers protection for the life of the insured based on a fixed premium payment. Policies may provide coverage on a single life or joint lives, either first to die or survivorship. The greatest risk lies with the purchase of whole life contracts from insureds who may outlive their estimated maturity dates.

      o Adjustable whole life and combination whole life/term rider policies can have limited guaranteed protection periods, or in the case of combination policies, the term portion decreases. In both cases, dividends are used to extend the coverage period or purchase paid-up whole life to replace the decrease in the amount of term insurance. The dividends are not guaranteed and the risk is that the insurance carrier would fail to make a dividend payment.

      o Flexible premium universal life and variable adjustable life policies are designed to mature or expire at 95 and beyond for specific amounts. Policies may provide coverage on a single life or joint lives, either first to die or survivorship. Insurance costs may become prohibitive at higher ages and there is the possibility of the insured outliving the coverage.

      o The only group life insurance which the Fund intends to purchase is Retired Federal Employees Group Life Insurance (FEGLI) policies which provide coverage for the life of the insured without any termination or decrease in death benefits. Our manager will need to reimburse the insured on a quarterly or semi-annual basis for premium payments as payroll deduction is the only mode available. There is a risk that either the government could discontinue this insurance program and terminate the policy or the premiums could increase significantly. Either of these factors could adversely affect the Fund's investment performance.

      o Term policies are issued for a specific period and generally expire without a death benefit at ages from 90 to 100. The risks are that premiums become prohibitive and the possibility of the insured outliving the coverage.

If only the minimum funds are raised, we will not create a diverse pool of life insurance policies and your rate of return will be lower.

      Our ability to reduce risk by creating a pool of life insurance policies will be limited by the amount of funds we raise. If only the minimum $2.5 million is raised, we will be able to acquire only a few insurance policies and your return on investment may be low if we do not predict accurately the life expectancies of the insureds. Also, we would not necessarily be able to follow the diversification requirements and strategies described under "Business - General Description of Different Types of Insurance Policies to be Purchased by the Fund and Investment Strategies." The pool of life insurance policies will have different maturity dates and you will receive your proportionate share of an indeterminate cash flow.

We may lack funds to pay policy premiums and you may need to make capital calls to prevent the lapse of policies.


      The Fund will establish a premium escrow account at SouthTrust Bank with proceeds of this offering generally equal to l50% of the premiums for the estimated life expectancy of the individual insureds, with a minimum of two years beyond the estimated life expectancy, which is believed to be appropriate and necessary to cover anticipated premiums owed. However, if a policy lapses, the Fund will suffer a loss equal to the purchase price of the insurance policy. If the premium escrow account is depleted for any reason, the Fund will not be able to pay premiums on outstanding policies.

      If the Fund is unable to make any premium payments or meet any other operating expenses to preserve the Fund, our manager will make a capital call (of up to 6 months of premiums) where the members will need to make a proportionate capital contribution to the Fund. A capital call will not result in higher revenue for the Fund. Such a contribution would result in lower returns to you. If enough additional capital is not contributed to cover additional premiums required, the individual policy on the insured's life will lapse. If less than all of the members contribute to the capital call, those members who contribute to the capital call will receive a premium to be determined by our manager of the membership interest attributable to the defaulted capital contribution. Those who do not contribute to the capital call will have a reduced membership interest in the Fund and their return on investment will be reduced. See "Description of the Units - Capital Calls."


We can only estimate and cannot guarantee your rate of return.


      Your actual overall rate of return can only be determined at the maturity of the individual policies. We can only estimate and cannot predict or guarantee your rate of return. The estimated rate of return is based on the insured's estimated life expectancy. This estimate is based on medical and insurance underwriting and actuarial tables. Factors affecting the accuracy of our estimate include the experience and qualifications of the medical personnel estimating the life expectancy, the nature and progress of the insured's illness and the future developments in treatments and cures. If an insured passes away before the estimated life expectancy, the actual rate of return will be more than the estimated rate of return, but if the insured dies after the estimated life expectancy, the actual rate of return will be less than the estimated life expectancy. The actual rate of return may also be adversely affected by delays in payment or non-payment by carriers, delays in purchasing policies, capital calls and policies that terminate or lapse. In addition, we are attempting to securitize a diverse pool of terminally ill and chronically ill persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. There is little, if any, precedent as a public company, there can be no meaningful historical data regarding the life expectancies of an undetermined pool. We have no historical data regarding losses experienced with life settlements and/or delays experienced in collecting amounts due under life insurance policies. See "Business - Description of Return on Investment."

Your rate of return may be lower than expected if the third party information we receive to predict life expectancy is not accurate.

      Your rate of return is highly dependent on our ability to predict accurately the life expectancy of the insured. In a pool of life insurance policies, you cannot monitor the insured's medical progress on your own. The Fund and our manager must rely on third party information to assess the accuracy and validity of life insurance policy information. We must rely on third party medical and actuarial information when estimating the life expectancies of the insureds. We will rely on life expectancy estimates of independent physicians who may not have sufficient data available.

We will depend on third party information to predict estimated life expectancies.

      The independent physicians on whom we will rely to assist us in estimating the life expectancies of the insureds who are terminally or chronically ill do not personally examine any of the insureds. The independent physicians working for the medical review service companies with whom we have contracted will rely instead on the insured's medical records and the reports provided to them by the attending physician with whom they can communicate, as well as on certain actuarial assumptions. See "Business - Description of Return on Investment."

Cures and advances in medical treatments for terminal illnesses will reduce your rate of return and the number of persons seeking life settlements.

      The development of a cure for, or vaccine against, terminal and chronic illnesses, or the development of new drugs or other treatments which extend the life expectancy of individuals with such illnesses could have a material adverse effect on your rate of return. In addition, such medical developments would likely reduce the number of individuals seeking life settlements. Substantial reductions in the cost of treating terminal illnesses, including reductions from the development of less costly treatments, may also reduce the number of individuals seeking life settlements.

Our working capital reserves may not be adequate to meet our obligations.


      We intend to maintain small working capital reserves to meet our obligations, including operating expenses. We will, however, maintain a premium escrow account to pay life insurance premiums. If we do not have adequate cash reserves, we could suffer a loss of our investment unless we make a capital call. In the event our manager cannot or does not pay our operating costs, it will be necessary to borrow funds, and there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result may require us to liquidate our investments and abandon our activities unless we are able to successfully raise the necessary funds in a capital call.


We will depend on an unaffiliated broker network, but will have no contractual rights to policies.

      Our provider can only purchase policies referred by other providers or sourcing brokers unless it becomes a licensed broker. No sourcing broker is under a contractual agreement to refer policies to our provider, and none is prohibited from referring policies to our competitors.

Sourcing brokers tend to be relatively small independent businesses with limited capital resources. Therefore, no assurance can be given that relationships with sourcing brokers can be established or that existing sourcing brokers will remain in business. In the event that our provider is not licensed or our provider's relationships with the sourcing brokers are not established or cease, our operations could be adversely affected.

We will have limited assets other than insurance policies.

      The Fund does not have any assets nor will it purchase any insurance policies prior to completing this offering. The Fund will not be permitted to have any assets other than interests in life insurance policies and temporary investments. Therefore, you must rely on policies beneficially owned by the Fund maturing and paying proceeds in order to receive distributions.

The failure of an insurance company to pay proceeds will reduce distributions to you.


      The value of the collateral of the Fund, which are assignments of life insurance policies and beneficial interests in the proceeds of such policies, is directly dependent upon the financial stability of the life insurance companies. While the Fund intends to purchase life insurance policies only from life insurance companies rated B+ or better by A.M. Best, an established insurance company may fail or not have enough money to pay the Fund the proceeds upon the death of the insured. The number of life insurance company insolvencies has been increasing in recent years, mainly due to poor investment results, inadequate underwriting or reinsurance, a lack of diversified investments and fraud. If the insurance company that has issued a policy acquired by the Fund becomes bankrupt or otherwise defaults in payment to the Fund, the Fund would have less income to make distributions. Most states have insurance guaranty funds to help liquidate the obligations of a terminated insurance company, but there can be no assurance that those funds will be adequate in any one instance.


Delays in payment and non-payment of policy proceeds will reduce your potential profits and distributions.

      A number of arguments may be addressed by former beneficiaries under a life insurance policy or by the insurance company issuing a policy to deny or delay payment to the Fund of the proceeds of a policy following an insured's death, including arguments related to lack of mental capacity of the insured or applicable periods of contestability or suicide provisions. Delays for any reason in the Fund's collection of the face value of a life insurance policy following the death of the insured could have an adverse effect on the Fund's profits and distributions. If the death of an insured cannot be verified and no death certificate can be produced, the insurance company may not pay the proceeds of a policy until after the passage of a statutory period (usually five to seven years) for the presumption of death without proof.

Negative effect of increase in interest rates will reduce our profitability.

      Changes in interest rates and expectations about changing interest rates will affect the Fund's business. The Fund's profitability is dependent to a significant degree on the difference or the spread between the cost of the life settlements and the face value of its portfolio of policies. An increase in interest rates may affect the price that our manager is willing to pay for the life insurance policies. Any substantial increase in interest rates will result in either a decrease in the purchase price that our manager is willing to pay for insurance policies or a lower spread. If the Fund's purchase prices were to become significantly lower than its competitor's purchase prices, the number of policies available to the Fund could decrease. In addition, due to current and proposed regulations in several states which provide minimum purchase prices for life insurance policies, our manager may be unable to decrease its purchase prices to fully account for the increase in interest rates.

Our compliance with minimum purchase price requirements may significantly reduce our profitability.

      Approximately 20 states have adopted and others are considering the adoption of legislation that regulates the minimum purchase prices to be paid for life settlements. The Fund and our manager will comply with any and all legislation enacted. Compliance with minimum purchase price requirements may significantly reduce the Fund's profitability and ability to make distributions. Because minimum purchase price requirements may prevent the Fund from earning an acceptable profit margin on the life settlements in its portfolio, such requirements may force the Fund not to purchase life insurance policies in states imposing such restrictions.

Delays in purchasing life settlements will reduce our profitability and the return to investors.

      The gross proceeds raised from this offering will be invested in low risk eligible investments until utilized to purchase life settlements. Such investments are expected to provide an estimated rate of return of 1-2% per annum, or a substantially lower rate of return than the Fund anticipates can be obtained through our procurement of life settlements. Therefore, the Fund believes that any delays in investing funds allocated to the purchase of life settlements will reduce our profitability and the return to the members.

Our inability to track the insured may adversely affect the Fund's financial performance.

      After the Fund has purchased a life settlement with an insured, through our provider, it must monitor or "track" the insured until he passes away and obtain documents establishing the insured's death in order to collect under the life insurance policy. Our manager will require each insured to furnish information that should enable adequate tracking and that obligates such insured to inform our medical review service company periodically of changes in his health status, and immediately notify our manager of any change in the insured's residence. Nevertheless, there is a risk that an insured with whom the provider has entered into a contract may become "missing," or that there may be a delay in ascertaining that an insured has passed away or in obtaining required documentation needed to claim the insured's death benefit. Either could have a material adverse effect on the Fund's financial performance. Where permitted by law, our manager has hired a consultant to track each insured on a monthly basis. However, some states further limit the frequency with which the Fund through its tracking firm may contact the insured or obtain his medical records.

Possible costs relating to and delays attributable to government regulation will reduce our profitability.

      Our provider will be required to comply with the laws of each state which regulates the purchase of life insurance policies as described in this prospectus. In addition, our underwriter expects to complete the registration process with the NASD prior to the effective date of this prospectus and will be regulated by the NASD.

      The life settlements industry has been tainted by fraud. Accordingly, industry groups including the National Association of Insurance Commissioners
(NAIC) and the North American Securities Administrators Association (NASAA) perceived there to be an industry void and passed a Viatical Settlements Model Act and subsequent Guidelines Regarding Viatical Investments. A summary of the provisions of the Viatical Settlements Model Act appear in this prospectus under the heading "Business-Government Regulation of Life Settlements." In addition to the states which adopt the NASAA guidelines, other states which license insurance purchases follow many of the provisions of the Viatical Settlements Model Act. Since the Securities and Exchange Commission does not regulate life settlements, except in an offering such as this one in which the policies are securitized, some states treat the sale of life settlements to individuals as the sale of securities and require registration in such states.

      In any event, we will comply with any and all applicable rules and regulations. At present, we have no reason to believe that we will not be able to comply with the regulatory and licensing requirements of any particular jurisdiction. There can be no assurance that in the future there will not be periods when we are not in compliance with state regulations. Most states regulate life settlements through their insurance departments, while some states regulate life settlements through securities administrations. As the Fund enters the marketplace in states having such regulations, it will incur significant compliance costs. See "Business-Government Regulation of Life Settlements."

Our failure to comply with federal or state securities laws could have a material adverse effect on the Fund.

      Almost all state securities regulators have begun to regulate interests in life settlements as securities. Some state securities regulators have taken the position that the sale of an interest in a life settlement is an "investment contract" that falls within the definition of a "security" under state securities acts. Some state legislatures have amended state securities acts to specifically add viatical settlements to the definition of a "security."

      With respect to federal law, the D.C. circuit, as well as certain other circuits, held that interests in viatical and other life settlements are not securities because profits do not derive predominantly from the efforts of people other than the investors themselves. S.E.C. v. Life Partners, Inc., 87 F.3d 536 (D.C. Cir. l996). However, by our forming a pool of insurance policies and offering an undivided interest in the pool, rather than reselling the life insurance policy itself, we believe the units offered in this offering would be deemed to be a security. Our failure to comply with applicable federal or state securities laws may have a material adverse impact on the Fund. Securities regulators may impose civil fines or penalties on the Fund and, under certain circumstances, may require it to make a rescission offer to some or all of its investors, as a result of which the Fund's financial position could be materially adversely affected.

Privacy laws and other factors may limit the information the Fund receives about the insured.

      Federal and state privacy laws may limit the information the Fund receives about the insured after your investment, such as the insured's current medical condition. In addition, other factors, such as the insured's unwillingness to cooperate, may limit the information the Fund receives after your investment.

Being a beneficiary of a policy and not also an owner carries special risks.


      The person who buys a life insurance policy is the owner of the policy and decides who the beneficiaries of the policy will be, that is, who will receive the death benefit when the owner dies. If the owner sells that policy to our provider who then assigns it to the Fund, the investors become the owners and therefore, are entitled to receive the death benefit when the insured dies. Some states however, will only allow a provider to directly purchase a life insurance policy and become the owner of the policy, where the Fund would become an irrevocable beneficiary of the policy.


Group policies carry special risks.

      A group policy insures the members of a specific group of people, usually the employees of a company. The biggest risk for someone who invests in a group policy is that the policy can be terminated by the employer or the insurance company. The Fund intends to only purchase group policies of retired Federal Employees Group Life Insurance (FEGLI).

Sale and transfer of the units is severely restricted and may cause you to forego use of your invested funds.

      You are not permitted to sell your units and you will only be permitted to withdraw your investment from the Fund commencing one year after you close at a 15% discount to the principal amount of your investment. Accordingly, you must be prepared to forego your use of the invested funds until we return your investment to you. We cannot make any distributions to you prior to the maturity of any life insurance policy which will affect your liquidity. The timing and frequency of distributions will depend on the size and scope of the pool of life insurance policies. Transfer of the units is restricted by the operating agreement. You may not transfer the units:

      o to persons who do not meet the investor suitability requirements described in this prospectus;

      o unless the transfer is approved by our manager in its sole discretion; or

      o in violation of the securities laws or if the transfer would cause the Fund to be a publicly traded partnership.

You cannot revoke your subscription and will not have use of your invested funds.

      Once you sign the subscription documents and forward such documents together with payment for a unit, you will not be able to revoke your subscription. The offering period can be held open until ____________, 2003 [six months from the date of this prospectus unless extended] without any subscriptions being accepted if subscriptions in the amount of the minimum offering are not achieved before then. Accordingly, if you subscribe before we close on the minimum offering, your subscription amount will be held in escrow, earning a low rate of return and will not be available to you.

No public market exists for the units and transfer restrictions prevent assignment of the units.

      There is no public market for the units. Therefore, it may not be possible for you to liquidate your investment in the Fund. In addition, you cannot privately sell, gift, pledge or otherwise transfer your units without the prior written consent of our manager. See "Terms of the Offering -- Restrictions on Transfer; Permitted Transferees." Although you will be permitted to withdraw your investment at a 15% reduction to the principal amount of your investment (less any distributions paid to you) commencing one year after you close on your investment, you will not be able prior to such one year period to sell your units promptly in the event of a financial emergency or at the price you want and you may not be able to use your units as collateral for a loan. You should purchase the units only with the intent of holding the units until we return your investment to you.

Risk of fraud by insureds may adversely affect our operating results.


      Although we are required to conduct certain due diligence in advance to buying a life insurance policy, there is a risk that we will be defrauded. Among other types of fraud that may exist, an insured may misrepresent the status of his illness, may fail to disclose all beneficiaries or may sell a policy to more than one purchaser. In the event that brokers submit inaccurate life settlement information to our provider, we may not be able to uncover the presence of defects through our due diligence. There will be no provisions in the viatical settlement contracts for any repurchases of policies owned by the Fund and we may incur losses as a result of such breaches of warranties. If the Fund is subject to such fraud, our operating results would be expected to be adversely affected.


Some decisions will be approved, whether or not you agree, by less than all members of the Fund.

      You may be outvoted by other members of the Fund on some key decisions. Set forth below are actions that require the approval of members, but, except as indicated, do not require unanimous approval. There may accordingly be significant changes in our capital structure or management of which you do not approve.

      o Amendment to the operating agreement requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, except for (i) admission of additional members on the terms this offering, which does not require the approval of the members, or (ii) changes that would increase your liabilities or decrease your interest in the Fund's income, gains or distributions, and (iii) early termination of the Fund, which require approval of all the members.

      o Removal of our manager in the case of commission of a felony, gross negligence or willful misconduct requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members, or removal of our manager after our manager has received distributions from the Fund that equal 125% of the aggregate expenses incurred by our manager, provider and underwriter requires the approval of members whose capital accounts exceed two-thirds of all members' capital accounts.

      o Approval of the recapitalization, sale of substantially all of the Fund's assets, restructuring of the Fund or merger of the Fund with or into another entity, that in each case adversely affects the members requires a vote of the members whose total capital accounts exceed two-thirds of the total of all members' capital accounts at such time.

      o Election of a successor manager, after a manager has been removed or has resigned requires the approval of members with aggregate capital accounts that are a majority of the capital accounts of all members. See "Summary of Operating Agreement."

Our manager can dissolve the Fund at any time, even if the insurance policies are sold below cost.

      Our manager can dissolve the Fund at any time. You could lose a significant part of your investment if our manager decides to terminate the Fund when many of the insurance policies are still outstanding. Our manager will sell the insurance policies to be able to distribute cash to the members and it may have to sell the insurance policies at significant losses.

Tax Risk Factors

General tax risks.

      Before you make a decision to invest, you should assess the tax risks and your willingness and ability to comply with ongoing federal income tax filing and compliance requirements described under "Federal Income Tax Consequences" which is the opinion of our counsel, Snow Becker Krauss P.C. The tax consequences mentioned in this prospectus are general in nature. Each potential investor should consult with his/her/its own tax professional to assess the tax impact of an investment in the Fund.

There are risks of loss of tax benefits by investment of IRA funds in exchange for units.

      Investing money held in an Individual Retirement Account ("IRA") involves special risks. We offer investors the option of using funds from their IRAs to purchase interests in life settlements. Section 408(a)(3) of the Internal Revenue Code of 1986, as amended, requires that "no part of the trust [IRA] funds will be invested in life insurance contracts." We are not aware of any ruling or judicial decision concerning the investment of IRA funds in life settlements. Therefore, because the question is not settled, there is the possibility that the Internal Revenue Service ("IRS") will not allow investors the tax benefits of their IRA on funds invested in life settlements. There is also the possibility that the IRS would not allow investors the tax benefits of any portion of their IRA accounts if any part of the IRA funds are invested in viatical or senior settlements.

      In addition, there are certain IRS rules pertaining to minimum distributions from IRAs for persons who are age 70 1/2 or older. The Internal Revenue Code requires that persons begin receiving distributions from their IRAs by a "required beginning date" (April l following the calendar year in which a person reaches age 70 1/2 ) and then again by December 31 of the same year and every year thereafter. The minimum distribution is calculated on the aggregate value of all IRA accounts; however, the minimum total amount may be distributed from any one account rather than from each individual account. Because death benefits under a life insurance policy are not payable until the insured dies, investors with large percentages of their IRA funds invested in life settlements may not have sufficient funds in any other IRA account(s) from which they may satisfy the Internal Revenue Code requirements while awaiting the payment of death benefits. Substantial penalties may be assessed if these minimum distribution requirements are not met.

If we lose our "partnership" status we would be taxed as a corporation and deductions otherwise available won't be deductible.


      Our legal counsel, Snow Becker Krauss P.C., has given the opinion under "Federal Income Tax Consequences," that we will be treated as a "partnership" for federal income tax purposes and that we will not be treated as an association taxable as a corporation subject to the publicly-traded partnership rules discussed below. Counsel notes that a partnership will be taxed as an association taxable as a corporation if we have more than 100 members and were a publicly traded partnership. In such event, we would be taxed on our taxable income at rates of up to 35% for federal income tax purposes and would thus incur double taxation. It is counsel's opinion that if the provisions in the Fund's operating agreement are enforced, they would prevent us from being a publicly traded partnership and we will be subject to tax as a partnership. All items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to you. If we were treated as a corporation, distributions to you would be ordinary dividend income to the extent of our earnings and profits, and the payment of such dividends would not be deductible by us.


The IRS may challenge our allocations of income, gain, loss, and deduction.

      The Fund's operating agreement provides for the allocation of income, gain, loss and deduction among the members. The rules regarding partnership allocations are complex. It is possible that the IRS could successfully challenge the allocations in the operating agreement and reallocate items of income, gain, loss or deduction in a manner which reduces benefits or increases income allocable to you.

You may be taxed on income which exceeds the cash distributions made to you.

      In any year in which we report income or gain in excess of expenses, you will be required to report your share of such net income on your personal income tax returns even though you may have received total cash distributions which are less than the amount of net income you must report.

The state or locality in which you are a resident or in which we own properties may impose income or other taxes on us or on your share of our taxable income.

      Although we have been advised by our tax counsel that we should be taxed as a partnership for federal income tax purposes, some jurisdictions in which we may do business may impose an entity based tax on our operations. Also, many states have implemented or are implementing programs to require entities taxed as partnerships to withhold and pay state income taxes owed by nonresident members. We may be required to withhold state taxes from cash distributions otherwise payable to you. These collection and filing requirements at the state or local level, and the possible imposition of state or local income, franchise or other taxes on the Fund, may result in increases in our administrative expenses which would reduce cash available for distribution to you. Your tax return filing obligations and expenses may also be increased as a result of expanded state and local filing obligations. We encourage you to consult with your own tax advisor on the impact of applicable state and local taxes and state tax withholding requirements.

      All losses from "passive activities" are generally not deductible by a non-corporate taxpayer, a Subchapter S corporation or a personal service corporation, except against income derived from "passive activities" of the tax payer. "Passive activities" are those business activities in which a taxpayer does not materially participate. A member's investment in the Fund would be treated as a "passive activity" for purposes of this limitation. Accordingly, so long as the member maintains his investment in the Fund, such member's share of the Fund's losses will not be deductible against his salary, active business income, income from dividends, interest, royalties, and capital gains from non-business properties. However, Fund losses, if any, generally will be deductible from such a member's gain and income from the Fund or from other passive activities.

You may deduct losses only to the extent of amounts "At Risk."

      Under section 465 of the Internal Revenue Code, losses from certain activities may be deducted by a taxpayer only to the extent to which the taxpayers is "at risk" in the activity. Accordingly, the "at risk" rules will apply to a member's share of the losses from the Fund. Each member initially will be "at risk" only to the extent of the amount of capital that he contributes to the Fund. In future years, such amount will be increased to the extent the member recognizes income from his investment in the Fund or contributes additional cash to the Fund, and reduced to the extent he has deducted losses or receives cash distributions from the Fund. See "Federal Income Tax Consequences - Limitations on Deductibility of Losses from Passive Activities."

You will receive partner information tax return on Form K-1 which could increase the complexity of your tax return.

      The partner information tax returns on Form K-1 which we will distribute to you will contain information regarding the income items and expense items of the Fund. If you have not received K-1s from other investments, you may find that preparing your tax return may require additional time, or it may be necessary for you to retain an accountant or other tax preparer, at an additional expense to you, to assist you in the preparation of your return.

                           FORWARD-LOOKING STATEMENTS

      This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue," or "opportunity," the negative of these terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

                         INVESTOR SUITABILITY STANDARDS

      You should only purchase units if you meet one of the standards of an accredited investor (as set forth below), desire a relatively long term investment, and are prepared to forego use of the invested funds until the Fund returns your investment. We have established these standards for two reasons:
(1) to exclude investors who clearly do not have the necessary liquidity to place funds in a long-term investment that cannot be readily sold, and (2) to exclude investors who clearly do not have sufficient assets to afford a loss of a significant portion of their investment.

Minimum Investor Suitability Standards

      You may only purchase units if you meet one of the following standards of an "accredited investor," as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended:

(i) a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in
      Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

(ii) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

(iii) an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; or

(iv)     a director or executive officer of the Fund; or

(v) a natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000; or

(vi) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(vii) a trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (i.e., directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment); or

(viii)   entity in which all of the equity owners are accredited investors.

      We do not intend to qualify this offering in all states, and you will not be permitted to purchase units if you reside in a state in which this offering is not qualified.

      You will be required to represent in writing to us that you or the fiduciary account for which you are purchasing meet the applicable investor suitability standards

      Our underwriter and any other participating broker dealers will make certain that every prospective investor complies with the investor suitability standards. We will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, any transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a member. We will require certain assurances that such standards are met before agreeing to any transfer of the units, including the resale of units.

Minimum Purchase Amount

      The minimum investment we will accept is $100,000 for 100 units, although we reserve the right to accept initial subscriptions of less than $100,000. We may accept subscriptions in excess of $100,000 in increments of $1,000. Your return will depend on the size of your investment.

IRA Investors and ERISA Plans

      IRA Investors. One hundred units in a minimum amount of $100,000 may be purchased, transferred, assigned or retained by an Individual Retirement Account and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended. You should be aware however, that an investment in the Fund will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Internal Revenue Code.

      ERISA Investors. The investment objectives and policies of the Fund have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." In accordance with final regulations published by the Department of Labor in the Federal Register on November 13, 1986, our manager will manage the Fund so as to assure that an investment in the Fund by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the Fund so as to make the assets of the Fund "plan assets." The final regulations are also applicable to an IRA.

      We are not permitted to allow the purchase of units with assets of any qualified plans if we (i) have investment discretion with respect to the assets of the qualified plan invested in the Fund, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

Subscription Agreement Warranties

      If you choose to purchase units, you will be submitting to us a signed subscription agreement with power of attorney and you will pay the purchase price of the units to the escrow agent until the completion of the minimum offering and thereafter directly to our underwriter. Payment should be made by check or by wire transfer in accordance with the subscription agreement instructions.

      The subscription agreement is included in full as Exhibit A attached to this prospectus. The subscription agreement requires you to make representations to us and our manager about your knowledge of the Fund, your financial ability to invest and your understanding of the investment procedures. The following is a short description of some key representations:

      o You acknowledge that your subscription may be rejected in whole or in part by our manager in its sole and absolute discretion, and that this offering may be terminated at any time by our manager.

      o In making this investment you are relying only on the information contained in this prospectus.

      o You or the fiduciary account for which you are purchasing is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

      o You understand that there will be no public market for resale of the units and you cannot privately sell, gift, pledge or otherwise transfer the units without the prior written consent of our manager, and therefore, it may not be possible for you to liquidate your investment in the Fund.


      o You acknowledge that you have been advised to read the "Risk Factors" set forth in this prospectus commencing on page 15.


      o You understand that an investment in the Fund may involve tax consequences and you acknowledge that you must retain your own professional advisor to evaluate the tax and other consequences of an investment in the Fund.

      o You understand that counsel representing the Fund, our manager and provider, does not and will not represent you in any respect.

      The purpose of the representations is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. Our manager, on behalf of the Fund, intends to rely on the representations in accepting your subscription. In any claim or action against our manager or the Fund, our manager and the Fund may use the representations against you as a defense or basis for seeking indemnity from you. Notwithstanding that fact by executing the subscription agreement an investor is not waiving any rights he has under the Securities Act of 1933, as amended.

Subscription Procedure

      If you want to purchase units, you should complete the subscription agreement. A copy of the subscription agreement will be provided by our underwriter or selected dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to such dealer, who will tell you whether to make your payment to " SouthTrust Bank, as Escrow Agent" or, to "AmeriFirst Fund I, LLC". You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp., whose address is 814 North Highway A1A, Suite 300, Ponte Vedra Beach, Florida 32082; telephone number (904) 373-3034.

      We may accept or reject your subscription in whole or in part. If we do not accept your subscription, your purchase payment will be returned to you promptly without interest. If we accept your subscription agreement, you will be the owner of the units and a member of the Fund. We will mail to you a countersigned subscription agreement evidencing your membership interest in the Fund. By signing the subscription agreement and power of attorney, you are giving our manager the authority to sign the operating agreement of the Fund on your behalf and to sign amendments to the operating agreement which either do not require your consent, or to which your consent was given. Our manager is also given the authority to sign on your behalf in your capacity as a member of the Fund, if necessary, certain government filings, that will not change the business or legal terms of your investment.

      Neither our underwriter, nor any other securities brokerage firm, will permit sales to discretionary accounts without prior specific written approval of the owner of the account.

                                 USE OF PROCEEDS

      In the event that maximum offering proceeds are received, the Fund will receive gross proceeds of $100,000,000. In the event that minimum offering proceeds are received, the Fund will receive gross proceeds of $2,500,000.

      The following table summarizes the estimated principal uses of gross proceeds received from the sale of the units, assuming the minimum and maximum amount is received:


                                                 Amount of Proceeds
                                                 ------------------

                                                   Minimum Offering                 Maximum Offering
                                                   ----------------                 ----------------
Purchase of life insurance policies(1)                $1,683,000                     $ 67,330,000

Provider's fees(2)                                       157,400(3)                     6,297,000(3)

Manager's fees(4)                                        157,400(3)                     6,297,000(3)

Broker's fees(5)                                         252,000                       10,076,000(3)

Sales commissions(6)                                     250,000                       10,000,000
                                                      ----------                     ------------

      Total ................................          $2,500,000                     $100,000,000
                                                      ==========                     ============

----------
(1) With the gross proceeds from the sale of the units, we will purchase policies, at a discount to face value, which will usually be negotiated between the broker on behalf of the insured and our provider. The price paid to an insured for a life insurance policy is based primarily on the estimated life expectancy of the insured and the estimated premiums payable by the Fund over the expected life of the insured. Generally, the shorter the life expectancy of the insured, the greater the price paid for the policy. In any event, we will not purchase any policy with an expected life expectancy that would provide a rate of return of less than 8% interest compounded annually. We have researched the life settlement companies in business on a non-securitized private basis. Much of our industry research was done through our four medical review companies, as well as through other providers and brokers. The costs to purchase life insurance policies are based on actual estimates we have found in the industry. While we have not lined up specific policies to purchase, we have determined, solely for purposes of this calculation, that the minimum and maximum gross proceeds described in the above table may be used to purchase $3,148,615 and $125,944,584 face amount of life insurance policies, respectively. Included in these amounts are the funds, which will be placed in the premium escrow account, which will be used exclusively to pay policy premiums, which are expected to generally equal 150% of the premiums for the estimated life expectancy of the individual insureds with a minimum of two years beyond the estimated life expectancy.


(2) We will pay to our provider or to an unaffiliated provider for origination of each policy, up to 5% of the face amount of each policy.

(3) The estimated fees in the above table are based on the minimum $3,148,615 and maximum $125,944,584 face amount of life insurance policies set forth in Note (1), above.


(4) We will pay to our manager, as servicer, or to a third party for servicing such policy, a fee of up to a maximum of 5% of the face amount of such policies.


(5) The non-affiliated brokers will be paid a market based fee which we estimate to be between 4% and 8% of the face amount of the policies and have assumed a fee of 8% in the above table.

(6) We intend to pay to our underwriter, our registered sales representatives, or unaffiliated broker-dealers, at the time of purchase of insurance policies a selling commission of up to 10% of the gross proceeds of the number of units sold.


      See "Business - Description of Return on Investment" for a hypothetical example of the purchase of a life insurance policy by the Fund.


      A minimum of $2.5 million must be raised in this offering prior to the funding or acquisition of the first life settlement. The Fund expects to purchase existing life settlements from our provider, who will purchase policies, either directly from insureds or by utilizing an independent broker network or from other licensed providers. However, neither us nor our provider has any commitments or agreements to acquire any life insurance policies.

            Funds held by us that have not yet been used to purchase life insurance policies will be deposited in interest-bearing bank accounts, with SouthTrust Bank, Birmingham, Alabama, money market funds or used to purchase short-term U.S. Treasury bills. These funds will earn interest at short-term interest rates. Our present intention is to have money market accounts, paying overnight money market rates of approximately 1-2% according to market fluctuations. The first account, the operating escrow account, will be used to purchase life insurance policies. The second account is the premium escrow account used to pay premiums on all policies purchased by the Fund. The third account is the provider's escrow account used to hold the purchase prices and fees pending closings. Investors will be entitled to a proportionate share of the short-term interest earned, including interest earned on your funds while they were held in the subscription escrow account prior to the first closing.


                    CAPITALIZATION OF AMERIFIRST FUND I, LLC


      The following table sets forth the capitalization of the Fund as of September 30, 2002, and as adjusted to give pro forma effect to the sale of the minimum and maximum amount of units offered in this offering after deducting up to 10% sales commissions which will be paid to our underwriter only upon the purchase of life insurance policies.


                                                                As Adjusted for              As Adjusted for
                                            Actual             Minimum Offering             Maximum Offering
      Capital Contributions
        from Unit Members                     --                  $2,237,500                   $89,750,000

                              TERMS OF THE OFFERING

      This offering is made only to persons that meet the investor suitability standards described in this prospectus. The minimum subscription we will accept is one hundred thousand dollars ($100,000) for one hundred units, and units will be issued in higher initial denominations in multiples of $1,000, although our underwriter reserves the right to accept subscriptions of less than $100,000.

Minimum-Maximum Offering


      Units will be offered and sold by sales representatives licensed by the NASD Inc. to sell the units and similar securities. Our sales representatives will be employed by our underwriter, AmeriFirst Capital Corp., which expects to be registered with the NASD as a broker-dealer prior to the effective date of this prospectus. However, until such time as our underwriter is registered with the NASD and thereafter units may be sold by our sales representatives employed by AmeriFirst, Inc. who are sales representatives licensed by the NASD who will receive commissions where permitted. Currently, we intend to offer the units for sale in California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Michigan, Minnesota, Nevada, New Jersey and New York. We will end this offering on _______, 2004 [12 months from the date of this prospectus unless extended], or at such earlier time that all $100 million of units are sold. All subscriptions are non-cancellable and irrevocable.


      If we desire to extend this offering up until ________ 2005 [24 months from the date of this prospectus], each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. All subscriptions will be held in a subscription escrow account at SouthTrust Bank, 110 Office Park Drive, 2nd Floor, Birmingham, Alabama 35223, which will serve as escrow agent until the $2.5 million minimum amount is received. If we do not receive acceptable subscriptions for $2.5 million or more of units by __________ 2003 [six months from the effective date of this prospectus unless extended], the escrow agent will return all subscription amounts together with interest earned while the funds were held in escrow to you and to the other subscribers. You will earn interest on the funds held in the subscription escrow account as soon as your funds clear. You will not be a member of the Fund while your funds are held in the subscription escrow account and you will only become a member once we accept your subscription and transfer your funds out of escrow and into the Fund's own account. After the minimum offering amount has been raised, we will accept or reject all subscriptions within five business days after receipt and will instruct the escrow agent promptly to release the funds of the accepted subscriptions to us. We may terminate this offering at any time and refund any subscriptions that we have not accepted. If we terminate this offering, our manager will promptly prepare a form of notice and furnish our underwriter and selected dealers, if any, with copies to distribute to all persons who have received this prospectus either directly from our underwriter or from a selected dealer.

Subscription Agreements

      By executing a subscription agreement, an investor unconditionally and irrevocably agrees to purchase a unit with the denomination shown thereon on a "when-issued basis." Accordingly, upon executing a subscription agreement, an investor is not yet an owner of the units or a member of the Fund. Units will be issued when the subscription agreement is accepted by our manager. Subscription agreements are non-cancellable and irrevocable. Subscription funds are non-refundable for any reason, unless the $2.5 million minimum amount of units are not sold or our manager decides not to accept the subscription.

      Our manager reserves the right at any time to cease soliciting for the sale of the units and to stop accepting subscription agreements if it believes, in its sole discretion, that suitable loan opportunities are not available or for any other business reason.

Restrictions on Transfer; Permitted Transferees

      There will be no public market for the resale of the units. In addition, you cannot privately sell, gift, pledge or otherwise transfer your unit without the prior written consent of our manager. Our manager is required to withhold consent if the sale or transfer of the unit or our admission of the intended purchaser or transferee of the unit as a member would:

      o cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes either because it would be a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, or for any other reason; or

      o violate or cause the Fund to violate federal or state securities law.

      Notwithstanding the foregoing, you may withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account commencing one year after you purchase your units and receive back 85% of the principal amount of your investment, less any distributions paid to such date, within 90 days after you deliver written notice of withdrawal to our manager. Notwithstanding the foregoing, we can only make cash payments in return for outstanding capital amounts from net proceeds and capital contributions.

      In addition, our manager may, in its sole discretion, withhold its consent to any sale or transfer. In granting a consent to a sale or transfer, our manager may require a legal opinion from our lawyer that the sale or transfer does not violate federal or state securities laws or cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes. In addition, our manager intends to require reasonable documentation of the sale or transfer, acceptance by the purchaser or transferee of the operating agreement and certain additional representations of the purchaser or transferee, including the representation by the transferee that it is acquiring the unit for its own account and not with a view to distribution. Certain states may require that the purchaser or transferee satisfy the same investor suitability standards as a purchaser of the units. We will require certain assurances that such standards are met before agreeing to any transfer of the units, including the resale of the units.

      You may transfer your right to receive distributions and allocations of profits and losses and other economic benefits under the Fund's operating agreement to the following persons:

      (i) your spouse, children, siblings or grandchildren or a trust of which one or more of these family members are the sole beneficiaries;

      (ii) if you are a partnership, corporation or limited liability company, to your partners, shareholders, members, directors, executive officers or managers or members of their family of the type described above;

      (iii) if you invest through a trust, the beneficiaries of the trust; or

      (iv)  another member.

      Our manager is not required to admit such transferee as a substitute or additional member of the Fund.

      A notice substantially in the form set forth below will be set forth in the subscription agreement distributed to all unitholders, including units that are issued in connection with a permitted sale or transfer.

THIS UNIT MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED TO ANY PERSON EXCEPT IN ACCORDANCE WITH THE TERMS OF THE FUND'S OPERATING AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE FUND'S OFFICES.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION OF AMERIFIRST FUND I, LLC

Twelve Month Plan of Operations


      As of December 31, 2002, the Fund has $183,718 of assets consisting of deferred financing costs and had not commenced operations. Total liabilities of $218,100 owed by the Fund for organizational and offering expenses to AmeriFirst, Inc., the holding company controlled by John Tooke, were forgiven by AmeriFirst, Inc. on February 13, 2003 and recorded as contributal capital. AmeriFirst, Inc. has agreed to pay all organizational expenses and costs of this offering. During the next 12 months, if we raise at least $2,500,000, we plan to purchase a pool of life insurance policies, created by the purchase of insurance policies at a discount from the face amount of the policies from terminally ill and chronically ill persons of all ages and senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables. Upon raising $2.5 million and the release of such funds from escrow, our manager will create a pool of life insurance policies.


      John Tooke, president and controlling shareholder of our manager, provider and underwriter, has extensive experience in investment banking and selling mortgage backed securities. Although he has no actual experience in purchasing life settlement policies, he has researched the life settlements industry since at least April 2001 and conducted all organizational activities necessary for the Fund. Our manager intends to service the insurance policies with experienced employees it has hired, as described below. However, our manager may outsource any or all of the non-financial services of servicing the life insurance policies to an unaffiliated third party servicer to assist us in reviewing each policy, closing the purchases of such policies, monitoring life status of the insureds and filing death benefit claims. Our manager has entered into agreements with four unaffiliated organizations to conduct its medical due diligence review (See "Business - Medical and Insurance Due Diligence Review") to determine estimated life expectancies and with one of such companies to track the status of the insured. Neither the Fund nor our manager, provider or underwriter has entered into any other arrangements, agreements or understandings with any third parties to act as our servicer. If it did enter into such an agreement, the Fund would be dependent upon the services of third parties for its overall success.


      We do not anticipate hiring any employees or acquiring any fixed assets like office equipment or furniture, or incurring material office expenses during the next twelve (12) months because we will be utilizing our manager's and its affiliate's personnel and office equipment. As of March 13, 2003, our manager, provider and their affiliate employed 18 persons, including John Tooke, chief executive officer, a chief information officer, in-house legal staff, accounting staff, insurance review, insurance analyst, medical review, policy administration, computer and data processing personnel, customer service and medical administration. Our manager occupies approximately 7,349 square feet of office space in Florida, and also occupies space at the Fund's offices in St. Marys, Georgia. This facility is equipped with office furniture, telephones, fax machines, photo copiers, multiple computers in a server system and whatever else will be needed to operate. See "Business-Our Servicer" for additional information on our back-up computer system. The fees which we will pay our manager as compensation will be in lieu of all other payments for operating expenses. See "Compensation of Our Manager, Provider and Underwriter."


      The Fund has not committed itself to purchase any life insurance policies, and has not entered into any arrangements or other transactions other than with the underwriter of this offering and other affiliates, and four unaffiliated medical review service companies, the latter of which are terminable without penalty after 90 days. We do not intend to incur any indebtedness at the commencement of our operations, although we may later establish a line of credit for future use.

Critical Accounting Policy

Recognition For Purchased Life Insurance Policies

      We will record our investment in life insurance policies pursuant to Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance" ("FTB 85-4"). FTB 85-4 requires the amount to be realized (the policy's cash surrender value) under the insurance contract to be recorded as an asset. The change in cash surrender value during the period will be recorded as an adjustment of premiums paid in determining the expense or income to be recognized for the period.


      The purchase price for life insurance policies (which includes all related acquisition costs) is expected to be higher than the cash surrender value. We will record the cash surrender value of the policy as an asset and not the amount of cash invested in such policy. This accounting policy will have a negative effect on our balance sheet and an operating loss will be recorded on the initial purchase of the policy. We expect operating losses during the early life of the Fund until the benefits under such policies become payable. This accounting policy should have no effect on the Fund's cash flows and estimated rate of return per individual insurance policy.


                         NOTICE TO CALIFORNIA RESIDENTS

      All unit holders resulting from any offer or sale in California will receive the following restrictive notice:

"IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                    BUSINESS

General


      The Fund was organized to offer membership interests which will represent fractional beneficial interests in the income to be generated primarily from individual life insurance policies which we intend to purchase at a discount to face value to create a "pool." The Fund will provide financial benefits to terminally ill and chronically ill (a continuing disease which is not currently but may become terminal) persons of all ages and to senior citizens, age 65 and older, with estimated life expectancies based solely on actuarial tables, in exchange for ownership of their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The amount paid for an insurance policy is negotiated by our provider or other providers based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured, certain other costs of the life settlement, certain state law minimum purchase requirements and what our manager advises our provider is the maximum amount budgeted.


      Our provider will identify on behalf of the Fund insurance policies that fit the criteria for our manager to review. We will use our provider buying directly from the insured, when it is licensed, from other providers, or from an unaffiliated broker network, to obtain policies and assign them to the Fund.

      A typical client will contact a broker after being diagnosed with a terminal or chronic illness from persons of all ages or a senior citizen policyholder, who is age 65 and older. This person desires to obtain as much money as possible from their life insurance policy today to assist him in financial expenses during his remaining years.

      Our provider is only permitted to purchase life insurance policies through licensed brokers unless it becomes licensed as a broker. The broker will obtain information on the insured including copies of his medical records and a copy of the insurance policy. The broker is paid his commission by the policyholder. The broker will contact a number of companies in order to get the highest bid for its client. We will attempt to establish strong broker relationships across the United States. We will succeed only if we are able to establish our reputation of fast turnaround time in processing an application and are able to successfully complete and fund transactions on a timely basis.


      We currently intend to service the insurance policies directly with the experienced staff our manager has hired. However, if the staff is unable to effectively handle the volume of work or our manager otherwise decides it does not wish to service the insurance policies, our manager may outsource any or all non-financial services to an unaffiliated third party servicer. Our manager has contracted with four unaffiliated third party medical review service companies, described below, to conduct its medical due diligence review, to monitor or "track" the lives of the insureds, and file claims for proceeds when the insured passes away on behalf of investors. Other than these four agreements, no arrangements, agreements or understandings have been made, as of the date of this prospectus, with any third party to act as our servicer.


      Our manager will service the insurance policies which will involve: (a) conducting a due diligence review, which includes evaluating the terms of each policy and, with the assistance of a medical review service company which has contracted with independent medical specialists, estimating the life expectancy of the insured; (b) closing the transaction, which includes obtaining releases of prior beneficiaries, designation and recording of the Fund as beneficiary, as well as payment of the purchase price to the insured, and (c) servicing the policies on an ongoing basis.

      The fee to be paid by the Fund to our provider will be up to 5% of the face amount of the policy. The fee to be paid by the Fund to our manager, which intends to service the Fund's policies, but may outsource all non-financial services to an unaffiliated third party, will be a fee of up to 5% of the face amount of the policy. In the event we outsource non-financial services to a third party, the fees of up to 5% of the face amount of the policy will be paid to such third party rather than to our manager.

Related Parties Involved in this Offering


      AmeriFirst Financial Services, Inc., our manager, AmeriFirst Funding Group, Inc., our provider, and AmeriFirst Capital Corp., our underwriter, are three separate entities involved in the offer and sale of the units in the Fund, as described below. Each entity affiliated with the Fund has a different business plan, scope and purpose and is governed by different regulatory bodies. Our underwriter is physically located in Florida and will be licensed by the NASD and its personnel will be licensed securities personal aside from administrative support. Our provider is physically located in Georgia and will be subject to different rules and regulations by the insurance or securities departments in each state in which it is regulated. Its sole business will be to purchase policies on behalf of the Fund, except for non-affiliates on a non-securitized basis. Our manager will provide management services to the Fund, our provider and our underwriter. However, our manager can also provide services to non-affiliated persons for a fee including competitors of our provider and the Fund is also licensed as a mortgage broker and a real estate broker.


      All of the capital stock of our manager, provider and underwriter is owned by AmeriFirst, Inc., a Delaware holding company of which John Tooke owns 55% of its common stock.

Accordingly, each of our manager, provider and underwriter is controlled by John Tooke, who is also the president, chief executive officer and a director of each of these companies. Mr. Tooke has experience with selling mortgage backed securities and other securities, but has no actual experience purchasing and securitizing life settlements. He has researched the life settlements industry starting in April 2001 and conducted all organizational activities necessary for the Fund.


      Our manager is responsible for making all investment decisions on behalf of the Fund and dealing directly with investors in the Fund. In addition, our manager currently intends to act as servicer of the insurance policies acquired by us from our provider. Our manager has contracted with four medical review service companies to conduct medical evaluations and determine life expectancies of prospective insureds. Our manager will not engage in the insurance business except as permitted. See "Business --Our Manager" and "Business--Our Servicer."

      Our provider will originate policy purchases either directly from the insured, when it is licensed, or from other providers, or from an unaffiliated broker network and assign them to the Fund. Our provider will comply with the laws of each state in which it intends to conduct life settlement business which regulates the purchase and/or sale of life insurance policies. Employees of our provider involved in the purchasing of the polices will not engage in the offering of units of the Fund. See "Business---Our Provider."


      Our underwriter is solely responsible for the offer and sale of units in the Fund. We expect that our underwriter will be licensed by the NASD before the effective date of this prospectus. However, units may also be sold by officers of AmeriFirst, Inc. who are sales representatives licensed by the NASD who will receive commissions where permitted.


The Life Settlements Market

      The life settlements market is an extension of the viatical market that became popular in the late 1980s. Then, the focus was on buying policies of terminally ill people (particularly AIDS patients) who had a life expectancy of less than three years and needed money before their death. The focus has expanded to currently include senior citizens with a limited life expectancy who have insurance policies they no longer need or who require more liquidity. Historically, the only option available for people who either did not want or could not afford to pay premiums on a policy was to surrender it for cash value. Life settlement firms, such as the Fund, will pay significantly more than the cash surrender value.

      Another option available to senior citizens is to use their accelerated death benefit option on their policy if it is an option. See "Competition." While these are not for every policyholder, they are a valuable option. According to Senior Market Advisor, senior advisors should be aware of the benefits of the life settlements. Seniors in the United States hold life insurance policies worth nearly half a trillion dollars, according to insurance industry experts. More than $100 billion of this amount is eligible for sale as life settlements.

      Seniors may have purchased large insurance policies when they had young families and then, when they reached older age and their children became adults, no longer needed the life insurance coverage that was necessary when they were younger. In many cases, seniors might simply have stopped paying premiums and allowed their policies to lapse. Senior settlements relieve seniors of the obligation to pay insurance premiums, which on some types of policies may be quite high for older insureds, and permit them to obtain a portion of their policy limits to use while they are alive.

      According to the National Center for Health Statistics and Center for Disease Control in a report issued August 6, 1999, Americans have a longer life expectancy in the twenty-first century due to the advancements in medical technology and treatment. However, despite our remarkable progress, heart disease and stroke remain leading causes of disability and death, especially in older adults and seniors. In addition, declines in heart disease and stroke mortality mask important differences in rates of decline by race/ethnicity, sex socioeconomic status and geographic region. Also, according to American Cancer Society, Surveillance Research, 2002, cancer is the second leading cause of death in the United States, exceeded only by heart disease. Although many trends have been positive, trends for some important indicators have not improved substantially, have leveled off, or are reversing.

      Life settlement companies have shifted their focus away from HIV insureds to other "dread diseases" such as heart attack, life-threatening cancer, stroke, or kidney failure. Many companies have also eliminated HIV policies from their portfolios due to inconsistencies of the life expectancies in the past. We believe this is a positive development for investors in life settlement contracts due to a more accurate life expectancy rate for the policies which they are purchasing.

The Fund

      The Fund was formed in the State of Delaware in April 2002 and reincorporated in Florida in September 2002. We plan to engage solely for the restricted, limited purpose of purchasing life insurance policies from our provider, either directly from the insured, when our provider is licensed as a broker, or by using other providers or from an unaffiliated broker network. The Fund has no operating history and has only nominal capital and will not have any assets prior to the commencement of this offering. John Tooke, the President and controlling shareholder of our manager, provider and underwriter, may be deemed to be a founder and/or promoter of the Fund. Mr. Tooke has not received and will not receive anything of value from the Fund, although our manager, provider and underwriter, all of which are controlled by Mr. Tooke, will receive substantial fees from the proceeds of the offering. See "Compensation of Our Manager, Provider and Underwriter."

      Our provider will enter into viatical settlement contracts, as described above, with the insureds. In accordance with the terms of such agreements, our provider will (a) transfer, assign, and convey to the Fund all of our provider's right, title and interest in and to the insurance policies, or (b) in states which prohibit an assignment of the insurance policy to anyone other than a provider, our provider will be the owner and the Fund will hold an irrevocable beneficial interest in the policy, and (c) take all actions that are required under state law to establish the Fund's ownership interest in and to the insurance policies. See "Description of Viatical Settlement Contracts."

Our Provider

      The provider of our life settlements will be AmeriFirst Funding Group, Inc., although the Fund may also use other licensed providers to obtain policies in each instance utilizing an unaffiliated broker network. If our provider is licensed as a broker it may purchase policies directly from an insured. Our provider was formed in the State of Delaware in August 2002 and is in compliance with the laws of the State of Georgia to conduct life settlement business. It will comply with the insurance and/or securities laws of all states which regulate the purchase and/or sale of life insurance policies. John Tooke, president and chief executive officer of our manager, is also chief executive officer of our provider. Our provider has four employees, no operating history and only nominal capital. Our provider will purchase insurance policies on behalf of the Fund, although it may also sell policies to others on a non-securitized basis. Our provider's address is 1712-H Osborne Road, St. Marys, Georgia 31558. Its telephone number is (912) 673-9100.

      Our provider intends to be a nationwide specialty financial services company that purchases insurance policies from terminally ill and chronically ill persons of all ages and senior citizens, age 65 and older with estimated life expectancies based solely on actuarial tables, in order to aggregate the policies into a pool of policies, as we are offering here. Our provider intends to enter into agreements to purchase insurance policies directly from insureds where it is licensed as a broker, from other providers, or from a nationwide network of unaffiliated life settlement brokers. Virtually all states require an insured to be represented by an independent third party or a broker. Since most states also require brokers to be licensed, the names of these brokers are readily available. Our provider intends to establish its reputation through strategies of compliance, integrity and due diligence.


      We will make payments for the purchase of policies from our provider's escrow account, maintained at SouthTrust Bank, as escrow agent, located at 110 Office Park Drive, 2nd Floor, Birmingham, Alabama 35223. The insured will receive a settlement check or wire transfer upon closing of the life settlement. The Fund will pay our provider for its services.


      Brokers are typically paid a market based fee which we estimate to be between 4% and 8% of the face value of the policy. Either our provider or the insured will pay the broker for negotiating the sale of the insurance policy upon the funding of the policy. This is exclusive of the fees which the Fund will pay to our provider. Our provider does not intend to pay referral fees to doctors, lawyers or other professionals to whom our provider is prohibited by applicable law from paying a referral fee and will not do business with referral sources which our manager does not believe to be reputable. Brokers and certain other referral sources also handle other administrative functions, such as collecting applications from potential clients and collecting medical and insurance records.


Our Manager


      Our manager of our Fund will be AmeriFirst Financial Services, Inc. Our manager was initially formed in the State of Delaware in September 2002 and is qualified to do business in Florida and Georgia. Our manager's main office is in Florida, but it also maintains an office at the Fund's and our provider's Georgia location. AmeriFirst, Inc., a Delaware holding company, 55% of whose capital stock is beneficially owned by John Tooke, owns all of the capital stock of our manager. Our manager currently intends to service the insurance policies and investors directly by its staff of 6 persons, as well as 8 employees of AmeriFirst, Inc., as of March 13,

2003. However, our manager may outsource any and all non-financial services, as set forth below, to an unaffiliated third party. Our manager's responsibilities on behalf of the Fund will include identification of potential policy purchases through our provider and a nationwide network of unaffiliated life settlement brokers. Our manager will have sole fiduciary responsibility over all investor funds once obtained from the escrow agent and thereafter directly from investors and the purchase of life settlements.

      Under the Fund's operating agreement, our manager may be removed for cause (as defined in the Fund's operating agreement), for default (as defined in the Fund's operating agreement), or otherwise after our manager has received distributions that equal or exceeds 125% of the aggregate expenses of this offering, including sales commissions. Such removal without cause may be effected by the members holding at least 2/3 in interest of the Units.

Our Servicer


      Our manager intends to act as servicer and service the life insurance policies directly, but it may outsource all non-financial services to a third party. As of the date of this prospectus, we have no agreements, arrangements or understandings with any third party to act as our servicer, although our manager has contracted with four unaffiliated medical review service companies to determine estimated life expectancies and monitor the lives of the insureds. Our manager and its affiliate employed 14 persons as of March 13, 2003, to initially conduct such operations. Our manager would need to hire additional employees, or outsource non-financial services, if we acquire a large number of life insurance policies or is otherwise warranted. Current employees include a chief information officer, in-house legal staff, accounting staff, insurance review, medical review, policy administration, computer and data processing personnel and customer service.


      Our servicer, who is also our manager, has a computer system which consists of a web server, mail server, database server, two firewalls, network attached storage, an integrated T-1 for our web server, and an integrated T-1 for servers. Our servicer uses DVD backup that is taken off the premises in a fire safe to back up our programs and information concerning the individual insureds and policyholders. Windows XP workstations are located throughout the offices attached to the servers.


      Our servicer will track on a daily basis the status of the Fund and the members' interests in the Fund. Investors will be able to monitor their investment on a daily basis through the Fund's Internet web site which they can access using a pass-code. Investors will see the financial statements of the Fund every quarter.


      The fee which will be paid by the Fund to our servicer, who is also our manager, is expected to be up to 5% of the face amount of the policy. In the event that we determine to use the services of an unaffiliated third party, we expect to enter into a servicing agreement. Servicing the insurance policies involves monitoring the life status of the insured, tracking the maturing of the policy and filing claims for proceeds when the policy matures.

      Upon the closing of the provider's purchase of the policy, our servicer will evaluate and process the life settlements. Our provider will then assign the insurance policies, without recourse, to the Fund. Our provider will execute an assignment of the life insurance policy to the

Fund where permitted, or otherwise name the Fund as irrevocable beneficiary of such insurance policy.

      Our manager will undertake to service and administer the insurance policies and to collect payments due under the insurance policies in accordance with customary and usual servicing procedures and it shall have full power and authority, acting alone or through any party properly designated by it to do, so any and all things in connection with such servicing and administration which it may deem necessary or desirable. Our manager is authorized and empowered, unless such power and authority is revoked by the Fund on account of the occurrence of a default by our manager, to execute and deliver, on behalf of the Fund for the benefit of its members, any and all instruments of satisfaction or cancellation, or of part or full release or discharge, and all other comparable instruments, with respect to the insurance policies. Our manager will obtain any powers of attorney and other documents reasonably necessary or appropriate to enable our servicer to carry out its servicing and administrative duties.

      Our manager is not obligated to use separate servicing procedures, offices or employees for servicing the insurance policies from where it may service other insurance policies, if any; provided, however, that our servicer is at all times required to be able to accurately reflect the status of collections and shall maintain separate accounts. Our servicer is not required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the insurance policies.

      Our manager's business will involve the following principal steps which are described in further detail below:

      o due diligence review, which includes evaluating the terms of each policy, reviewing insurance and final underwriting for proposed policies and with the assistance of an independent medical review service company, estimating the life expectancy of the insured;

      o closing the transaction, which includes obtaining releases of all beneficiaries and an insurance policy assignment, or irrevocable change of beneficiary, as well as payment of the purchase price of the policy;

      o     monitoring the policy; and

      o     collecting the policy proceeds following the policy's maturity.

In addition, our manager will also provide the following functions:

      o review financial analysis of each policy and its relationship to the aggregate pool of policies;

      o     audit integrity of financial model on a periodic basis;

      o     maintain data on pool characteristics;

      o     audit premium calendar database; and

      o     prepare reports as agreed.

Evaluating the Insured and the Insurance Policy

      The due diligence review process is designed to obtain accurate information regarding both the insured and the life insurance policy (a) to determine whether our provider will offer to purchase the policy and, if so, the price it will offer and (b) to ensure that certain criteria are met to minimize challenges by former beneficiaries or by an insurance company to payment of the face value of the policy.

      The insurance review is our process of evaluating life insurance policies and their suitability for purchase. Our provider will obtain an insurance policy directly from the insured when it is licensed as a broker, or from other providers, or from an unaffiliated broker network. Our provider will utilize our manager, as our servicer, to execute the following procedures to verify that it purchases a complete insurance policy.

The insurance review process includes:

      o review of the broker's application for required identification and personal information for the insured;

      o examination of company records for previous policies on the life of the insured;

      o review of all insurance applications associated with the policy and comparison of answers to any medical questions;

      o     ensuring the insurance company rating is B+ or better;

      o examination of the policy to make sure it is complete, including, among other things, that it is non-contestable and not a group policy (other than a Retired Federal Employees' Group Life Insurance, FEGLI);

      o     determination of the amount of death benefit available for purchase;

      o     thorough review of the insurance contract terms;

      o escrowing sufficient premiums to fund the policy death benefit until the maturity date;

      o     verification of coverage by the insurance company or administrator;

      o ensuring the file is complete before forwarding to the bidding department; and

      o     granting final approval for purchase once the bid has been accepted.

      The purpose of the insurance review is to ensure the amount of benefit purchased will be available to the Fund upon maturity for distribution to its members. In accomplishing this goal, the insurance review declines policies with unacceptable risks and accepts only policies of the highest quality.

      Once a potential insured or broker contacts our provider, an application and consent form permitting our provider to obtain medical and insurance coverage information of the insured will be sent to the potential client. All information obtained by our provider in connection with policy purchases, including the identities of the insureds, will be held in confidence and access thereto will be restricted by our provider to its employees and other representatives. Upon receipt of the completed application, it will be reviewed to determine the overall medical status and a preliminary estimated life expectancy. The file will also be reviewed to determine whether the beneficiary can be changed to the Fund rather than the insured or his family, and whether the insurance company which issued the policy is of a credit quality deemed acceptable by our manager.

      If it appears from the application that the policy is one the Fund would be interested in purchasing, our provider will obtain from the broker the insured's attending physician's medical information which usually includes several years' worth of laboratory reports and physicians' notes and a written letter of competency signed by the attending physician. Our manager will forward such documentation to an independent medical review service company, consisting of a panel of specialists. Our manager has contracted with four different unaffiliated third party organizations to provide independent medical consultants as described below. In evaluating the life expectancy of the insured, the medical consultant will review the file and other information forwarded by our provider. We will make a decision to bid on the life insurance policy based, in part, on the review of the medical review service company. See "Risk Factors - We will depend on third party information to predict an estimated life expectancy," and "Business--Medical Due Diligence Review."

      Simultaneously, our provider, using the insured's consent form, will obtain verification of insurance coverage and other policy information from the insurance company, the employer or the group administrator. The insurance documents will be reviewed to determine the type of policy, and any provisions which may effectively reduce the face value of the policy, (i.e., loan against the policy), and to ensure, among other things, that:

      o the policy under consideration is past any contestability periods, (i.e., the periods during which the insurance company may deny payment for various reasons, including suicide and a misstatement of material fact);

      o all current primary beneficiaries are willing to execute releases with respect to any present or future claims they may have with respect to the policy;

      o the Fund is able to obtain ownership of or became the irrevocable beneficiary of the policy and the associated policy proceeds. Our provider will not purchase a policy if a minor is a named beneficiary at the time of purchase. Our provider will also review the policy premium schedule and determine whether the policy contains a disability waiver of premium rider which impacts future premium payments. Our provider will attempt to ensure that the policy is compatible with the Fund's portfolio in terms of cash on hand. The review process for the insurance documents generally will take one to three weeks, depending on the extent of cooperation received from third parties; and

      o our provider will not purchase policies of insureds who are not residents of the United States or whose insurance companies are not domiciled in the United States.

      Some of the documentation gathering described above, including collection of necessary medical, personal and insurance information, may be performed prior to submission of the application to our provider, but the determination of the insured's life expectancy and compatibility with investment criteria, review of insurance documents and determination of legal and contractual issues will be made by our manager.

Medical Due Diligence Review


      Our manager intends to utilize the services of four unaffiliated medical review service companies, named below, to conduct a medical evaluation of terminally ill and chronically ill (a continuing disease which is not currently but may become terminal) persons of all ages prior to our provider purchasing the life insurance policies. These firms were selected on the basis of the quality of their services, background of experienced underwriters and their panel of medical specialists. However, each agreement is for only a 90 day initial term and can be replaced by our manager at its discretion at any time. Each firm uses a panel of physicians consisting of many specialties including, but not limited to, oncology, geriatrics and infectious diseases. These specialists all have extensive backgrounds in clinical practice and/or research.


      Depending on the insured's medical condition, the life expectancy review is accomplished through independent reviewing physicians. The life expectancy review includes a review of the insured's medical records and related forms. The insured's medical records may be furnished by the sourcing broker or requested by our provider

      The following medical records will be used by the servicer and/or our medical review service companies in their medical review process of evaluating the insured:

      o progress notes from the primary care provider and physician specialists;

      o     laboratory results;

      o     x-ray reports and other diagnostic tests;

      o     surgical reports;

      o     communications with insured's attending physicians

      o     hospital admit/discharge summaries;

      o     pathology reports;

      o     previous and current therapy/treatment;

      o     lifestyle risk factors;

      o     functional impairments; and

      o     psychological parameters.

      The above components are necessary to establish an accurate overall view of the health status of the insured. After this evaluation is reviewed, our manager then decides if the policy meets the Fund's objectives.

      Continuous insight into new medical advancements, treatments and medications is important for the medical review process. We will incorporate this information into each medical file reviewed and it is a vital part of maintaining the high standards necessary for our medical review department.

      Medical Consulting Services


      Our manager entered into four separate consulting agreements with medical service companies. These include Fasano & Associates, Inc. of Washington, D.C., Systems for Advanced Risk Analysis, L.P. (SARA/ALI Group), of San Antonio, Texas, 21st Services of Minneapolis, Minnesota and American Viatical Services, LLC, of Woodstock, Georgia (collectively, the "Consultants"). The Consultants have no relationship to the Fund or its affiliates or to the insureds themselves or the brokers representing the insureds. Each agreement is on a non-exclusive basis for an initial 90-day term. The Consultant is paid approximately $225 to $250 for each evaluation. The terms of such relationships are industry standard and were negotiated on an arm's length basis. A form of such agreement, each of which is substantially the same, has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each of our medical consulting service companies has extensive experience in the viatical industry. Fasano & Associates is a consulting practice that began in 1990 and incorporated in 1997. Their group of underwriters and medical directors have experience in all aspects of the underwriting function. They maintain a network panel of practicing medical specialists providing quality standards and determination for life settlement evaluations. SARA was incorporated in March 1989 when the viatical market began. Their medical underwriters and medical directors have many years of experience and are comprised of a panel of medical specialists providing quality standards for life settlements, underwriting and administration. The three founding principals of 21st Services have more than 20 years combined experience in financial modeling, life expectancy evaluation, insurance underwriting, post-purchase portfolio management, and compliance. They gained their experience while working for one of the first institutionally funded viatical purchasing companies, which is still in business today. In 1998, 21st Services created 21st Diagnostics that introduced a statistically based model to provide life determinations for the senior clients in the senior settlement market. It is the first comprehensive model of its kind in the life insurance settlement industry. They maintain a national network of practicing medical specialists who are leading field researchers and attend major conferences where medical advances are discussed and evaluated. Many of these physicians have authored books, articles and research publications used in the medical field and life insurance underwriting industry. American Viatical Services, LLC, created in 1994 to provide third party medical evaluations for the terminally ill and senior citizens, employs two physicians, one Ph.D. in immunology, 3 RN's and support personnel. They currently employ 10 professionals to provide evaluation and tracking services.

      The Consultants are experienced medical review companies used by our manager for evaluating and determining an estimated life expectancy. The Consultants have state of the art medical underwriters and a panel of medical physicians who rely on extensive clinical and research experience to make their determinations of estimated life expectancy. The specialists include cardiologists, oncologists, hospice specialists, geriatric specialists, infectious disease specialists and internists. Many of the physicians hold positions as medical directors of major institutions. The Consultants provide a comprehensive review of medical records and a mortality profile on the terminally ill or chronically ill individuals of all ages. Our manager is to submit life settlement files, including all medical and other information needed to produce a life expectancy estimate. Our manager must warrant that the information is accurate and complete. The Consultant is permitted to contact attending physicians of the insured to obtain clarification or verbal updates, but does not examine or speak directly with the insured. Life expectancy estimates may be based on underwriting mortality tables converted into life expectancy by using statistical studies and clinical judgment or by a combination of the foregoing.

      Factors influencing each Consultant's determination or an insured's life expectancy may include the specialist's own clinical experience, peer review, rigorous analysis of medical journals, library, non-public information concerning clinical trials, investigational new drugs, and statistical information.


      The medical review process involves conducting an evaluation of available medical records that confirm the existence of a terminal illness, or a chronic illness (that would contribute to a lesser life expectancy than a healthy person of that age) including the stage, progression and overall status of that illness. The medical review company will base its estimated life expectancy on the evaluation of the terminal or chronic illness. The eligibility for the Fund's purchase will then be established.


Purchase of Policies

      If our manager determines that the policy meets the Fund's criteria, including due diligence review and investment criteria, our manager will instruct our provider to make an offer to the insured or to the broker representing the insured to purchase the policy. The purchase price will be based upon the face value of the policy, our medical review service company's estimate of the insured's life expectancy, the premiums estimated to be paid under the policy over the insured's estimated life expectancy, and certain other costs of the policy. If the insured or broker accepts the offer, purchase documents are prepared from forms generated by our manager's management information system. The documents include a viatical settlement contract, a consent to change of beneficiary and authorization to release medical information of the insured, each of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. The process by which our provider will purchase the policies on behalf of the Fund and accordingly enter into a viatical settlement contract is set forth in detail beginning on page 71 under "Description of Viatical Settlement Contracts."

      The Fund will become the owner of an individual policy, or absolute assignee of the insured's rights in a group policy, by filing a change of ownership or absolute assignment form and an irrevocable change of beneficiary form with the applicable insurance company, employer or plan administrator. Following receipt of appropriate acknowledgment of the receipt of such changes, a closing occurs and funds are disbursed as directed to the insured. Our manager anticipates that the closing process will take one to three weeks and the entire purchase process, from application to closing will take from four to eight weeks. Our provider will provide a rescission option through which the insured may, for any reason, return the disbursed funds and any premium payments made by the Fund in the interim, and be unconditionally released from the viatical settlement contract. The rescission period is at least 15 days from receipt of the purchase price and is longer (i.e., 30 days), if required by applicable law. See "Business -- Government Regulation of Life Settlements."

Monitoring

      When the funds from this offering are released from escrow, a premium escrow account will be established with SouthTrust Bank generally equal to l50% of the funds expected to pay the premiums during the estimated life expectancy of the insureds with a minimum of two years beyond the estimated life expectancy. We will attempt to pay premiums up front when possible or establish a bank draft for automatic payment to avoid frequent monitoring of the premium escrow account. At all times, however, an internal accountant will monitor the premium escrow account to maintain required balances. We are also developing a custom software application to house information regarding the policies, insureds, brokers, agents, money market accounts and any other aspect that needs to be monitored internally.

      We will also attempt to maximize returns on investment by increasing the death benefit where the insurance policy by the servicer continually permits benefit increases. The insured will be regularly monitored to obtain timely information concerning the insured so that proceeds may be collected as promptly as possible following the maturity of the policy.

      Our manager will monitor the policy to ensure it does not lapse because of a failure to timely pay premiums. Some protection against the failure to pay premiums is provided by statutory or policy provisions that require insurance companies to provide written notice before terminating a policy for failure to pay premiums. As owner of record of the policy, or as absolute assignee of all of the insured's rights under the policy, the Fund generally receives such notice directly.

      Our manager has contracted with an independent third party, 21st Holdings, LLC, an affiliate of 21st Services, one of our medical review service companies, which will be responsible for monitoring the insureds' whereabouts and/or ongoing medical condition. They will monitor the insureds through their attending physician's office when possible. They will make quarterly calls to the insured's physician to determine when the insured was last seen or the insured's next scheduled appointment. All records will be kept in the insured's file and on a monthly basis all updates will be sent to our manager for its files. If the insured does not regularly visit his physician then his personal references will be contacted and if they cannot be reached, then the insured itself will be contacted unless precluded by state or federal rules or regulation. 21st Holdings, LLC will also be responsible to notify the insurance company of the insured's death and will file the claim for benefits. Representatives of our manager in our Georgia office will receive all notices of change in status of the insurance policy, a change in premium payments, annual statements, or any reduction in death benefits. For all of the above services of monitoring the insured, 21st Services will be paid a one-time set up fee of $15.00 and monthly fee of $15.00 for each life settlement policy until the policy matures.

Collection of Policy Proceeds

      Once a policy matures, one of the Consultants which is monitoring the life status of the insured will file a request for a copy of the death certificate in the appropriate governmental office. Often the insured's family or companion will also submit a copy of the death certificate to the insurance company. The Consultant will then file the death certificate with the insurance company and request payment of the policy proceeds. The Consultant will monitor the collection status until the Fund receives the face value of the policy. Monitoring the collection status will be assisted by our servicer's management information system, which will reflect the filing of the death certificates, the filing of claim forms with the insurance companies by our servicer and provide for a status update until the claims have been paid. Insurance companies have an incentive to pay promptly on policies because most states require insurance companies to pay interest on claims which take more than 30 days to settle. Actual collections will generally occur within 30 to 55 days following the maturity of the policy. However, in certain states (i.e., New York), actual collections may take a longer period of time due to delays in processing of documents by state authorities.


Effects of applying Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance" ("FTB No. 85-4")

For illustrative purposes only, set forth below is a hypothetical example of the effects of application of FTB No. 85-4 on the Fund's Balance Sheet and Statement of Operations :

Assumptions:

      o     $100,000 investment into Amerifirst Fund I LLC by outside investors

      o Purchase a 100% interest in a $100,000 face amount universal whole life insurance policy for $50,383

      o At acquisition date the cash surrender value of the policy is $4,000 or 4% of face amount of the policy, based upon a typical whole life policy in place for 10 years

      o Insured is a 50 year old who is terminally ill with a life expectancy of three years

      o     Acquisition costs of $19,500

      o Monies have been deposited in escrow in the amount of $4,500 for the future payment of premiums

                                                                       Opening Balance      Adjusted
                             Balance Sheet                                  Sheet        Balance Sheet
                                                                       ---------------   -------------
                                              Assets
            Cash                                                           $100,000          $(25,617)
            Investment in life insurance policies (1)                                           4,008
            Premium escrow account (2)                                                          4,500
                                                                                             --------

            Total Assets                                                   $100,000          $(34,117)
                                                                           ========          ========

                                 Liabilities and Members' Equity


            Liabilities                                                    $     --          $     --
            Members' Equity                                                $100,000           (34,117)
                                                                                             --------

                           Total Liabilities & Members Equity              $100,000          $(34,117)
                                                                           ========          ========

                    Statement of Operations

            Revenues                                                                         $     --
                                                                                             --------

            Acquisition costs (3)                                                              19,500
            Cost of life insurance policy, net of cash surrender value                         46,383
                                                                                             --------

            Total expenses                                                                     65,883
                                                                                             --------

            Net loss                                                                         $(65,883)
                                                                                             ========

      (1)   Amount of Cash Surrender Value of policy

      (2)   Funds to be used to pay future premiums*

      (3) Includes Independent broker's fee -- $8,000, Provider's commission -- $5,000 origination and underwriter's selling commissions-$6,500*

      (4) Does not include manager's and servicer's fee estimated at $5,000 payable to our manager over the life expectancy of the insured*

        *   (See Return on Investment below.)


Description of Return on Investment


      We are offering proportionate interests in the income to be generated primarily from individual life insurance policies, which we will purchase to create a pool. The pool is intended to reduce risk by purchasing a large number of policies from a diverse group of terminally ill and chronically ill (a continuing disease which is not currently, but may become terminal) persons of all ages and senior citizens, age 65 and older with estimated life expectancies based solely on actuarial tables. The pool of life insurance policies will range from face values between $25,000 and $2.5 million or more. In addition, the pool should provide a blended rate of return closer to the estimated rate of return, rather than if you were to purchase a single life insurance policy.

      We will attempt to purchase insurance policies at a discount to the face value of the policy based on our estimates of life expectancies. The discount is directly connected with life expectancy and will increase along with estimated life expectancy. A one-year life expectancy may have a relatively small discount of perhaps 10%, while a 10-year life expectancy may have a 50% discount. In both instances, our investors would receive a rate of return of at least 8% interest compounded annually. The amount of the discount to the insured is negotiated and varies depending upon the nature of the life insurance policy, the stability of the insurer, prevailing interest rate, the estimated premiums to be paid by our manager for the policy over the expected life of the insured, the insured's estimated life expectancy and certain other costs of the life settlement. Approximately 20 states require a minimum amount to be paid to an insured. We will attempt to create a pool of life insurance policies where the blended rate of return on the gross proceeds invested in life insurance policies will provide a return of approximately 8-10% interest compounded annually. We will purchase life insurance policies which based on the estimated life expectancy would provide a return of at least 8% interest compounded annually to investors.

      Only when we acquire from insurance carriers the proceeds after maturity of insurance policies will you receive a distribution consisting of your proportionate share of such proceeds. After the policy is underwritten and medical and actuarial tables are examined, our manager will estimate the maturity of the policy. The estimated rate of return on the purchase price of a life insurance policy is inclusive of all fees connected with the purchase; the underwriter's selling commission which will be paid at the time of purchase, and payments to the premium escrow account. Once we have determined the estimated maturity of the policy, the estimated rate of return can be determined by dividing the aggregate fixed rate of return by the insured's estimated life expectancy determined by medical and insurance underwriting and actuarial tables. The actual rate of return can only be determined when the Fund is paid by the insurance carrier after the policy matures. The actual return on investment to investors is determined by subtracting the discounted amount paid for each policy purchased (including all fees and policy premiums paid or escrowed), as well as any capital calls paid, and payments to the premium escrow account and from the face value of such policy when the policy matures.

      The actual overall return to all members can only be determined when all policies have matured at the end of the Fund. We cannot guarantee you the full return of your investment. The return will be increased to the extent that there is an account balance and interest earned in the premium escrow account at the end of the Fund which will be distributed to the members. The actual overall rate of return may be adversely affected by, among other things; (i) policies maturing after the estimated life expectancy; (ii) delays in tracking or disbursements of claims at maturity by the insurance company, (iii) delays in investing gross proceeds of this offering resulting in investors receiving 1-2% interest in the operating escrow account, as opposed to the estimated rate of return from gross proceeds invested in insurance policies, (iv) any capital calls (if the premium escrow account have been exhausted), (v) payments from the premium escrow amount; and (vi) policies that terminate, lapse or the refusal or inability of the insurance carrier to pay the claim, when the premium escrow account has been exhausted.

      The rate of return, the blended rate of return and the actual rate of return on investments in life insurance policies and the overall rate of return are projected using compounded interest rates.

      For illustrative purposes only, set forth below is a hypothetical of how a $79,383 investment might be used to purchase a 100% interest in a $100,000 face amount of a universal life insurance policy from a 50 year old terminally ill insured with a three-year life expectancy. This would be required in order to provide the return of the gross proceeds of an investment together with the return on your investment. In this example, if a $100,000 policy is purchased for $79,383 inclusive of all fees, and if the insured were in fact to pass away in three years, the aggregate return on investment would be $20,618 divided by the $79,383 purchase price, or a return on investment of 8% interest compounded annually.

           Expenditure                                                    Amount
           -----------                                                    ------

Payment to seller (1)                                                    $50,383

Independent broker's fee (2)                                             $ 8,000

Deposit to premium escrow account (3)                                    $ 4,500

Provider's commission (4)                                                $ 5,000

Manager's and servicer's fee (5)                                         $ 5,000

Underwriter's selling commission (6)                                     $ 6,500

          Total:                                                         $79,383

----------

(1) Payment to Seller. The price paid to an insured for a life insurance policy is based primarily on the life expectancy of the insured and the estimated premiums payable by the Fund over the expected life of the insured. Competitive bidding (i.e., offers made on the same policies by other life settlement companies) also influences the percentage of the face value that will be paid for the policy. Generally, the shorter the life expectancy of the insured, the greater the price paid for the policy. This is an arm's length negotiation between the buyer and seller and depends generally on market conditions. For purposes of the above example we have assumed a minimum payment of 50% to the insured, based on certain states' requirements; however, 31 states do not set any minimum amount which must be paid to an insured. See "Government Regulation of Life Settlements" below.

(2) Independent Broker's Fee. Either our provider or the insured will pay the broker for negotiating the sale of the insurance policy. Broker's fees are based on market conditions and we currently estimate to be between 4% and 8% of the face amount of the policy. Vermont is currently the only state which limits broker's fees to 2% of the amount paid to the insured while other states say it must be a reasonable fee. However, we have assumed the maximum 8% fee for purposes of the above table.

(3) Deposit to Premium Escrow Account. The funds in the premium escrow account, which will be used exclusively to pay policy premiums, are expected to generally equal l50% of the premiums for the estimated life expectancy of the individual insured for each of the three-year life expectancy in the above example with a minimum of two years beyond the estimated life expectancy. Such escrowed funds will be invested in interest bearing bank accounts, money market funds, or used to purchase U.S. Treasury Bills.

(4) Origination Fee. The fee to be paid to the provider, which may be our provider or another provider in the secondary market, will be up to a maximum of 5% of the face amount of the policy which percentage we have assumed in the above table.

(5) Our Manager's and/or Third Party Outsourcing Fees. The fees to be paid to our manager, who intends to service the policies and monitor the insureds on behalf of the Fund, will be negotiated and determined by our manager, and will be up to 5% of the face amount of the policy, as assumed in the above table. Services provided by our manager will include: due diligence and policy review, independent medical review for estimating the life expectancy of the insured, closing costs, which include legal fees, administering the policy and the investors and monitoring the life status of the insured.

(6) We intend to pay to our underwriter, our registered sales representatives, or unaffiliated broker-dealers at the time of purchase of insurance policies, a selling commission of up to 10% of the gross proceeds of the number of units sold. However, in the above example, because the payments to seller are determined by statute or market conditions, and payments to the independent broker and premium escrow account are set by market conditions, the compensation to be paid to our provider, manager and underwriter is the remainder which will enable the Fund to return 8% interest compounded annually. Therefore, in the example, the underwriter's commission was reduced to 6.5% of the gross proceeds.




General Description of Different Types of Insurance Policies to be Purchased by the Fund and Investment Strategies

      o Our portfolio will consist mainly of the following types of life insurance policies: whole life insurance, adjustable whole life, universal life insurance, variable adjustable life insurance, Retired Federal Employees' Group Life Insurance (FEGLI) and term policies.

      o Whole life insurance offers protection for the life of the insured based on a fixed premium payment. Policies may provide coverage on a single life or joint lives, either first to die or survivorship.

      o Adjustable whole life and combination whole life/term rider policies can have limited guaranteed protection periods, or in the case of combination policies, the term portion decreases. In both cases, dividends are used to extend the coverage period or purchase paid-up whole life to replace the decrease in the amount of term insurance.

      o Flexible premium universal life and variable adjustable life policies are designed to mature or expire at 95 and beyond for specific amounts. Policies may provide coverage on a single life or joint lives, either first to die or survivorship.

      o Term policies are issued for a specific period and generally expire without a death benefit at ages from 90 to 100. We will purchase only those policies with coverage periods at least three times the insured's life expectancy. All term policies must be convertible or exchangeable, without medical evidence and reinstatement of contestability or suicide provisions.

      o The only group life insurance which the Fund intends to purchase is Retired Federal Employees Group Life Insurance (FEGLI) policies which provide coverage for the life of the insured without any termination or decrease in death benefits. An absolute assignment will be made so that the Fund will be the only person able to make changes on the policy or terminate the policy. Our manager will need to reimburse the insured for premium payments, on a quarterly or semi-annual basis as payroll deductions are the only mode available and an insured will be required to mail pay stubs to the Fund.

      o Our manager intends to follow the following policy origination guidelines in purchasing life insurance policies through our provider depending on the type of life insurance policy purchased, as described above. An explanation of the A.M. Best ratings appears following these guidelines.

Policy Origination Guidelines

Types of Policies

      1.    Whole Life (including joint and survivorship)

      2.    Retired Federal Employees Group Life Insurance (FEGLI)

      3.    Adjustable Whole Life and Combination Whole Life/Term Rider

      4. Flexible Premium Universal Life and Variable Adjustable Life (including joint and survivorship)

      5.    Term Policies (must be convertible or exchangeable).

Strategies

      Our provider will follow the criteria described below when originating policies. The number and scope of life insurance policies in the pool that we intend to create will increase with the amount of proceeds we obtain. Our goal is to create a diverse pool of between 250 and 500 life insurance policies owned by terminally ill and chronically ill persons of all ages and senior citizens, age 65 and over to be determined by medical and insurance underwriting and based on actuarial tables. In any event, our manager which is controlled by John Tooke will have sole discretion to oversee these strategies. We intend to use the following strategies.


      o All insurance carriers in the Fund covering the life settlements must be rated B+ or better by A.M. Best as discussed in further detail below.


      o We will only purchase policies where the estimated life expectancy of the insured is between one and ten years.

      o We will only purchase policies beyond the contestable and suicide periods.

      o We will only purchase group insurance policies from Federal Employees' Group Life Insurance (Retired).


      o We will not purchase policies from individuals who have been diagnosed HIV positive only; the insured must have been diagnosed as having the terminal illness of Acquired Immune Deficiency Syndrome. The Acquired Immune Deficiency Syndrome is the end stage of HIV infection, characterized by opportunistic infections or a specific blood test, CD4 count of less than 200/mm., malignancies, generalized wasting and profound loss of the immune system as defined by the Center for Disease Control. For insureds with Acquired Immune Deficiency Syndrome the maximum policy size we will accept is $500,000.

      o We will require an outside medical review to establish the estimated life expectancy for all terminally and chronically ill (a continuing disease which is not currently, but may become terminal) insureds.

      o We will not purchase more than one-third of the policies in the pool from any one type of terminal or chronic illness.

      o The maximum policy size for terminally and chronically ill insureds of all ages and seniors, age 65 and older with a life expectancy based solely on actuarial tables, is $2.5 million dollars.


      o For seniors, age 65 and older, we have the right to base the estimated life expectancy solely on actuarial tables for whole life policies only. Mortality projections for Senior Life Settlements (65 years or older) are based on the 2001 CSO Mortality Tables for females and males.


      o We will not purchase Universal Life policies that terminate before the insured is age 95 or Term policies that terminate prior to age 95 and cannot be converted or exchanged to extend the death benefit to age 95. All Universal Life and Term policies must have a coverage period of a minimum of three times the insured's estimated life expectancy based on their age at the time the policy is purchased by the fund until the termination date of the policy, or a minimum coverage period of 10 years beyond the estimated life expectancy and the termination date, whichever is greater. Also, for insureds over age 65, policies over $1.25 million, and estimated life expectancies beyond six (6) years will require two medicals (we will rely upon the more conservative of the two medicals).


A.M. Best's Ratings

      The objective of the A.M. Best rating system is to provide an overall opinion of an insurer/insurance company's ability to meet its obligations to policyholders.

      According to A.M. Best, their company ratings are based on three main factors used to measure an insurer's financial strength and ability to meet obligations to policyholders, as compared with industry composites. The factors are:

      1.    Balance Sheet Strength

      2.    Operating Performance

      3.    Business Profile

      Balance sheet strength is determined by measurement of growth in underwriting, ratio of premiums written to capital and surplus, capital adequacy ratio, ratio of capital and surplus to liabilities, ratio of re-insurance expenses to capital and surplus funds, annual change in capital, capital structure of holding companies, quality and appropriateness of reinsurance, adequacy of policy reserves, quality and diversification of assets and various liquidity tests.

      Operating performance is centered around the insurer's profitability from insurance operations, using various tests such as benefits paid as a percentage of net premiums, commissions and expenses incurred as a percentage of net premiums written, and return on equity.

      Business profile issues analyze the diversification of an insurer as to how the book of business is spread geographically, by product and distribution. In addition, A.M. Best analyzes the insurer's market position, management, revenue composition, insurance market risk, and event risk.

      The range of A.M. Best ratings are as follows:

      A.M.              Best Ratings
      ------------------------------
      A++, A+           Superior
      A, A-             Excellent
      B++, B+           Very Good
      B, B-             Fair
      C++, C+           Marginal
      C, C-             Weak
      D                 Poor
      E                 Under Regulatory Supervision
      F                 In Liquidation
      S                 Rating Suspended

      An A.M. Best rating may be lowered or withdrawn entirely by A.M. Best if, in its judgment, circumstances so warrant.

      Ratings of A+ to A++ are assigned to insurance companies which have, on balance, superior financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a very strong ability to meet their ongoing obligations to policyholders. Ratings of A- to A are assigned to insurance companies which have, on balance, excellent financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes that these companies have a strong ability to meet their ongoing obligations to policyholders. Ratings of B+ to B++ are assigned to insurance companies which have, on balance, very good financial strength, operating performance and market profile when compared to the standards established by A.M. Best. A.M. Best believes these companies have a good ability to meet their ongoing obligations to policyholders.

Competition

      Our manager believes potential insureds distinguish insurance settlement companies based on three principal factors:

      o     price;

      o     response time; and

      o sensitivity and professionalism in dealing with the insured and his friends and relatives.

      A life settlement company typically determines the price that it is willing to pay for a life insurance policy principally based upon its estimate of the life expectancy of the insured and the present value of such policy discounted at a rate as determined by such life expectancy. Response time is affected by the provider's internal ability to meet demand, the cooperation received from the potential client's insurance company and the insured's doctor and, ultimately, the provider's access to capital to fund its purchase of a policy.

      Our manager believes that approximately 50 to 60 life settlement companies currently operate in the United States. Although lack of traditional funding sources and high financing costs have limited the industry's growth in the past, competition has recently increased. The increased competition has contributed to higher purchase prices and lower original estimated annual rates of return.

      Most insurance companies also offer some form of accelerated death benefits to holders of their policies with terminal illnesses, but the costs thereof vary substantially among such companies. A recent article appearing on The Northwestern Mutual Life Insurance Company website, states that while insurers began developing accelerated death benefits only a few years ago, today more than 200 companies offer people with terminal and chronic illnesses accelerated benefits, protecting over 18 million policyholders. As with any new product, there are substantial variations in design, cost and coverage. According to "Gay Money Magazine," accelerated benefits or acceleration often requires a special rider on your life insurance policy in order to pay part or all of the policy face amount directly through separate life settlement companies from the insurer if your doctor signs a statement certifying the insured's life expectancy is less than 6 or 12 months. Also, most insurers allow acceleration on only part of policy, often only 25-50%. This is a reflection of this industry's assumption that life insurance is for those left, not the living. Of course, this varies among insurers.

      An article from insure.com on April 17, 2001, states that most companies require that the insured's life expectancy be 12 months or less from the time the insureds applies for accelerated death benefits. Most policies specify that the insured has a "dread disease" such as a heart attack, life-threatening cancer, stroke, coronary artery bypass surgery or kidney failure. Some policies charge the insured a higher premium for the option of accelerating your death benefit. However, there are others that charge only if the benefit is accelerated, while others do not charge at all. Most life insurance companies limit the amount of the insured's death benefit he can accelerate, either by restricting the percentage of his death benefit or the dollar amount that the insured can receive.

      Our manager believes that insurance companies, on an industry-wide basis, have not aggressively participated in the market for terminally ill, chronically ill and senior citizen life settlements or related products or services primarily because of the undeveloped nature of the market and the potential for public relations problems for the insurance industry resulting from insurance companies redeeming policies for less than the death benefit promised to their policyholders.

      Given the restrictions typically imposed on the availability of accelerated death benefits, life settlements have, to date, been an attractive alternative to accelerated death benefits for insureds. Life settlements can also offer some people with terminal illnesses the opportunity to pursue lifelong goals while they are still relatively healthy. Although our manager believes that insurance companies may continue to be reluctant to enter the life settlement market they may reduce their restrictions applicable to accelerated death benefits, may begin to provide life settlements directly or through separate settlement companies or may offer other competing products or services on a broader basis.

      Our manager believes that the Fund will be well-positioned within the life settlements industry to compete. The Fund intends to establish a reputation in the industry for providing life settlements in a professional, efficient and responsible manner. In addition, our manager believes that it will be able to establish relationships with other providers which will provide it with a competitive advantage. Our manager also believes that the confidentiality afforded the insureds by having their policies beneficially owned by the Fund, which will not disclose any confidential information, will be an additional incentive for them to do business with our provider rather than sell their policies to persons who will hold the policies directly and know confidential information. Finally, if this offering is successful, the proceeds from this offering will allow our provider to have significant financial flexibility in such a fragmented market since it will have more resources which will allow it to purchase more insurance policies at more favorable prices than if it was only purchasing policies on an individual basis for one investor rather than for a pool of investors.

Government Regulation of Life Settlements

      We will monitor the progress of new legislation and regulations in each state in which we purchase policies. However, given the emerging nature of life settlement regulations, there may be periods in which we may not be in compliance, or are unable to comply with the effective provisions of each applicable, statute and regulation.

      The Viatical Settlements Model Act was developed by the National Association of Insurance Commissioners (NAIC) to encourage states to adopt uniform standards to regulate the life settlements industry. Viatical and life settlements are regulated by state laws of either the departments of insurance or securities departments. A number of states have adopted the NAIC Model Act and others have implemented certain provisions of the NAIC Model Act in the regulations they have enacted. Accordingly, a generic form of viatical settlement contract, which includes much of the NAIC Model Act, has been filed as an exhibit to the registration statement of which this prospectus forms a part. Set forth below are all material provisions of the NAIC Model Act, as well as any material state variations, as follows:

      o requires life settlement providers, brokers or investment agents to be in compliance with state insurance laws in the state of residence of the insured, and specifies the requirements for obtaining a license, where applicable, and circumstances under which state regulators may refuse to issue, suspend or revoke a license.

      o requires that life settlement contracts and related disclosure statements be submitted and approved by the state insurance regulator prior to use.

      o requires the licensee to file an annual statement with each state's insurance regulator and gives the regulator flexibility regarding the form and content of that statement. The reporting requirements for Texas are believed to be the most extensive and require an annual report of all viatical or life settlement transactions in Texas, and a separate complete and accurate annual report of all viatical or life settlement transactions for all states in the aggregate. The reports shall contain the information set forth in paragraphs as follows: for each viatical or life settlement contracted during the reporting period; the date the settlement contract was signed by all necessary parties; insurance carriers name, age, life expectancy in months, insured's state of residence, face amount of policy, net death purchased, estimated total premium to keep policy in force for total life expectancy or not applicable because the policy is paid up or no premiums are due. Net amount paid to the owner, source of policy, type of policy, age of the policy at the time of contract, primary diagnostic code at time of settlement contract, type of funding, status as of ending date, death if applicable; sold if sold, appoint if appointed to another provider or broker. Where death occurred, unique identifying number, date contract signed, age and life expectancy, insured's state or residence, net death benefit collected, total amount of premiums paid, net amount paid to owner, primary diagnostic code, date of death, difference between the actual number of months the insured lived after the date the contract was signed, and total life expectancy used by the reporting provider, name and address of each provider, representative, or broker, from which the reporting provider was referred a policy; name and address of any person from which the reporting provider was referred a policy for which a fee was given for referral; name and address of each provider or broker to whom the reporting provider referred a policy; number of policies reviewed and rejected, secondary market purchases as percentage of total policies purchased, name and address of any person whom the provider utilizes to perform medical evaluations of any kind relating to life settlors, the name and address or any provider or broker that the provider utilizes to track a life settlor's health status after a settlement contract has been signed by all necessary parties, and payment has been made to the owner, or to indicate tracking performed by in house employees. The report shall not include any confidential information. For those states which require financial responsibility, the provider's net capital will have to be verified each year and a bond kept in place.

      o prohibits any person, including the licensee, in the context of a life settlement transaction, with the knowledge of an insured's identity, from disclosing that identity or the insured's financial or medical information, to any person, unless an exception applies, such as when such information is directly related to and necessary to be disclosed for the completion of the life settlement contract following the death of the insured.


      o maintains broad procedures where state insurance regulators can examine and investigate licensees in the life settlement business and requires licensees to keep all records for a period of 5 years.


      o requires disclosure of information to the insured, including, but not limited to: (i) disclose to insured that his or her medical, financial or personal information, as given to the life settlement provider or broker, may be disclosed to others in order to effectuate the life settlement, (ii) possible alternatives to life settlement contracts, (iii) implications of proceeds received from the life settlement (i.e. creditors rights to proceeds, any effect on insured's eligibility to receive some form of governmental benefit, taxes on proceeds), (iv) name, address and telephone number of the life settlement provider, and (v) the amount and method of calculating the broker's compensation.

      o requires disclosure of information to potential investors (not including investors who are accredited investors, a financing entity, a special purpose entity, a related provider trust or a licensee under the NAIC Model Act), including, but not limited to: (i) annual rate of return, (ii) the risks involved in this investment, including no returns will be received until the insured dies and investor will lose all benefits or received substantially reduced benefits if the insurer goes out of business during the term of the viatical investment, (iii) type of policy being viaticated, its current status and any additional benefits in the policy, (iv) whether the policy is contestable, and (v) information with respect to monitoring the insured's condition and the frequency of such monitoring.

      o list general rules relating to the procedure for entering into a life settlement contract, and provisions regarding advertising and fraud.

      Approximately 20 regulated states have enacted statutes or adopted or proposed regulations that establish minimum purchase prices to be paid to the insured according to the insured's life expectancy. Those 20 states include, Arkansas, California, Connecticut, Mississippi, North Carolina, Tennessee, Washington, Minnesota, Wisconsin, Virginia, Iowa, Massachusetts, Nebraska, Louisiana, Alaska, Oklahoma, Montana, Maine and Vermont. These states generally provide that if the life expectancy is 0-6 months, at least 75-85% (but generally 80%) of the face amount of the policy must be paid; 6-12 months, at least 65-80% (generally 70%) must be paid; 12-18 months, at least 65-75% must be paid; 18-24 months, at least 60-70% must be paid; 24-30 months, at least 50%-60% must be paid; 30 months or longer, at least 50% must be paid. Many of these states reduce the required amounts to be paid for insurance carriers lower than the 4 highest A.M. Best ratings.

      Most states have statutes that regulate conducting a life settlement business. Many states regulate the life settlement business through their respective departments of insurance, while others, regulate through their respective securities departments. Our provider is in compliance with the laws of the State of Georgia, which regulates the sale of insurance polices as a security through the Division of Securities and Business Regulation. Most other states regulate the purchase, rather than the sale, of life settlement policies. Our provider will seek to become licensed where required or otherwise comply with the laws of all other states which regulate the purchase and/or sale of life settlement policies. However, our provider may not be able to obtain a license in every state when required, or to renew or prevent revocation of a previously issued license or approval. Our provider may be precluded from doing business in any state in which it is unable to obtain or maintain a required license or otherwise comply with the insurance or securities laws. In the event our provider is not licensed or approved to do business, in a limited number of states it may purchase policies referred by other licensed providers.

      Although we are not aware of any judicial authority interpreting whether the life settlement business constitutes conducting an insurance business, some states may consider life settlements to be an insurance company and preclude the Fund, which is not an insurance company, from operating in those states. See "Risk Factors--Possible Costs of and Delays Attributable to Government Regulation Will Affect Our Profitability."

Employees


      As of March 13, 2003, our manager employed 7 persons, and AmeriFirst, Inc., our controlling shareholder, employed 6 persons, all of whom are full-time employees. They include, John Tooke, the founder and principal of the Fund, an executive assistant, a chief information officer, in-house legal and accounting staff, insurance review, medical review, policy administration, computer and data processing personnel, customer service and medical review. Our provider employed two managers exclusive of John Tooke. Our underwriter employed two persons in broker-dealer operations exclusive of John Tooke. None of our manager's employees is covered by a collective bargaining agreement.

Facilities


      Our manager and underwriter sublease their executive offices, located at 814 North Highway A1A, Suite 300, Ponte Vedra Beach, Florida 32082; telephone number (904) 373-3034, at a monthly rental of $15,000. The sublease with a non-affiliate is for 18 months ending on July 28, 2004. The facility consists of approximately 7,349 square feet of office space.

      The Fund and our provider lease their offices located at 1712-H Osborne Road, St. Marys, Georgia 31558; tel no. 912-673-9100, at a monthly rental of $800. The lease with a non-affiliate is for five years ending on December 31, 2008. The facility consists of approximately 1,440 square feet of office space.


Legal proceedings

The company is not currently subject to any legal proceedings.

                            DESCRIPTION OF THE UNITS

The Fund's Assets


      The units issued in connection with this offering represent fractional membership interests in the Fund. The units in the aggregate will represent a 100% interest in the Fund's assets up until the final maturity dates. Each unit will represent the right to receive your proportionate share of proceeds from collections attributable to payments by insurance companies pursuant to the insurance policies. See "Description of the Units -- Investor Accounts and Allocation of Collections." The Fund's assets will consist primarily of:


      o     an irrevocable beneficial interest in the insurance policies;

      o     monies due or to become due under the insurance policies;

      o monies received from insurance companies in payment of the insurance policies;

      o monies on deposit in bank accounts of the Fund or other permitted investments as described under "Use of Proceeds," inclusive of interest earned or accrued on the funds deposited in said accounts; and

      o all right, title, and interest with respect to the insurance policies, including, but not limited to, an assignment of such policies where permitted or designation as irrevocable beneficiary, and any supporting documentation or agreements related to the insurance policies.

      Distributions will be made by check mailed or electronic deposit to each of the members as it appears on the register maintained by the Fund, or its designee.

      All cash payments of insurance proceeds to the Fund, including accrued interest thereon, received between the 26th day of one month through the 25th day of the following month, shall be paid to members on the fifth day of the second following month (the "Determination Date"). All cash proceeds received after the 25th day of the month shall be paid to members on the fifth day of the second following month. For example, proceeds paid on matured policies between January 26th and February 25th shall be paid on March 5th, but those received by the Fund on February 26th shall be paid on April 5th. Distributions will only be made following months in which insurance proceeds are received on matured polices. When there are no cash proceeds received by the Fund, interest for the money market fund will continue to accrue until paid in a month when insurance proceeds are received. The final payment on any unit, however, subject to deduction of applicable withholding taxes, will be made only upon presentation and surrender of such unit at the office or agency specified in the notice of final distribution to members. The Fund will provide such notice to registered members not later than the 5th day prior to the final distribution.

The Units


      The units will be issued in the minimum denomination of $1,000 with an initial minimum investment of one hundred units, or $100,000; however, our underwriter reserves the right to accept initial subscriptions of less than $100,000, and integral multiples of $1,000 in excess thereof equal to the original principal amount for which each investor subscribed to purchase. The Fund shall have five (5) days from the tender of a subscription agreement to accept or reject an investor's funds promptly following each closing date of this offering. The Fund shall deliver countersigned subscription agreements and any evidence of book entry of the units to the members against payment to the Fund of the subscription proceeds for such units.


Registration, Transfer and Exchange of Units

      Our manager shall cause a listing of the units to be kept at the office or agency to be maintained by the transfer agent and registrar in which, subject to such reasonable regulations as it may prescribe, the transfer agent and registrar shall provide for the registration of the units and of transfers and exchanges of the units. Our manager is initially appointed the transfer agent and registrar, but shall be permitted to resign as transfer agent and registrar upon 30 days written notice to the Fund, in which event, the Fund shall appoint a successor transfer agent and registrar.

      Upon surrender for registration of transfer of any unit at any office or agency of the transfer agent and registrar for this purpose, the Fund shall execute, and our manager shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new units in authorized denominations of like aggregate principal amount. The transfer agent and registrar will maintain at its expense, in Florida, an office or offices or agency or agencies where units may be surrendered for registration of transfer or exchange.

      Every unit presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the transfer agent and registrar duly executed by the member thereof or his attorney duly authorized in writing. No service charge to the member shall be made for any registration of transfer or exchange of units, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of units. All units surrendered for registration of transfer or exchange shall be cancelled in a manner satisfactory to our manager and the transfer agent and registrar.

      Prior to presentation of a unit for registration of transfer, our manager, the transfer agent and registrar and any agent of any of them may treat the person in whose name any unit is registered as the owner of such unit for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Fund, our manager, the transfer agent and registrar, nor any agent of any of them, shall be affected by any notice of the contrary.

      Our manager shall make all withdrawals, deposits and payments and shall have revocable power to transfer funds among investor accounts and make distributions to members from the operating escrow account.

List of Members

      Our manager will furnish or cause to be furnished by the transfer agent and registrar, if other than our manager, to the Fund within five business days after receipt by our manager of a request therefor from the Fund, in writing, a list in such form as the Fund may reasonably require, of the names and addresses of the members as of the most recent record date for payment of distributions to members. Members holding an aggregate amount of not less than 10% of the units then outstanding may apply in writing to our manager that they desire to communicate with other members with respect to their rights under the Fund's operating agreement. If such request is accompanied by a copy of the communication which such applicant proposes to transmit, then our manager, after having been adequately indemnified by such applicant for its costs and expenses, shall afford or shall cause the transfer agent and registrar if other than our manager, to afford such applicant access during normal business hours to the most recent list of members held by our manager. The list shall be as of a date not more than 45 days prior to the date of receipt of such applicant's request and shall give our manager notice that such request has been made, within five business days after the receipt of such application. Every member, by receiving and holding units, agrees with our manager that neither our manager, the transfer agent and registrar, if other than our manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the members, regardless of the source from which such information was obtained.

Investor Accounts and Allocation of Collections


      The Fund's assets shall include investor accounts which consist of the operating escrow account, premium escrow account, and a provider escrow account, each of which shall be established and maintained by the Fund with SouthTrust Bank for the benefit of the members only upon the completion of the minimum offering and the release of funds from the subscription escrow account.


      Operating escrow account. The operating escrow account shall be established by the Fund and maintained by our manager as a segregated, interest bearing money market escrow account and it shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the members and shall be subject to distribution in accordance with the Fund's operating agreement. The operating escrow account shall contain collections attributable to insurance policies and funds on hand from this offering to purchase life insurance policies, transfer funds to the premium escrow account and fees to our manager, provider and underwriter. All funds will be deposited into the operating escrow account after the minimum offering is completed.


      Provider Escrow Account. The provider escrow account shall be established by the Fund and maintained by our provider as a segregated, interest bearing escrow account. This account will be used when required by various states to hold all funds in escrow pending a closing of a purchase of an insurance policy. The funds deposited by the Fund in this account shall be used by the provider to purchase life insurance policies from the insured, when applicable pay the broker's fee to the insured's broker and pay any other fees assumed with the purchase.


      Premium Escrow Account. The premium escrow account shall be established by the Fund and maintained by our manager as a segregated interest bearing escrow account. It shall bear a description clearly indicating that the funds deposited therein are held in escrow solely to pay premiums for all policies purchased by the Fund. The amount of premium payments set aside for each policy shall generally be equal to 150% of the annual premiums for the estimated life expectancies of the insureds with a minimum of two years beyond the estimated life expectancy. Upon liquidation of the Fund, the remaining premium escrow account shall be transferred in whole to members of the Fund together with accrued interest thereon.





      Distributions from Investor Accounts. Our manager shall have the revocable authority to make withdrawals and distributions from, or transfers between, the investor accounts. Funds on deposit in the operating escrow account, premium escrow account, and provider escrow account may at all times be invested in permitted investments, including interest-bearing bank accounts, money market funds or short-term U.S. treasury bills, provided that any investment shall mature and the funds shall be available for withdrawal on or prior to the purchase of any life insurance policy from an insured. Our manager shall hold for the benefit of the members the negotiable instruments or securities, if any, evidencing the permitted investments from the time of purchase until the time of sale or maturity. Subject to the maturity restrictions set forth above, the Fund shall instruct the escrow agent, in writing, as to the investment of funds on deposit in the premium escrow, provider escrow account and the premium escrow account. If, for any reason, the Fund does not provide investment instructions to our escrow agent, then the availability of funds or the balances in the premium escrow, provider escrow account and the premium escrow account, all investment earnings on the funds shall be deemed not to be available or on deposit. Our manager shall not be responsible for any losses incurred in connection with any permitted investments.


      Our manager is required to deposit immediately or cause to be deposited in the operating escrow account all collections, which it receives.

Priority of Payments

      Upon the maturity of a life insurance policy, a claim is filed with the insurance company. Once a claim has been paid to the Fund, our manager shall deposit the funds into the operating escrow account. Our manager will then withdraw from the operating escrow account, to the extent funds are available, funds for payment to each member's capital contribution and interest based on their proportionate share of proceeds from life insurance policies. Funds shall be paid, proportionately, to members on the Determination Date, which is generally the fifth day of the month following the Fund's receipt of proceeds from an insurance policy.


Capital Calls


      In the event that sufficient funds are unavailable to pay any premium on an insurance policy and an insurance policy would thereby lapse, our manager shall have the right to require of the Fund's all members to make additional capital contributions (e.g., a "capital call") of up to six months premiums to insure that no policy lapses. A capital call to pay a policy premium shall only be made when the premium escrow account has been exhausted. Our manager also has the discretion to make a capital call to cover litigation costs and any other expenses to preserve the Fund and for which there are insufficient funds on hand. The members will make the capital call in proportion to their membership interests in the Fund. Capital contributions pursuant to this provision shall be made within 30 days after receipt of notice from our manager of the amount of the contributions. If a member shall default in making any such capital contribution, the other members shall have, with respect to the defaulted contribution, the right to contribute proportionately and receive a substantial premium (expected to equal at least 150%) of the membership interest attributable to the defaulted capital contribution.


Return on Investment

      With respect to the return on investment, with the maturity of each insurance policy and the payment of the proceeds to the Fund, our manager shall withdraw from the operating escrow account, proceeds attributable to insurance policies which are on deposit in the operating escrow account for payment to the Fund's members on the above described Determination Date.


      With respect to the final maturity of the last insurance policy, our manager shall withdraw from the amount deposited in the operating escrow account an amount equal to the outstanding amount of principal of the units as of the end of the day on the preceding record date.


Additional Rights upon the Occurrence of a Bankruptcy Event

      The Fund has no intention of filing a voluntary petition under the United States Bankruptcy Code or any applicable state law so long as the Fund is solvent and does not reasonably foresee becoming insolvent.

      The voluntary or involuntary application for relief under the United States Bankruptcy Code or any comparable state law with respect to our manager should not necessarily result in a similar voluntary application with respect to the Fund so long as the Fund is solvent and does not reasonably foresee becoming insolvent by reason of our manager's insolvency or otherwise. The Fund believes that:

      o a voluntary application for relief under the United States Bankruptcy Code or any similar applicable state law with respect to the Fund may not lawfully be filed without the prior consent of all members of the Fund, and

      o subject to the assumption that separateness and corporate formalities are observed by our manager and the Fund, the assets and liabilities of the Fund should not be substantively consolidated with the assets and liabilities of our manager in the event of an application for relief under the United States Bankruptcy Code with respect to our manager.

      If the Fund voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within 90 days after its filing, the Fund shall on the date of the bankruptcy event immediately cease to acquire any additional insurance policies within l5 days of the bankruptcy event. Our manager shall then (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that our manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the members describing the proceeding and requesting instructions from the members. No sale, disposition or liquidation, whether in whole or in part, of the insurance policies shall be consummated until and unless our manager shall have first received written instructions, or other written response or affirmative refusal to provide a written response from members representing in excess of 51% of the principal amount of the units then outstanding.

Matters Relating to the Liability of the Fund

      Scope of Liability. The Fund shall be liable for the obligations specifically undertaken by the Fund under its operating escrow agreement. Neither the Fund, nor any of our manager, officers, employees or agents of the Fund, shall be under any liability to the members or any other legal person for taking any action or for refraining from taking any action under the operating agreement whether arising from express or implied duties under the operating agreement. However, this limitation on liability shall not protect the Fund or any manager, officer, employee or agent of the Fund against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement.

      Indemnification. The Fund has indemnified and held harmless our manager in the Fund's operating agreement from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager in connection with the offering of units hereto or any agreement executed or delivered in connection thereto or in any way relating to or arising out of the transactions related thereto, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although the Fund shall indemnify our manager if such acts, omissions or alleged acts or omissions constitute ordinary negligence, the Fund shall not indemnify our manager if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by our manager. The Fund shall not indemnify our manager or the members as to any losses, claims or damages incurred by any of them in their capacities as investors. The Fund shall not indemnify our manager or the members with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the members to any taxing authority, which taxes shall be the sole obligation of our manager and the members. Any indemnification shall only be from assets of the Fund.

Matters Relating to the Liability of Our Manager

      Scope of Liability. Our manager shall be liable for the obligations specifically undertaken by our manager pursuant to this prospectus and under the Fund's operating agreement. Neither our manager, its officers, employees or agents shall be under any liability to the members, the Fund or any other legal person for taking any action or for refraining from taking any action under the operating agreement, whether arising from express or implied duties under the operating agreement or this prospectus. However, this limitation on liability shall not protect our manager, or any officer, employee or agent of our manager against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in the performance of duties or by reason of its willful misconduct under the operating agreement. Our manager shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the insurance policies and which in its reasonable opinion may involve our manager in any expense or liability.


      Indemnification. Our manager shall indemnify and hold harmless the Fund from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of our manager in connection with the offering of units in connection with this offering or any agreement executed or delivered in connection thereto or in any way relating to or arising out of the transactions related thereto, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. However, although our manager shall indemnify the Fund if such acts, omissions or alleged acts or omissions constitute ordinary negligence, our manager shall not indemnify the Fund, if such acts, omissions or alleged acts or omissions constitute willful malfeasance, bad faith or gross negligence by the Fund. Our manager shall not indemnify any members for any liabilities, costs or expenses of the Fund with respect to any action taken at the request of the members. Our manager shall not indemnify the Fund or the members as to any losses, claims or damages incurred by any of them in their capacities as investors. Our manager shall not indemnify the Fund or the members with respect to any federal, state or local income or franchise taxes, or any interest or penalties with respect thereto, required to be paid by the Fund or the members to any taxing authority, which taxes shall be the sole obligation of the Fund and the members. Any indemnification shall only be from assets of our manager.


                  DESCRIPTION OF VIATICAL SETTLEMENT CONTRACTS

Viatical Settlement Contract

      Our provider will originate policy purchases on behalf of the Fund either directly from the insured when it is licensed, or from other licensed providers, or from an unaffiliated broker network pursuant to a "viatical settlement contract," a form of which is filed as an exhibit to this registration statement of which this prospectus forms a part. Each viatical settlement contract may vary depending upon each state's applicable laws. Our provider has agreed in writing to assign all policies, which it purchases to the Fund except those it sells on non-securitized basis to unaffiliated third parties. Under the viatical settlement contract, our provider will acquire from the insured all of his right, title and interest in and to such policy.

      In addition to the viatical settlement contract, the insured will be required to provide to our provider all documents required by our provider and the insurer to effectuate the transfer of the insured's interest in and to the policy to our provider and the original policy including, but not limited to:
(i) "disclosure statement" which discloses to the insured various risks relating to entering into a life settlement, (ii) "authorization to release medical information" of the insured to our provider, (iii) "release and consent to change of beneficiary" of the policy to the Fund, (iv) "medical certification of mental competency" of the insured, (v) "personal references" of the insured, and
(v) "distribution directions" which indicates how the insured wishes to receive the life settlement proceeds of the policy, all of which will be attached as an exhibit to the viatical settlement contract and deemed to be a part of viatical settlement contract.

      The viatical settlement contract, together with any and all additional documents required to effectuate the transfer from the insured to our provider shall become null and void at any time if it is determined that the policy was purchased from the insured, issued by the issuer or sold by the insured to our provider under fraudulent circumstances and/or the insured is in breach of the representations and warranties provided in the viatical settlement contract or any other documents provided by insured in connection therewith. If the viatical settlement contract is deemed null and void, the insured shall return to our provider, within up to thirty (30) days from the date of cancellation, the life settlement proceeds paid to the insured for the policy and premiums paid by the Fund or our provider, together with interest.

Assignment of Insurance Policies

      Our provider will assign, transfer and convey to the Fund all its right, title and interest in and to each insurance policy being transferred. In any state which does not permit an assignment of a policy to the Fund, but only to a licensed provider, the Fund will become the irrevocable beneficiary of the policy. Upon request of the Fund, our provider will notify the Fund of the amount of insurance policies available for purchase. The Fund will purchase insurance policies with the gross proceeds of this offering by forwarding the purchase price together with broker's fees, where required, to the provider's escrow account simultaneously with the execution of the agreement by the insured. The monies advanced by the Fund with respect to any one insurance policy shall not exceed an amount agreed upon between our provider and the Fund as to the discount from the face amount of the insurance policy, excluding our provider's fees. Such advance will be payable to our provider in cash or in some other form of payment in which funds will be immediately available.

      In connection with the assignment and transfer of the insurance policies to the Fund, our provider will indicate in its computer's master file that the insurance policies have been sold to the Fund by our provider. In addition, our provider will furnish to the Fund a computer printout readable by the Fund containing a true and complete list of all such insurance policies, identified by account number and by the total outstanding face amount upon the purchase of each life insurance policy. Furthermore, our provider will direct the insurers to send all policy proceeds payments to the operating escrow account, which will be owned by the Fund.

      The Fund will not engage in any activities except acquiring insurance policies from our provider or other licensed providers or through the independent broker network, and engaging in activities incidental to, or necessary or convenient to accomplish the foregoing.

                            OTHER OPERATING POLICIES

      o We do not intend to issue any additional securities with rights that are senior to your rights as a member. Our manager will be the only member of the Fund other than the purchasers of units.

      o Except for the purchase of life insurance policies in our usual business, we do not intend to invest in the securities of similar life settlement companies or other issuers for the purpose of exerting control or for any other purpose.

      o We do not intend to underwrite securities of other life settlement funds, life insurance companies or any other issuers.

      o We may issue units in exchange for life insurance policies that satisfy our investment policies, but we will not issue securities in exchange for any other property.

      o We do not intend to purchase or otherwise re-acquire our units or other securities, except that we will apply the principal returned to us on the payment of insurance policy proceeds to return your investment to you and we will also return any funds that are not invested in life insurance policies on or before _______, 2004 [12 months from the date of this prospectus].

      o We intend to provide the periodic reports to you that are described in the Summary of the operating agreement in this prospectus.

                      OUR MANAGER, PROVIDER AND UNDERWRITER

Management


      Our manager was incorporated in Delaware on September 4, 2002, under the name AmeriFirst Financial Services, Inc. The address and telephone number for our manager is 814 North Highway A1A, Suite 300, Ponte Vedra Beach, Florida, 32082, telephone number (904) 373-3034. Our manager has qualified to do business in Georgia and maintains office space at our provider's facility. Our manager was formed to be a real estate broker, mortgage broker and to provide managerial services not only for the underwriter, provider and the Fund, but may also provide services to other outside companies or funds for a fee. The Manager will market its services to other outside entities and to additional funds and it does not believe for competitive reasons it would be able to do so, as part of the provider or the broker-dealer. AmeriFirst Financial Services also holds a mortgage broker's license and real estate broker's license in the State of Florida. AmeriFirst Financial Services is regulated by the Department of Business and Professional Regulation--Division of Real Estate and the Florida Office of the Comptroller--Department of Banking and Finance along with the Secretary of State for the State of Florida. The management of our manager is described below.

         Our provider is AmeriFirst Funding Group, Inc., a Delaware corporation, an affiliate of our manager, which will operate as a life settlement provider in the State of Georgia. The address and telephone number for our provider is 1712-H Osborne Road, St. Marys, Georgia 31558; telephone number (912) 673-9100. Our provider is in compliance with the laws of the State of Georgia to conduct life settlement business and will comply with the laws of all other states which regulate the purchase and/or sale of life insurance policies. Our provider will purchase insurance policies directly from the insured when it is licensed, or from other providers or from an unaffiliated nationwide broker network. Our provider, together with the assistance of our manager, as servicer, will evaluate and choose the life insurance policies in which we will purchase in accordance with the policies described in this prospectus. John Tooke is the sole director of our provider.

      Our manager will manage and control our affairs and have responsibility and final authority in almost all matters affecting our business. In addition, our manager currently intends to act as our servicer and service the policies we purchase; however, we may outsource any or all non-financial services to a third party. The Fund does not have its own employees or offices. The employees of our manager and provider and their parent, AmeriFirst, Inc., will carry out our operations at their offices or will outsource and oversee the services performed by a third party servicer. See "Management's Discussion and Analysis of Financial Condition of AmeriFirst Fund I, LLC." The duties of our manager and/or our servicer will include:

      o     dealings with members;

      o     accounting, tax and legal matters;

      o     communications and filings with regulatory agencies;

      o deciding what agreements we will enter into and whether we will enter into joint ventures with other companies to invest in life insurance policies;

      o due diligence review of the insured and the life insurance policy, estimate the life expectancy of the insured with the assistance of medical review service companies, close the transaction, monitor the life status of the insured and status of the policy, and file claims for proceeds when the insured passes away; and

      o     managing our other operations, if any.


The loss of John Tooke's services would not terminate the Fund's business and operations. At this point in time, each company is established with experienced staff with the knowledge and ability to continue their departments in the case that Mr. Tooke is unable to fulfill his duties. AmeriFirst Inc. has two other shareholders, as described below under "Officers and Directors of AmeriFirst, Inc." who intend to become active participants in the operations of the corporations at a later point in time. They would be able to immediately step in to work if Mr. Tooke's services were not available. The contingency plan would also have AmeriFirst, Inc.'s counsel, Mr. Dan Armstrong, actively run the operations of the companies in Mr. Tooke's absence. Mr. Armstrong has been with Mr. Tooke during the entire establishment of the operations and intends to become Executive Vice President of AmeriFirst later this year. Mr. Armstrong has been in the life settlements business for more than a year and he has extensive experience in senior management for several decades with multi-national companies and his own companies. Management believes that the business and operations of all the companies of AmeriFirst Inc. would continue to be operational even with the loss of Mr. Tooke's services.

Sole Executive Officer and Director of our Manager

      The following person is the sole executive officer and director of our manager.

              Name                          Age                                     Office
              ----                          ---                                     ------
           John Tooke                       61                  Chief Executive Officer, President and Director

      John Tooke has been Chief Executive Officer, President, director and through AmeriFirst, Inc., controlling shareholder of our manager since its predecessor's formation in June 2002. Since April 2002, when the predecessor of our provider was formed, Mr. Tooke has been Chief Executive Officer, President and director of our provider, AmeriFirst Funding Group, Inc. Mr. Tooke has been engaged in negotiations and start-up activities for the Fund and researching the life settlements industry commencing in April 2001. From 1996, when Mr. Tooke formed the predecessor to Global Express Securities, Inc. (previously known as First Florida Securities, Inc.), a member of the NASD, until he sold it in March 2002, he was president and a director of Global Express Securities, Inc. This firm is a regional NASD regulated broker-dealer originally located in Florida which relocated to Nevada in 1999. The firm specializes in the placement of high yield collateralized investment products through the sale of public and private securities both to the retail market and to individual clients. The firm's sole public offering which closed after Mr. Tooke left such Company, was a best efforts offering under the name Global Express Capital Real Estate Investment Fund I, LLC, of fractional units in a fund to make loans, or purchase entire or fractional interest in loans secured by mortgages or deeds of trust.

      From 1991-1996, Mr. Tooke was employed as a private investor in commercial real estate projects as a principal for his own account. While he was an investment banker, Mr. Tooke originated and produced commercial mortgages and sold them to investors. Any relevant prior performance data of Mr. Tooke's experience is more than 10 years old and not in his possession. From 1989 to 1991, Mr. Tooke was Senior Vice President of Security Pacific Merchant Bank, responsible for the entire investment banking group, which originated and securitized product for the bank. From 1985 to 1989, Mr. Tooke was Senior Vice President of Sales and Trading for Drexel Burnham Lambert which sold and traded multi-family and commercial mortgages and portfolios in the secondary markets. From 1984 to 1985, Mr. Tooke was Vice President of Sales and Trading of Morgan Stanley & Co. where he worked in all aspects of mortgage finance proposals such as CMO's, mortgage backed bonds and private placements. From 1981 to 1984, Mr. Tooke was a Vice President of Sales and Trading of Merrill Lynch where he traded whole loans, participation and conventional mortgage backed securities and analyzed and structured all securitized products. Mr. Tooke holds NASD Series 7, Series 24, Series 28 and Series 63 securities licenses. Mr. Tooke is a qualified securities principal. In addition, he is licensed in Nevada, California and Florida for the sale of real estate mortgages and securities.

      All of the capital stock of our manager, provider and underwriter is owned by AmeriFirst, Inc., a Delaware holding company. John Tooke owns 55% of the common stock, and Irving Strickstein and Denise Mugerdichian Lachman each beneficially own 22 1/2 % of the common stock. See "Certain Relationships and Related Transactions."

Officers And Directors Of AmeriFirst, Inc.

      The following persons are the officers and directors of AmeriFirst, Inc.

Name                       Age              Officer
----                       ---              -------
John Tooke                 61               Chief Executive Officer, President and Director
Brittany Ellis             28               Secretary and Director
Dawn Arnett                27               Director; Senior V.P., AmeriFirst Funding Group, Inc., and
                                            Managing Director of AmeriFirst Capital Corp.
Thomas M. Kann             56               Director; Senior V.P., AmeriFirst Funding Group, Inc., and
                                                 Managing Director of AmeriFirst Capital Corp.
Irving Strickstein         74               Chairman of the Board of Directors
Denise Mugerdichian
Lachman                    47               Director

      See "Sole Executive Officer and Director of Our Manager" above for biographical information on John Tooke, Chairman, Chief Executive Officer, President and Director of AmeriFirst, Inc.

      Brittany M. Ellis has served as the Director of Legal and Compliance, Secretary and a director of AmeriFirst Inc. since its inception in August 2002. She is responsible for obtaining insurance licenses in all fifty states. In addition, Ms. Ellis is Secretary and a member of the Boards of Directors of AmeriFirst Financial Services, Inc., AmeriFirst Funding Group, Inc., and AmeriFirst Capital Corp. Ms. Ellis graduated from Florida Coastal School of Law in May 2002 and is a member of the Florida bar. Ms. Ellis received her Bachelors degree from the University of Southern Mississippi in 1997. Prior to her legal career, she worked in managed services for the Aramark Corporation and Maidpro, Inc. in Massachusetts.

      Dawn N. Arnett has served as a director of AmeriFirst, Inc. since November 2002. She is also serving as the compliance officer and Managing Director for our underwriter AmeriFirst Capital Corp. since October 2002. Ms. Arnett is also Senior Vice President of our provider, AmeriFirst Funding Group, Inc., since January 2003, where she will manage policy origination for the Fund. From April 2002 to October 2002, Ms. Arnett worked as a registered sales representative for Vestin Capital, Las Vegas, Nevada, a securities company specializing in real estate investments. From March 2001 to April 2002, Ms. Arnett acted as compliance officer and registered representative for Global Express Securities, Inc., Las Vegas, Nevada, a securities company also specializing in real estate investments. From January 2000 until February 2001, she served as a research assistant at John Quillen East Tennessee State University Medical School. From August 1999 until January 2000, Ms. Arnett was a Registered Sales Representative with Prudential Securities. From September 1997 until August 1998, Ms. Arnett served as an investment Associate and Marketing Representative with Merrill Lynch, where she received her securities licenses to manage investor relationships for new and existing clients. Ms. Arnett holds Series 7, Series 24 and Series 66 securities licenses and will be licensed in each state in which the Fund intends to sell its securities. In 1997, Ms. Arnett received her Bachelors Degree in Economics and Biology from Simmons College in Boston, Massachusetts. From 1993 to 1997, she worked at Harvard Medical School doing clinical research where she had several papers published. At that same time, Ms. Arnett was interning at Walden Capital Management, a socially-responsible investment firm.

      Thomas M. Kann has served as a director of AmeriFirst, Inc. since November 2002. He is also serving as Managing Director of AmeriFirst Capital Corp. since October 2002, and as Senior Vice President of AmeriFirst Funding Group since November, 2002. Prior thereto, from April 2001 to March 2002, he was a registered sales representative of Global Express Securities, Inc., Las Vegas, Nevada. From October 1992 to October 2001, Mr. Kann was founder and President of World Access Telecom, Inc., a full-service telecommunications business, from the startup stages through full development. His experience as President of World Access Telecom, as well as Raleigh Enterprises, spans the international sector having serviced clients in over 50 countries. His more than 25 years' of experience on Wall Street encompass expertise as a trader and institutional salesman in fixed income securities with UBS Securities, Morgan Stanley & Co., Smith Barney, Loeb Rhoades, Shearson, First Interstate Bank of California and Bache & Co. Mr. Kann holds NASD Series 7, Series 22, Series 24 and Series 63 securities licenses and will be licensed in each state in which the Fund intends to sell its securities. Mr. Kann also holds a life insurance license in the State of Florida. Mr. Kann received his Bachelor of Arts Degree in Finance from Colorado Alpine College. In addition to being a charter member of the Republican Presidential Task Force since 1989, he is a fluent speaker of Hungarian, his native language.


      Irving Y. Strickstein has been Chairman of the Board of Directors and a shareholder of AmeriFirst, Inc. since November 2002. Since February 1954, Mr. Strickstein has been a part-owner, officer and director of National Lumber Company in Warren, Michigan.

      Denise Mugerdichian Lachman has been a director and shareholder of AmeriFirst, Inc. since November 2002. Since 1991, Ms. Lachman has owned Nolet Associates, an interior design and flooring company.

              COMPENSATION OF OUR MANAGER, PROVIDER AND UNDERWRITER

      Set forth below is a description of the compensation that the Fund may pay our manager, as servicer, our provider and underwriter. No other compensation will be paid to our manager, provider, underwriter or John Tooke in connection with the Fund. These compensation arrangements have been established by our manager and the Fund and are not the result of arms-length negotiations. Our manager has compared its compensation arrangements to those of unrelated parties providing the same services. They have determined the following compensation levels are fair and reasonable. In their view, our manager has:

      o     analyzed the compensation arrangement in other offerings,

      o spoken to other professionals in the industry including issuers, promoters and broker dealers,

      o examined rates from A.M. Best which set forth the rates being charged by those institutions for the same or similar services, and

      o collected data regarding compensation from trade association meetings and/or other relevant periodicals. The amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

      The exact amount of future compensation payable to our manager, provider and underwriter cannot be precisely determined. The compensation to be received by our manager and provider is based upon the total amounts of units sold and the face amounts of the life insurance policies purchased. The sales commissions paid to our underwriter is based on the number of units sold, however, will only paid at the time of purchase of insurance policies. If all $100 million of units are sold, AmeriFirst Capital Corp. would receive up to $10,000,000 of commissions. All other fees are based on the face amount of life insurance policies purchased, which cannot at this time be determined since the purchase price is a policy by policy decision negotiated between our provider and the independent broker for the insured. Based upon our manager's current knowledge of the industry and upon its review of similar programs and upon certain assumptions made as set forth below, our manager estimated the fees it and its affiliates will receive.

      The amount of fees to be paid to our manager, provider and underwriter will vary from those estimated below due to varying economic factors, over which they have no control, including, but not limited to, the state of the economy, competition in the area of life settlement contracts and certain states' requirements as to minimum amounts to be paid to an insured. In addition, our manager will purchase life insurance policies which based on the estimated life expectancy would provide a return to investors of at least 8% interest compounded annually. These limitations are expected to reduce the fees which can be paid to less than the maximum amount allowed. We will be subject to public reporting requirements and the Fund will file quarterly and annual reports with the SEC. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to our manager, provider and underwriter.

      The relationships among our manager, provider and underwriter referred to herein are described under the caption "Our Manager, Provider and Underwriter."


OPERATIONAL STAGE


Person Receiving         Form and Method of
Compensation             Compensation
------------             ------------


Provider Policy origination or brokerage commissions up to a maximum of 5% of the face value of each life insurance policy, depending upon market conditions. The fees will be paid one time on each policy to the entity acting as a qualified provider which will either be our provider or other providers. This is exclusive of fees which the insured is obligated to pay to the broker selling his policy to the Fund.

Manager                   The fees to be paid to our manager for servicing the
and/or Servicer           policies and monitoring the insureds on behalf of the
                         Fund will be up to 5% of the face amount of the policy and will include: a fee for due diligence, which includes evaluating the terms of each policy; medical consultant's review fee for estimating the life expectancy of the insured; fees for closing the transaction, which includes obtaining releases of prior beneficiaries and designation and recording the Fund as beneficiary; and a fee for servicing the insurance policies on an ongoing basis.

Underwriter              Our underwriter, or non-affiliated broker-dealers, will
                         be paid up to 10% of the gross proceeds of the offering as selling commissions at the time of purchase of insurance policies. See "Plan of Distribution."

John Tooke               AmeriFirst Inc. is paying John Tooke $8,000 per month
                         which will not be reimbursed from proceeds of this offering. Mr. Tooke is employed by the underwriter under a 3-year employment agreement ending July 31, 2005, pursuant to which he agreed not to compete with the underwriter or its affiliates for a two-year period following termination of employment.

LIQUIDATION STAGE


      Upon the dissolution of the Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Fund. Our manager may then elect to purchase the outstanding units of the Fund from members. After paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, the remaining assets will be distributed to the members, proportionately, in accordance with the positive balance in their respective capital accounts, without the payment of any fees to any affiliates of the Fund. See "Business - Investor Accounts and Allocation of Collections."


                              CONFLICTS OF INTEREST

      The relationships among the Fund, our manager, provider, underwriter, and John Tooke, may result in various conflicts of interest. Our manager, provider and underwriter are each controlled by John Tooke. Our manager and its officers and directors, in their capacity as such, are required to exercise their fiduciary duties to us and to you in a manner they believe will preserve and protect your rights as a member. Mr. Tooke has no intention to purchase life settlements for his own account or for the account of others, other than the Fund, except on a non-securitized basis.

      The paragraphs below describe material conflicts of interest of which we are aware that may arise in the course of the Fund's operation of our business.

1. Payment of Fees and Expenses. Our manager, provider and underwriter will receive substantial fees in connection with this offering and our ongoing operations which are described above under the caption "Compensation of Our Manager, Provider and Underwriter."

2. Purchase of Life Insurance Policies from our Provider. The officers and directors of our manager, which is controlled by John Tooke through AmeriFirst, Inc., a Delaware holding company, will make all final decisions regarding the life insurance policies we will purchase. Our provider is also controlled by John Tooke through AmeriFirst, Inc. Accordingly, although a purchase will be made on terms no more favorable to our provider and underwriter than to other persons, we may face a conflict of interest in determining whether a life insurance policy is appropriate for our portfolio. We will acquire many of our life insurance policies from or through our provider, AmeriFirst Funding Group, Inc., either directly from insureds, when it is licensed, or from other licensed providers, or from an unaffiliated broker network. Our provider is in compliance with the laws of the State of Georgia to conduct life settlement business and will comply with the laws of all other states which regulate the purchase and/or sale of insurance policies by the Fund. Our provider and the brokers will earn brokerage fees, described above, on life insurance policies we purchase through them or from them. Accordingly, since John Tooke controls our manager and our provider, he will face a conflict of interest in determining whether the life insurance policies meet our guidelines and are appropriate investments.

3. Non-Arm's Length Agreements. Our agreements and arrangements for compensating our manager, provider and underwriter and the interest of our manager as managing member of the Fund are not the result of arm's-length negotiations. Additionally, none of the directors of our manager, provider and underwriter are independent.

4. Competition for the Time and Services of John Tooke. We will rely on our manager, provider and underwriter and their directors and officers for the management of our operations. The directors and officers of our manager, provider and underwriter will devote such time to our affairs and as they determine in good faith and in compliance with their fiduciary obligations to us and to our members, to be necessary for our benefit.

      Our manager believes it has sufficient staff to be capable of discharging its responsibility to us. Our manager and its affiliate, AmeriFirst, Inc., had an aggregate of 13 employees as of January 13, 2003, including Mr. Tooke, a chief information officer, an executive assistant, in-house legal staff, accounting staff, insurance review, medical review, policy administration, computer and data processing personnel, customer service and medical administration, all of whom are full-time employees. Mr. Tooke has in excess of 25 years of experience in selling mortgage backed securities and other securities. He began to research the life settlement industry in April 2001 (see "Our Manager, Provider and Underwriter" above), however, he has no actual experience in purchasing and securitizing life settlement policies. The staff of our manager includes one person with 33 years of insurance experience, a nurse with 36 years of experience in the medical industry and three other persons with between four and six years of experience in the life settlements industry. Virtually all of our manager's employees will devote all of their business time to the Fund's affairs until such time as the offering is completed.

5. Provider Resells the Life Insurance Policies. Our provider may also retain or sell existing life insurance policies purchased by our provider for itself, or to other clients on a non-securitized basis, because this satisfies the objectives of our provider, or such other clients of our provider objectives of the Fund. Our provider will base the decision on factors such as the amount of funds available for investment, yield, portfolio diversification between terminally ill, chronically ill and senior citizens, insurance carriers, or other transaction terms. The Fund and our provider have entered into an agreement, a copy of which is attached as an exhibit to the registration statement of which this prospectus forms a part, that our provider may sell policies to entities other than our Fund only on a non-securitized basis.

6. Lack of Separate Representation. We are represented by the same counsel as our manager, provider and underwriter and we anticipate that this multiple representation by our attorneys will continue in the future. If a dispute arises between us and our manager, provider or underwriter, they will either obtain separate counsel or facilitate our retaining separate counsel for such matters. However, we do not anticipate obtaining separate counsel should there be a need in the future to negotiate or prepare contracts or other agreements between us and our manager for services including those contemplated by this prospectus, and as a result these agreements will not reflect arm's length bargaining.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      AmeriFirst, Inc. is a Delaware holding company incorporated on August 19, 2002, 55% of whose capital stock is owned by John Tooke, 22.5% is beneficially owned by Irving Strickstein and 22.5% is owned by Denise Mugerdichian Lachman. AmeriFirst, Inc. owns all of the capital stock of (a) AmeriFirst Funding Group Inc., a Delaware corporation formed on August 28, 2002, to be a qualified provider of the Fund; (b) AmeriFirst Capital Corp., a Florida corporation formed in October 2002, to be the underwriter of this offering upon registration with the NASD; and (c) AmeriFirst Financial Services, Inc., a Delaware corporation formed on September 4, 2002, to be our manager/servicer of this offering. See "Security Ownership of Certain Beneficial Owners and Management."


      On February 13, 2003, AmeriFirst entered into an expense agreement whereby AmeriFirst agreed to forgive approximately $218,000 of expenses which were incurred on the Fund's behalf. In addition AmeriFirst, Inc. agreed that the Fund would not have to repay any additional offering expenses paid by AmeriFirst, Inc.

      On October 28, 2002, Irving Strickstein, through his corporation, I.Y.S. III, LLC entered into a loan agreement with AmeriFirst Inc. evidenced by a promissory note in the principal amount of $500,000. In consideration of the loan, I.Y.S. received 450 shares (22.5%) of the common stock of AmeriFirst and a proportionate equity interest in any affiliates or subsidiaries of AmeriFirst, but not the net operating income of the Fund.

      On October 28, 2002, Denise Mugerdichian, through her corporation Dow Ridge Associates, LLC, entered into a loan agreement with AmeriFirst, Inc. evidenced by a promissory note in the principal amount of $500,000. In consideration of the loan, Dow Ridge received 450 shares (22.5%) of the common stock of AmeriFirst and a proportionate equity interest in any affiliates or subsidiaries of AmeriFirst, but not the net operating income of the Fund.


      The payment of principal and interest of all notes are to be re-paid solely from the net operating income of AmeriFirst Inc., as it becomes available and based on the discretion of John Tooke and the ongoing capital reserve requirements of AmeriFirst Inc. All notes bear interest at 1% over the prime rate charged by Comerica Bank.


      Although each of our manager, provider and underwriter will have their own independent employees, John Tooke is the sole director of each entity. Only the parent company, AmeriFirst, Inc. has independent directors serving on its board of directors.


      See "Conflicts of Interest" for information concerning conflicts of interest among the Fund, our manager, provider and underwriter, including the payment of substantial fees and expenses, non-arm's length agreements and compensation for the time and services of John Tooke.

      See "Our Manager, Provider and Underwriter" for information concerning the relationship among the Fund, our manager, provider and underwriter and biographical information of the management of our manager and AmeriFirst, Inc.

      See "Compensation of Our Manager, Provider and Underwriter" for information concerning the fees to be paid by the Fund to our manager, provider and underwriter.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

      The following table indicates the security ownership of persons known to be the beneficial owner of units of the Fund and giving effect to the sale of the minimum amount and maximum amount of units in this offering.

                                                             After this offering                  After this offering
                       Before this offering                     Minimum Amount                       Maximum Amount
                       --------------------                     --------------                       --------------
                       Unit           Percent of           Unit             Percent of           Unit           Percent of
                  Dollar Amount         Units          Dollar Amount          Units          Dollar Amount        Units
                   Beneficially      Beneficially      Beneficially        Beneficially      Beneficially      Beneficially
Name                  Owned             Owned              Owned              Owned              Owned            Owned
----                  -----             -----              -----              -----              -----            -----
Investors              --                --             $2,500,000             100%           $100,000,00          100%
in the
aggregate

      All of the capital stock of our manager, provider and underwriter is beneficially owned by AmeriFirst, Inc. AmeriFirst, Inc. was formed in Delaware on August 19, 2002. John Tooke owns 55% of the common stock and Irving Strickstein and Denise Mugerdichian each beneficially own 22 1/2% of the common stock of AmeriFirst, Inc.

                    FIDUCIARY RESPONSIBILITIES OF OUR MANAGER

      Our manager is accountable to you and the Fund as a fiduciary. This requires our manager to exercise good faith and integrity in handling our affairs. Our manager has fiduciary responsibility for the safekeeping and use of all of our funds, property and assets, whether or not in its control, and shall not employ or permit another to employ such funds, property or assets in any manner except as otherwise expressly set forth in the Fund's operating agreement or for our benefit.

      The Fund's operating agreement requires us to indemnify our manager, provider and underwriter from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of the Fund and in a manner reasonably believed to be within the scope of authority conferred on our manager by the operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager, provider and underwriter for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. You are not required to make payments from your separate assets. In accordance with Florida limited liability company law, we will not indemnify persons or advance payments if such manager was material to the cause of action and constituted either:

      1. A violation of criminal law, unless our manager had no reasonable cause to believe such conduct was unlawful;.

      2. A transaction where our manager derived an improper personal benefit;


      3.    An improper distribution where the Fund became insolvent; or


      4. Willful misconduct or conscious disregard for the best interests of the Fund in a proceeding by or in the right of the Fund to procure a judgment in its interest or in a proceeding by or in the right of a member of the Fund.

      The Fund's operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

      Our manager may be removed for cause and as otherwise specifically provided in the Fund's operating agreement. "Cause" means our manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund, which act or omission constitutes gross negligence or willful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting cause has occurred or exists; provided that any removal of our manager for cause shall be effectuated by a vote of the members whose aggregate capital accounts exceed 50% of the aggregate of all members' capital accounts at such time.

      Our manager will not be indemnified against liabilities arising under the Securities Act of 1933 unless we succeed in defending against the claims or the indemnification is approved by the court. The court will be advised that the Securities and Exchange Commission believes that indemnification for violations of securities law violates the Securities Act of 1933. In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 is against public policy and therefore unenforceable.

      This is a rapidly changing and developing area of law. If you have questions concerning the duties of our manager, you should consult with your own legal counsel.

                              ERISA CONSIDERATIONS

General

      The Employee Retirement Income Security Act of 1974 ("ERISA") contains strict fiduciary responsibility rules governing the actions of "fiduciaries" of employee benefit plans. It is anticipated that some investors will be corporate pension or profit-sharing plans and Individual Retirement Accounts, or other employee benefit plans that are subject to ERISA. In these situations, the person making the investment decision concerning the purchase of the units will be a "fiduciary" of such plan and will be required to conform to ERISA's fiduciary responsibility rules. Persons making investment decisions for employee benefit plans (i.e., "fiduciaries") must discharge their duties with the care, skill and prudence which a prudent man familiar with such matters would exercise in like circumstances. In evaluating whether the purchase of units is a "prudent" investment under this rule, fiduciaries should consider all of the risk factors set forth in this prospectus. Fiduciaries should also carefully consider the possibility and consequences of unrelated business taxable income (see "Federal Income Tax Consequences"), as well as the percentage of plan assets which will be invested in the Fund insofar as the diversification requirements of ERISA are concerned. An investment in the Fund is relatively illiquid, and fiduciaries must not rely on an ability to convert an investment in the Fund into cash in order to meet liabilities to plan participants who may be entitled to distributions.

      DUE TO THE COMPLEX NATURE OF ERISA, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OWN TAX ADVISOR OR PENSION CONSULTANT TO DETERMINE THE APPLICATION OF ERISA TO HIS/HER/ITS PROSPECTIVE INVESTMENT.

Plan Asset Regulations

      In order to avoid application of the U.S. Department of Labor's plan asset regulations, the Fund will limit subscriptions for units from ERISA plan investors such that, immediately after each sale of units, ERISA plan investors will hold less than 25% of the total outstanding membership interests in the Fund.

Annual Valuation

      Fiduciaries of plans subject to ERISA are required to determine annually the fair market value of the assets of such plans as of the close of any such plan's fiscal year. Although our manager will provide annually upon the written request of an investor, an estimate of the value of the units based upon, among other things, outstanding life insurance policies, it may not be possible to value the units adequately from year to year because there will be no market for them.

                         FEDERAL INCOME TAX CONSEQUENCES

      The following section is the opinion of our counsel, Snow Becker Krauss P.C., regarding the material United States federal income tax considerations which are relevant to a prospective investor. The federal tax considerations discussed below are necessarily general and may vary depending upon a member's particular circumstances. The tax aspects of this offering are complex and certain of them are not free from doubt.

      The discussion which follows assumes that a prospective investor is a citizen or resident of the United States, is not a tax-exempt organization and will become a member with a view towards economic profit apart form the tax benefits, if any, which may arise as a result of investment in the Fund.

      This discussion is based on the facts described herein. Any alteration of the facts may adversely affect the discussion. Furthermore, the discussion is based on existing law and applicable current and proposed Treasury Regulations and current published administrative positions of the service and judicial decisions, all of which are subject to change either prospectively or retroactively. For the reasons set forth below in Classification as a Partnership for Tax Purposes, it is counsel's opinion that the Fund will be subject to tax as a Partnership for Federal Income Tax purposes.

      EACH INVESTOR SHOULD SEEK, AND MUST DEPEND UPON, THE ADVICE OF HIS TAX ADVISOR, TAX COUNSEL OR ACCOUNTANT WITH RESPECT TO THIS INVESTMENT IN THE FUND, AND EACH INVESTOR WILL BE RESPONSIBLE FOR THE FEES OF SUCH ADVISORS, TAX COUNSEL AND ACCOUNTANTS. INVESTORS SHOULD BE AWARE THAT THE INTERNAL REVENUE SERVICE MAY NOT AGREE WITH ALL TAX POSITIONS TAKEN BY THE FUND AND THAT LEGISLATION, ADMINISTRATION OR COURT DECISIONS MAY REDUCE OR ELIMINATE ANY ANTICIPATED TAX BENEFITS TO AN INVESTOR.

Taxation of the Fund and its Members

      Under Federal Income Tax Regulations, a business entity formed as a limited liability company, such as the Fund, may elect to be taxed for Federal income tax purposes as either a partnership or a corporation. The Fund will elect to be taxed as a partnership. Therefore, it is counsel's opinion that pursuant to the Income Tax Regulations, it will be subject to taxation as a partnership. A partnership is not subject to federal income taxation. Each member reports on his federal income tax return his distributive share of the Fund's income, gains, credits, losses and deductions, whether or not actual distributions of cash or property is made to such member with respect to the member's taxable year. A member may realize taxable income in excess of his cash distributions if the Fund retains cash to meet its needs and distributes no cash or cash in an amount less than taxable income.

Classification as a Partnership for Tax Purposes

      As noted above, the Income Tax Regulations make it possible for an unincorporated entity such as the Fund to elect to be taxed either as a partnership or a corporation. The Fund intends to elect to be taxed as a partnership. Notwithstanding such election, the Internal Revenue Code of 1986, as amended (the "Code"), provides that a publicly traded partnership is treated as a corporation. The Code provides that a partnership is publicly traded if there are more than 100 partners and the interests in the partnership (i.e., membership interests in the Fund) are (1) traded on an established securities market or (2) readily tradable on a secondary market or the substantial equivalent thereof.

      It is the opinion of counsel that the membership interests in the Fund will not be traded on an established securities market for income tax purposes. The Income Tax Regulations provide that interests in a partnership are not readily tradable on a secondary market or the substantial equivalent if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933; and (ii) the partnership does not have more than 100 partners at any time during the taxable year.


      The Fund's operating agreement precludes recognizing transfers of membership interests if the effect of such transfer will be to cause the Fund to be treated as a publicly traded partnership. It is the opinion of counsel based on private letter rulings of the Internal Revenue Service that such limitation, if enforced, will be effective to preclude the company from being treated as a publicly traded partnership for income tax purposes. However, private letter rulings are only binding with respect to the taxpayer to which they are addressed. Nevertheless, since the Fund intends to enforce the provisions in the operating agreement, it is counsel's opinion that the Fund should not be taxed as a corporation and will not be subject to tax other than as a partnership.

Taxation of Partnership and Partner

      The Federal income tax laws recognize a partnership as an entity having its own taxable year and having its own income and losses. A partnership computes its income much as an individual does. However, once its income for its tax year is determined, the partnership does not, in general, pay taxes.

      The partnership reports to each individual partner that partner's share of income, gains, losses, deductions and credits on Schedule K, Form 1065. A partner then reports his or her individual income tax return and subject to any limitations applicable to him or her, his or her distributive share of the partnership's taxable income or loss, and separately stated items of partnership income, gain, loss, deductions and credits.

      As a consequence of this "flow through" system of taxability, distributions during the year are not the measure of a partner's share of partnership income for a year. A partner may have taxable income without the receipt of a distribution.


Administrative and Judicial Proceedings at Partnership Level

      In an administrative or judicial proceeding concerning partnership items, the determination of the tax treatment of partnership items is made at the partnership level, in a single administrative proceeding, rather than in separate proceedings with each partner. Special rules governing proceedings that must be conducted at the partnership level for the assessment and collection of tax deficiencies or for tax refunds arising out of the partner's distributive shares of income, deduction, credits, etc.

      Notice of the beginning of administrative proceedings and, in general, the resulting final partnership administrative adjustments must be given to all partners (whose names and addresses are furnished to the IRS). However, a group of partners having an aggregate profits interest of 5% or more may request notice to be mailed to a designated partner. Each partnership is supposed to name a "tax matters partner" who is to receive notice on behalf of small partners not entitled to notice and to keep all partners informed of all administrative and judicial proceedings at the partnership level. Settlement agreements may be entered into between the tax matters partner and the IRS that bind the parties to the agreement and may extend to other partners who request to enter into consistent settlement agreements. AmeriFirst Financial Services, Inc. will be the "tax matters partner."

Consistency Requirement

      Each partner is required to treat partnership items on his return in a manner consistent with the treatment of such items on the partnership return and may be penalized for intentional disregard of the consistency requirement. The consistency requirement may be waived if the partner files a statement (Form
8082) identifying the inconsistency or shows that it resulted from an incorrect schedule furnished by the partnership.

Tax Basis

      The tax basis to a member of his membership interest will be determined initially by the amount of his capital contribution. Such basis will be increased by the member's cumulative distributable share of Fund income and share of nonrecourse debt, if any. Such basis is decreased by a member's cumulative shares of the Fund's losses and distributions.

      If the basis of a member in his membership interest should be reduced to zero, the amount of any distributions to him in excess of his share of Fund taxable income for any year would be treated as a gain from the sale of his membership interest which could be treated as an ordinary gain or as a capital gain depending on the facts existing at that time. A member cannot, on an annual basis, use losses from the Fund in excess of his basis in his membership interest. Such excess losses may be carried forward and used when such member has sufficient basis. It is anticipated that the members will have sufficient basis in the membership interests for losses, if any, generated by the Fund.

Tax Treatment on Liquidations of the Fund

      Upon the liquidation of the Fund, liquidating cash distributions will be made to the members in accordance with their positive capital accounts. On dissolution, the Fund may distribute assets in kind or sell its assets and distribute cash. If cash is distributed, it may result in capital gain (or ordinary gain to the extent of substantially appreciated inventory) to the members. If property is distributed, there may be no immediate taxable income to members.

Amounts "At Risk"

      Under Section 465 of the Code, losses from certain activities may be deducted by a taxpayer only to the extent to which the taxpayer is "at risk" in the activity. Accordingly, the "at risk" rules will apply to a members' share of the losses from the Fund. Each member initially will be "at risk" to the extent of the amount of capital that he contributes to the Fund. In future years, such amount will be increased to the extent the member recognizes income from his investment in the Fund or contributes additional cash to the Fund, and reduced to the extent that he has deducted losses or received cash distributions from the Fund.

Limitations on Deductibility of Losses from Passive Activities

      All losses from "passive activities" are generally not deductible by a non-corporate taxpayer, a Subchapter S corporation, or a personal service corporation, except against income derived from "passive activities" of the taxpayer. "Passive activities" are those business activities in which a taxpayer does not materially participate. Thus, for those whose only activity is an investment in the Fund their participation would be treated as a "passive activity" for purposes of this limitation. Accordingly, so long as the member maintains his investment in the Fund, such member's share of the Fund's losses will not be deductible against his salary, active business income, income from dividends, interest, and royalties, and capital gains from nonbusiness properties. However, Fund losses, if any, generally will be deductible from such a member's gain and income from the Fund or from other passive activities. Investors should note that interest earned on the funds of the Fund may be considered "portfolio income" rather than passive income and, therefore, may not be offset by passive losses such as those that may result from the operations of the Fund.

      Losses from a passive activity which are not allowed in a taxable year may be carried forward indefinitely and be allowed against income from passive activities in subsequent years. Furthermore, losses from such an activity would be allowed in full to offset any income of the taxpayer when the taxpayer disposes of his entire interest in the activity (in a taxable disposition). Accordingly, any current or carried forward losses of a member with respect to the Fund will be deductible in full upon the liquidation of the Fund or upon a taxable disposition by a member of all of his membership interest in the Fund.

      The Treasury Department has broad regulatory authority with respect to the implementation of the limitation on losses from passive activities. Furthermore, the Code places a modified limitation on the deductibility of such losses by "closely held" corporations. Investors are therefore urged to consult their tax advisors as to the application and effect of the passive loss limitation with respect to their respective tax situations.

Life Insurance Contracts

      The assets of the Fund are expected to be a pool of life insurance policies on the lives of the terminally ill and chronically ill of all ages and senior citizens, age 65 and older with life expectancies based solely on actuarial tables.

      The Code provides that, with certain exceptions, gross income of a taxpayer does not include amounts received under a life insurance contract if such amounts are paid by reason of the death of the insured. One exception to this rule provides that if a life insurance contract or any interest in it is transferred for valuable consideration, the exclusion from gross income is limited to an amount equal to the sum of the actual value of the consideration and the other amount subsequently paid by the Fund after it acquires the policy. Accordingly, it is in the opinion of counsel, that in the usual case, any income of the Fund upon the maturity of a life insurance contract will be taxed as ordinary business income.

Fees and Other Payments

      The Fund intends to take the position that the payment of management fees, legal fees, accounting fees and fees to other service providers, to the extent deducted, represents a reasonable expense amortizable over the period benefited or an "ordinary and necessary" business expense payable for services rendered or obligations undertaken for the benefit of the Fund.

      The Code provides that organization expenses of the Fund are not deductible in the year paid. It provides that the Fund may elect to deduct ratably over a period of not less than 60 months, amounts paid or incurred in organizing a business, such as the Fund. This period begins with the month in which the Fund begins to do business. Organization expenses for this purpose are expenditures which are incident to the Fund's creation, chargeable to its capital account and of a character which, if expended in connection with the creation of a Fund having an ascertainable life, would be amortized over such life. In addition to such costs, another provision of the Code allows a taxpayer to elect to amortize over a 60-month period "start-up expenditures" in any amount (1) paid or incurred in connection with (a) investigating the creation or acquisition of an active trade or business, or (b) creating an active trade or business, or (c) any activity engaged in for profit and for the production of income before the day on which the active trade or business begins, anticipation of such activity becoming an active trade or business, and (2) which, if paid or incurred in connection with the operation of an existing active trade or business (in the same field as the trade or business referred to in (1)), would be allowable as a deduction for the taxable year in which paid or incurred.

      Neither the Fund nor any member is entitled to deduct amounts paid or incurred to promote the sale of (or sell) an interest in the Fund. Also, the Income Tax Regulations set forth the following examples of expenses which are not organization expenses: expenses connected with acquiring assets of the Fund, expenses connected with a contract relating to the operation of the Fund's trade or business even where the contract is between the Fund and one of its members and syndication expenses.

Allocation of Profits and Losses to Partners

      The Code provides that allocations of income, gain, loss, deduction or credit among partners will be controlled by the partnership agreement (i.e., the Fund's operating agreement) if the allocation has "substantial economic effect." The legislative history of this provision indicates that an allocation will be deemed to have substantial economic effect if the allocation will actually affect the dollar amount of the partner's shares of total partnership income or loss independently of tax consequences. If an allocation made by the partnership agreement does not have substantial economic effect, a member's shares of income, gain, loss, deduction or credit (or item thereof) will be determined in accordance with the partner's "interest in the partnership" taking into account all facts and circumstances. According to the legislative history, among the relevant factors to be considered are the partners' respective interests in cash flow and distributions upon liquidation, as well as their interests in partnership profits and losses (if different from that in taxable income or loss).

      The Fund's operating agreement provides that the Fund's profits and losses are allocated in accordance with members' capital accounts and that cash distributions will generally be made in accordance with the allocation of profits and losses. It is the opinion of counsel that such allocations have substantial economic effect.

Cash Distributions

      Cash distributions to the members from the Fund may not be equal to Fund income as determined for Federal income tax purposes. If cash distributions to a member by the Fund in any year are less than his share of taxable income, the member may be required to pay the income taxes attributable to his share of Fund income from funds not associated with his investment in the Fund. If cash distributions to a member by the Fund in any year exceed his share of the Fund's taxable income for that year, the excess will not be reportable as taxable income by the member for Federal income tax purposes, although it will reduce the tax basis of his membership interests. If the tax basis of a member in his membership interests is reduced to zero, his share of any subsequent cash distributions for any year, including his share in any reduction in nonrecourse liabilities, in excess of his shares of taxable income for such year, will be taxable to him as though it were a gain on the sale or exchange of his membership interest.

Alternative Minimum Tax

      All taxpayers are subject to a minimum tax at a rate of 21% (20% for corporations) in lieu of the regular income tax where the alternative minimum tax exceeds taxpayer's regular income tax for a taxable year. A taxpayer's alternative minimum taxable income, computed for purposes of the regular tax, in significant ways. Depending on a member's particular tax situation, the alternative minimum tax could reduce the after-tax economic benefit of an investment in the Fund. Also, the alternative minimum tax is taken into account for purposes of computing estimated tax liability. Each prospective member should consult and depend upon his personal tax advisor with respect to the possible effects on him of tax preference items.

Fund Not a Tax Shelter


      Certain provisions of the Code apply to tax shelters. For this purpose, tax shelter means an entity including a limited liability company such the Fund if the principal purpose of the entity, plan, or arrangement, based on objective evidence, is the avoidance or evasion of Federal income tax. The principal purposes of an entity, plan or arrangement is the avoidance or evasion of Federal income tax if that purpose exceeds any other purpose. Typical of tax shelters are transactions structured with little or no motive for the mismatching of income and deductions, overvalued assets, non-recourse financing or financing techniques which do not conform to standard commercial business practices. The Fund represents an effort to obtain a rate of return in a manner consistent with commercial practices in this area and in the opinion of counsel should not be treated as a "tax shelter" for Federal Income Tax purposes.


State Taxation

      The foregoing disclosure does not discuss the State tax consequences of an investment in the Fund. Potential investors should discuss possible State tax ramifications of an investment in the Fund with their tax advisors. Since the business will be principally carried on in the State of Florida, nonresidents of Florida should consider the availability of tax credits in their state of residence in determining the state tax impact on their investment.

                         SUMMARY OF OPERATING AGREEMENT

      The following is a summary of the operating agreement for the Fund dated as of September 25, 2002 and is qualified in its entirety by the terms of the operating agreement itself.

You are urged to read the entire operating agreement, which is set forth as Exhibit B to this prospectus.

Rights and Liabilities of Members

      Your rights, duties and powers as a member, will be governed by the operating agreement and by the Florida Limited Liability Company Act ("FLLCA").

      If you become a member in the Fund by purchasing units in this offering, you will not be responsible for the obligations of the Fund and will be liable only to the extent of the purchase price you pay for the units, which is your capital contribution to the Fund. You may be liable for any return of capital plus interest, if necessary, to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, a return of capital.

      You and other members will have no control over the management of the Fund except that in some cases, members who own together the percentages indicated on the table below of the capital accounts of the Fund may approve any of the following matters, generally subject to the approval of our manager as well:

                                                                     Percentage of
                                                              the Capital Accounts to be
                                                                  held by Consenting
                                                                     Members for
                     Action                                       Approval of Action
                     ------                                       ------------------
Amendment to the operating agreement (except for admission                 51%
of additional members on the terms of this offering, which
does not require the approval of the members)

Amendment to the operating agreement that would increase                   100%
your liabilities or decrease your interest in the Fund's
income, gains or distributions

Removal of our manager in the case of commission of a                      51%
felony, gross negligence or willful misconduct

Removal of our manager after our manager has received                    66 2/3%
distributions from the Fund that exceed 125% of the
aggregate expenses incurred by our manager, provider and
underwriter in making this offering and in operating the
Fund in the ordinary course

Removal of our manager in the case of a default by our                     51%
manager or waiver of our manager's default

Election of a successor manager                                            51%

Recapitalization of the Fund, sale of substantially all of                66 2/3%
the Fund's assets, restructuring of the Fund or merger of
the Fund with or into another entity, in each case which
adversely affects the members

Dissolution and termination of the Fund, if the Fund is not                100%
terminated in accordance with the operating agreement

Term of the Fund

      The Fund will cease operating on December 31, 2027. The Fund is self-liquidating and will dissolve sooner upon the maturity of all life insurance policies purchased by the Fund. The Fund may dissolve earlier if AmeriFirst Financial Services, Inc. ceases serving as our manager and the members cannot agree on a new manager within six months.

The Fund Contributions

      Units, which represent ownership interests in the Fund, will be sold in multiples of $1,000, and no person may initially invest less than $100,000 with additional purchases in multiples of $1,000, although our underwriter reserves the right to accept subscriptions for less than $100,000. To purchase units you must deliver to the Fund a subscription agreement in the form attached to this prospectus as Exhibit A, together with your contribution. Contributions shall be made in cash, payable by check or wire transfer, or through a rollover of assets from a qualified plan, such as an IRA.

Rights, Powers and Duties of Manager

      Subject to the rights of members to vote on specified matters, our manager will have complete charge of our business. Our manager is not required to devote its full resources to our business and affairs but only such resources as shall be necessary or useful to manage and operate our business and affairs in a proper and efficient manner. Our manager acting alone, has the power and authority to act for and bind the Fund.

      Our manager is granted the special power of attorney of each member for the purpose of executing amendments to the operating agreement and confirming amendments to the Articles of Organization and any other governmental filings required as a result of these changes.

Profits and Losses


      Our net income and net losses for each fiscal year will be allocated to the members and to our manager generally in the manner set forth below. In the event of a permitted transfer of a unit, the transferee will have the same proportionate share as the transferor.

      1. Net income of the Fund shall be allocated to the members on their proportionate share.

      2. All net losses shall be allocated to the members on their proportionate share.


Distributions

      We intend to make distributions to members only of their proportionate share of the proceeds paid on life insurance policies. A member's proportionate share will entitle him to a return in proportion to his investment of the total amount of investments in the Fund. Any cash or other property remaining after distribution of the premium escrow account shall be distributed to members of the Fund.


      All distributions to members of cash payments received from insurance proceeds between the 26th day of one month through the 25th day of the following month shall be paid to members on the fifth day of the following month. All cash payments received after the 25th day of the month shall be paid to members on the fifth day of the second following month.

Assignment and Transfer of Units

      Your rights to sell or transfer units are limited. There is no public trading market in which you may sell your units and we do not expect a public market to emerge anytime in the future. You may transfer your units using a form approved by our manager and must obey all relevant laws when you are permitted to transfer your units. Any person who buys the units from you must meet the investor suitability requirements described in this prospectus. Our manager must approve any new member and all transfers that would cause us to be classified as a publicly traded partnership under the Internal Revenue Code.

Repurchase of Units, Withdrawal from the Fund

      You may withdraw or partially withdraw from the Fund and obtain the return of all or part of your capital account within 90 days after you deliver written notice of withdrawal to our manager, subject to the following conditions:

      o You should not expect to be able to withdraw from the Fund until one year after you purchased the units.

      o Commencing one year after your purchase of the units, you may obtain all or part of your investment and receive back 85% of the principal amount of your investment less all distributions paid to date.

      o We can only make cash payments in return of an outstanding capital account from net proceeds and capital contributions.

      o We are not required to sell any portion of our assets to fund a withdrawal.

      o Our manager will not reinvest proceeds for a period of up to 90 days after receiving a withdrawal notice from you if we do not have sufficient funds available to distribute to you all of your capital account in cash.

      o The amount to be distributed to you depends solely on your capital account on the date of distribution, even if this is not the same as your proportionate share of the fair market value of the Fund's assets.

      o If your capital account is reduced below $100,000 due to any withdrawal payment, we may distribute all remaining amounts in your capital account to you in cancellation of your units and you will then cease to be a member.

      o All payments to meet request for withdrawal are on a "first-come, first-served" basis. If the sums needed to fund withdrawals in any particular month exceed the amount of cash available for withdrawals, funds will be distributed first to the member whose request we received first, until his withdrawal request is paid in full.

Meetings and Action by Written Consent

      Our manager may call meetings of members or any class or series thereof, on reasonable notice, for such purposes as our manager shall determine. Meetings may be called upon not less than 7 days notice to the members. In lieu of a meeting, members may give any approval or consent under the operating agreement in writing and delivered to our manager with the required percentage of interests in the Fund, followed by notice to all members. If not otherwise specified in the operating agreement, the members shall vote in accordance with the percentage that their capital accounts represent of the aggregate of all capital accounts of members. Our manager may establish such additional and reasonable procedures (in the form of by-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting by proxy or any other matter with respect to the exercise of any such right to vote.

Reports and Records

      Our manager is required to deliver to the Fund (i) at least 2 days prior to each purchase of life insurance policies, an officer's certificate setting forth the amount of insurance policies to be purchased on such closing date;
(ii) a quarterly certificate regarding, among other things, the aggregate amount of collections processed by our manager and the amount of insurance policies for such period; and (iii) annual subservicing reports of the Fund prepared by independent public accountants in accordance with the Fund's operating agreement, a copy of which may be obtained by any member upon request in writing.

      Our manager shall prepare and forward to each member of the Fund, every six months, a statement setting forth certain information regarding distributions paid and payable, including information regarding the funds deposited in the premium escrow account. In addition, our manager will forward annually to each member an annual tax statement prepared by independent public accountants containing certain information that our manager deems necessary to enable the members to prepare their respective tax returns.

Dissolution of the Fund

      The Fund shall be dissolved upon the earliest to occur of the following:

      (a)   payment to the Fund of all proceeds of all life insurance policies;

      (b)   the express written consent of our manager;

      (c)   the entry of a decree of judicial dissolution of the Fund; or

      (d)   the unanimous consent of the members.

      The outside date for termination of the Fund is December 31, 2027.


      Upon the dissolution of the Fund, our manager shall proceed, within a reasonable time, to sell or otherwise liquidate the remaining non-cash assets, if any, and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund, and distribution of the remaining sinking fund to our manager and/or provider, to distribute the remaining assets to the members, proportionately, in accordance with the positive balance in their respective capital accounts.


                              PLAN OF DISTRIBUTION


      AmeriFirst Capital Corp., our underwriter, is using this prospectus to offer units on a "best efforts" $2,500,000 or none basis to the public on our behalf. The Fund will pay our underwriter, which has applied for registration as an NASD member, compensation of up to a maximum of 10% of the gross proceeds of this offering for selling the units and for managing selected dealers. We expect to complete the broker-dealer registration of our underwriter with the NASD prior to the effective date of this prospectus. Units may also be sold by officers of AmeriFirst, Inc., who are sales representative licensed by the NASD, who will receive commissions, where permitted. The underwriter may engage non-affiliated securities brokerage firms that are members of the NASD to act as selected dealers to sell units to the public.

      Our underwriter is a newly formed Florida broker-dealer, all of whose stock is owned by AmeriFirst, Inc., an affiliate of the Fund. The principal business of our underwriter will be to sell the securities to be registered under this offering. Our underwriter does not intend to commence operations prior to commencement of this offering. Our manager and our provider are also wholly-owned subsidiaries of AmeriFirst, Inc. Each of our manager and our provider may receive up to 5% of the face amount of each insurance policy purchased. AmeriFirst, Inc. has agreed to pay all expenses of this offering, estimated as follows:

Securities and Exchange Commission Registration Fee                     $  9,200
NASD Registration Fee                                                     10,500
Blue Sky Fees                                                             20,000
Accounting Fees and Expenses                                              40,000
Legal Fees and Expenses                                                  200,000
Printing Fees and Expenses                                                10,000
Mailing                                                                    5,300
Miscellaneous                                                              7,300
                                                                        --------

          Total                                                         $300,000
                                                                        --------

      Our underwriter has not identified any brokers or dealers which will participate in the offering and has no agreement, arrangement or understanding with any broker or dealer. Our manager expects to pay to our underwriter and officers of the Fund (if permitted), even if it does not engage other selected dealers a fee of up to 10% of the gross proceeds from the sale of the units. Our underwriter, at its own expense, will negotiate fees of up to 10% of the gross proceeds of this offering to selected dealers on their respective sales of units. However, selling commissions will only be paid to our underwriter and, to the extent possible, to selected dealers upon the Fund's purchase of life insurance policies. Accordingly, the entire gross proceeds should be available to purchase life insurance policies and the return on investment to members shall be determined on the basis of the principal amount of their investments.


      Our underwriter will solicit solely accredited investors on a direct basis or through other broker-dealers. On a direct basis, the underwriter, the Fund or other broker-dealers will solicit institutions, pension funds, banks, credit unions and other broker dealers or financial advisors in the securities industry. Our underwriter will also seek other broker-dealers or financial advisors for them to solicit their high net worth, accredited investors with units of this offering. Our underwriter may either personally solicit these individuals or do a mass-mailing. Any advertising or mailing material will be approved by the NASD's advertising department before being submitted to the public.


      We will be reviewing subscription applications as they are received. We will indicate our acceptance of your subscription agreement by countersigning it and indicating the amount of units that we will issue to the subscriber. Subscriptions are non-cancellable and irrevocable. We will place all proceeds from the sale of units in a segregated subscription escrow account until at least $2,500,000 in units have been sold. The escrow account will be with SouthTrust Bank, whose address is 1100 Office Park Drive, 2nd Floor, Birmingham, Alabama 35223. We have entered into escrow agreement with the escrow agent which you can find as an exhibit to the registration statement of which this prospectus forms a part.

      If we sell $2,500,000 in units by ___________, 2003 [six months from the date of this prospectus unless extended], the escrow account will be closed and the proceeds, after deduction of the escrow agent's fees, together with amounts earned as interest on those proceeds, will be delivered to us. If we have not sold $2,500,000 in units on or before ___________, 2003 [six months from the date of this prospectus unless extended], the escrow agent will promptly return to all investors the amounts they have paid to buy units, with interest earned thereon less the escrow agents fees. We will then stop selling units and the subscription agreements will be canceled, regardless of whether or not previously accepted.

      Neither the Fund, our manager nor any of their affiliates intend to purchase units in this offering. However, our manager may accept in lieu of cash from any one other than an affiliate of itself or the Fund, an interest in a life insurance policy.

      We will continue to sell units to the public through our underwriter and selected dealers. We will seek to sell a total of 100,000 units for $100,000,000. Currently, we intend to offer the units for sale in California, Colorado, Connecticut, Florida, Georgia, Hawaii, Illinois, Michigan, Minnesota, Nevada, New Jersey and New York, and we will end this offering in these states on _______, 2004 [12 months from the date of this prospectus unless extended] or at such earlier time that all $100,000,000 of units are sold. If we desire to extend this offering up until

___________, 2005, [24 months from the date of this prospectus], each of these states requires us to file the appropriate documents with such state's agency and we will provide investors in these states with written notice of such extension. We may register in additional states to sell the units and will comply with applicable state "blue sky" laws to extend the offering. We may terminate this offering at any time by written notice to the investors and refund any subscriptions that we have not accepted.

      Your purchase of units in the Fund entitles you to receive a return in proportion to your investment over the total amount of investments made in the Fund. Accordingly, the greater the total investments, the smaller your ownership interest in the Fund will be since your ownership interest will be diluted; however, your rate of return will remain the same. You are entitled to receive, to the extent we receive proceeds on each life insurance policy that we acquire, a current return equal to your proportionate share of the face amount of the life insurance policy.

      There is no established public trading market and no comparable securities for reference purposes, nor are there expected to be a market for comparable securities following this offering.

      The underwriting agreement provides for reciprocal indemnification between the Fund and our underwriter against certain liabilities in connection with the registration statement of which this prospectus forms a part, including liabilities under the Securities Act of 1933. To the extent this section may purport to provide exculpation from possible liabilities arising under the federal securities laws, it is the opinion of the SEC that such indemnification is against public policy and is therefore unenforceable.

      If you want to purchase units, you should complete the subscription agreement, which you can find at Exhibit A to this prospectus and which will be provided by our underwriter or selected dealer that offered you the units. You should return the subscription agreement and full payment for the units being purchased to that dealer. You may obtain additional copies of the subscription agreement from AmeriFirst Capital Corp., whose address is 814 North Highway A1A, Suite 300, Ponte Vedra Beach, FL 32082; telephone: (904) 373-3034.

                         INVESTMENT COMPANY ACT OF 1940

      The Investment Company Act of 1940 (the "Act") applies to investment companies as defined by the Act.

      Section 3(b)(i) of the Act provides that an investment company does not include "Any issuer primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities." Since insurance policies generally are not deemed to be investment securities as defined in the Act, the Fund should be considered as being primarily engaged in an activity other than investing, reinvesting, owning, holding or trading in securities. Accordingly, in the opinion of Snow Becker Krauss P.C., the Fund is not and its proposed activities will not result in it becoming an investment company. In order to maintain its exemption from registration as an investment company under the Act, the Fund will not purchase any insurance policy, such as a variable annuity, which may be deemed an investment security under the Act. However, the Securities and Exchange Commission has not passed upon any issues presented by the Act

                                LEGAL PROCEEDINGS

      In the normal course of business we may become involved in various types of legal proceedings concerning life insurance policies, such as collecting the proceeds of policies or otherwise protect or recoup our investment in such policies. As of the date hereof, we are not involved in any legal proceedings.

                                 LEGAL OPINIONS


      Certain legal, federal income tax and Investment Company Act matters in connection with the units offered in the offering will be passed upon for the Fund by Snow Becker Krauss P.C., 605 Third Avenue, New York, NY 10158. Such counsel does not represent the members in connection with the units offered in this offering.


                                     EXPERTS


      The balance sheet of the Fund at September 30, 2002 and the statements of stockholder's equity and cash flows of the Fund for the period from inception through September 30, 2002, all included in this prospectus have been audited by Marcum & Kliegman LLP, independent certified public accountants, as set forth in their report, which includes an explanatory paragraph as to an uncertainty with respect to the Fund's and our manager's ability to continue as a going concern, thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing.


      The statements under the caption "Federal Income Tax Consequences" have been reviewed by Snow Becker Krauss P.C. and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION


      The Fund has filed with the Securities and Exchange Commission, 450 5th Street, N.W., Washington, D.C. 20549, a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 5th Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the Fund, that file electronically. The address of the Commission's website is http://www.sec.gov.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                            Page
                                                                            ----


CONDENSED FINANCIAL STATEMENTS -
 For the Three Months Ended December 31, 2002 (Unaudited)

FINANCIAL STATEMENTS

  CONDENSED BALANCE SHEET (UNAUDITED)                                          1
  CONDENSED STATEMENT OF OPERATIONS AND
  MEMBER'S DEFICIT (UNAUDITED)                                                 2
  CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)                                3
  NOTES TO FINANCIAL STATEMENTS (UNAUDITED)                                  4-5

AUDITED FINANCIAL STATEMENTS -
 For the Period April 22, 2002 (Inception) Through September 30, 2002

INDEPENDENT AUDITORS' REPORT                                                   6

FINANCIAL STATEMENTS
  BALANCE SHEET                                                                7
  STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT                                 8
  STATEMENT OF CASH FLOWS                                                      9
  NOTES TO FINANCIAL STATEMENTS                                            10-12

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                                         CONDENSED BALANCE SHEET
                                                                     (UNAUDITED)

                                                               December 31, 2002
--------------------------------------------------------------------------------


                                     ASSETS

Current assets                                                        $      --
Deferred offering costs                                                 183,718
                                                                      ---------

         TOTAL ASSETS                                                 $ 183,718
                                                                      =========

                        LIABILITIES AND MEMBER'S DEFICIT

Due to related party                                                  $ 218,100
                                                                      ---------

         TOTAL LIABILITIES                                              218,100

COMMITMENTS AND CONTINGENCIES

MEMBER'S DEFICITACCUMULATED DURING THE
 DEVELOPMENT STAGE                                                      (34,382)
                                                                      ---------

TOTAL LIABILITIES AND MEMBER'S DEFICIT                                $ 183,718
                                                                      =========


         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                          CONDENSED STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT
                                                                     (UNAUDITED)


                                For the Three Months Ended December 31, 2002 and
                                      Cumulative From April 22, 2002 (Inception)
--------------------------------------------------------------------------------

                                                                 Cumulative From
                                                                  April 22, 2002
                                                      2002         (Inception)
                                                    ----------------------------
REVENUES FROM POLICIES HELD IN TRUST                $      --         $     --

EXPENSES                                                   --           34,382
                                                    ---------         --------

         NET LOSS                                          --          (34,382)

MEMBER'S DEFICIT - Beginning                               --               --
                                                    ---------         --------

MEMBER'S DEFICIT - Ending                           $      --         $(34,382)
                                                    =========         ========


         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                               CONDENSED STATEMENT OF CASH FLOWS
                                                                     (UNAUDITED)


                                For the Three Months Ended December 31, 2002 and
                                      Cumulative From April 22, 2002 (Inception)
--------------------------------------------------------------------------------

                                                                Cumulative From
                                                                 April 22, 2002
                                                       2002       (Inception)
                                                     --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $      --     $ (34,382)
                                                     ---------     ---------

         NET CASH USED IN OPERATING ACTIVITIES              --       (34,382)
                                                     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES                        --            --
                                                     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advance from related party                                --       218,100
  Deferred offering costs                                   --      (183,718)
                                                     ---------     ---------

         NET CASH PROVIDED BY FINANCING ACTIVITIES          --        34,382
                                                     ---------     ---------

CASH AND CASH EQUIVALENTS - Beginning                       --            --
                                                     ---------     ---------

CASH AND CASH EQUIVALENTS - Ending                   $      --     $      --
                                                     =========     =========


         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                    NOTES TO FINANCIAL STATEMENT

--------------------------------------------------------------------------------

NOTE 1 - Formation, Nature of Business, and Management Plans

      Formation, Nature of Business and Management's Plans AmeriFirst Fund I, LLC (the "Fund") was organized on April 22, 2002 to offer units in a securitized pool of life insurance policies. The Fund will provide living benefits to terminally ill and chronically ill persons of all ages and senior citizens, age 65 and older with life expectancies based solely on actuarial tables in exchange for ownership of their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The Fund will purchase life insurance policies from AmeriFirst Funding Group, Inc. our ("Provider"), a related party. AmeriFirst Funding Group, Inc. will assign and/or transfer beneficial interest to the Fund.

      The Provider is a wholly owned subsidiary of AmeriFirst, Inc. The Provider will originate policy purchases directly from the insured if licensed as a broker, through other providers, or through an unaffiliated broker network and transfer ownership or irrevocable beneficial interest to the Fund. In addition, the Fund's principal offices will be located at the Provider's offices.

      AmeriFirst Financial Services, Inc. (the "Manager"), along with our Provider or other licensed providers, will determine the amount paid for an insurance policy based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the life settlement. The Fund's existence ends on December 31, 2027, unless liquidated sooner.

      The Fund has not commenced principal operations as of December, 2002. The Fund will be offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of one hundred units totaling $100,000. The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp. The proceeds of this offering will be held in escrow with a Bank until the $2,500,000 minimum amount is received. If the minimum amount is not received within six months from the effective date of the offering, then all subscription amounts (including interest), will be returned to all subscribers. These factors raise substantial doubt as to the Fund's ability to continue as a going concern. The ability of the Fund to continue as a going concern is dependent upon the success of the Fund to raise the $2,500,000 minimum subscription needed within the specified time pursuant to the Fund's operating agreement. The financial statements do not include any disclosures that might be necessary should the Fund be unable to continue as a going concern.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                    NOTES TO FINANCIAL STATEMENT
--------------------------------------------------------------------------------

NOTE 2 - Subsequent Events

      On February 13, 2003, the Fund and AmeriFirst, Inc. ("AmeriFirst") entered into an expense agreement (the "Agreement"). Such Agreement provides that the Fund is not required to repay amounts due to AmeriFirst arising from expenses incurred on its behalf by AmeriFirst, or for services rendered by AmeriFirst to the Fund through the date of the Agreement. In addition, AmeriFirst will not charge the Fund for expenses incurred on the Fund's behalf of services rendered to the Fund subsequent to February 13, 2003.

      The Fund will record the effect of this Agreement as a contribution to capital in the amount of $218,100 as of the date of the Agreement.

NOTE 3 - Basis of Presentation

      Our accompanying unaudited financial statements reflect all adjustments, which are, in the opinion of management, necessary to a fair statement of the results of the interim periods presented. All such adjustments are of a normal recurring nature. The results of operations for the three months ended December 31, 2002 are not necessarily indicative of the results that may be expected for any other interim period or the full year. The financial statements should be read in conjunction with the notes to the financial statement and in conjunction with the Company's audited financial statements for the period April 22, 2002 (inception) through September 30, 2002. The accounting policies used to prepare the condensed financial statements are consistent with those described in the September 30, 2002 financial statements.

                          INDEPENDENT AUDITORS' REPORT

To the Member
AmeriFirst Fund I, LLC

We have audited the accompanying balance sheet of AmeriFirst Fund I, LLC (the "Fund") (a development stage company) as of September 30, 2002, and the related statements of operations and member's deficit and cash flows for the period April 22, 2002 (Inception) through September 30, 2002. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AmeriFirst Fund I, LLC as of September 30, 2002, and the results of its operations and its cash flows for the period April 22, 2002 (Inception) through September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Fund will continue as a going concern. As discussed in Note 1 to the financial statements, the Fund is a development stage company and has not yet begun operations nor raised any funds to fund such operations. These conditions raise substantial doubt about the Fund's ability to continue as a going concern. The financial statements do not include any disclosures that might result from the outcome of this uncertainty.


/s/ Marcum & Kliegman LLP

January 2, 2003
New York, NY

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                                                   BALANCE SHEET

                                                              September 30, 2002
--------------------------------------------------------------------------------


                                     ASSETS

Current assets                                                        $      --
Deferred offering costs                                                 183,718
                                                                      ---------

         TOTAL ASSETS                                                 $ 183,718
                                                                      =========

                        LIABILITIES AND MEMBER'S DEFICIT

Due to related party                                                  $ 218,100
                                                                      ---------

         TOTAL LIABILITIES                                              218,100

COMMITMENTS AND CONTINGENCIES

MEMBER'S DEFICIT ACCUMULATED DURING THE
 DEVELOPMENT STAGE                                                      (34,382)
                                                                      ---------

         TOTAL LIABILITIES AND MEMBER'S DEFICIT                       $ 183,718
                                                                      =========


         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                    STATEMENT OF OPERATIONS AND MEMBER'S DEFICIT

            For the Period April 22, 2002 (Inception) through September 30, 2002
--------------------------------------------------------------------------------


REVENUES FROM POLICIES HELD IN TRUST                                   $     --

EXPENSES                                                                 34,382
                                                                       --------

        NET LOSS                                                        (34,382)

MEMBER'S DEFICIT - Beginning                                                 --
                                                                       --------

MEMBER'S DEFICIT - Ending                                              $(34,382)
                                                                       ========


         The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I LLC.
                                                   (A Development Stage Company)

                                                         STATEMENT OF CASH FLOWS

            For the Period April 22, 2002 (Inception) through September 30, 2002
--------------------------------------------------------------------------------


CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                            $ (34,382)
                                                                      ---------

         NET CASH USED IN OPERATING ACTIVITIES                          (34,382)
                                                                      ---------

CASH FLOWS FROM INVESTING ACTIVITIES                                         --
                                                                      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advance from related party                             $ 218,100
  Deferred offering costs                                 (183,718)
                                                         ---------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                       34,382
                                                                      ---------

CASH AND CASH EQUIVALENTS - Beginning                                        --
                                                                      ---------

CASH AND CASH EQUIVALENTS - Ending                                    $      --
                                                                      =========


    The accompany notes are an integral part of these financial statements.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 1 - Formation, Nature of Business, and Management Plans

      Formation, Nature of Business and Management's Plans

      AmeriFirst Fund I, LLC (the "Fund") was organized on April 22, 2002 to offer units in a securitized pool of life insurance policies. The Fund will provide living benefits to terminally ill and chronically ill persons of all ages and senior citizens, age 65 and older with life expectancies based solely on actuarial tables in exchange for ownership of their life insurance policies. A life settlement is the payment of cash in return for an assignment of ownership or beneficial interest in, and the right to receive the face value of, a life insurance policy. The Fund will purchase life insurance policies from AmeriFirst Funding Group, Inc. our ("Provider"), a related party (see Note 3). AmeriFirst Funding Group, Inc. will assign and/or transfer beneficial interest to the Fund.

      The Provider is a wholly owned subsidiary of AmeriFirst, Inc. (see Note
      3). The Provider will originate policy purchases directly from the insured if licensed as a broker, through other providers, or through an unaffiliated broker network and transfer ownership or irrevocable beneficial interest to the Fund. In addition, the Fund's principal offices will be located at the Provider's offices.

      AmeriFirst Financial Services, Inc. (the "Manager"), along with our Provider or other licensed providers, will determine the amount paid for an insurance policy based on various factors, including the estimated life expectancy of the insured, the estimated premiums payable under the policy over the expected life of the insured and certain other costs of the life settlement. The Fund's existence ends on December 31, 2027, unless liquidated sooner.

      The Fund has not commenced principal operations as of December, 2002. The Fund will be offering and selling to the public a minimum of 2,500 units and up to a maximum of 100,000 units at $1,000 per unit, with an initial minimum investment of one hundred units totaling $100,000. The units are being distributed on a "best efforts" basis by AmeriFirst Capital Corp. (See Note 3). The proceeds of this offering will be held in escrow with a Bank until the $2,500,000 minimum amount is received. If the minimum amount is not received within six months from the effective date of the offering, then all subscription amounts (including interest), will be returned to all subscribers. These factors raise substantial doubt as to the Fund's ability to continue as a going concern. The ability of the Fund to continue as a going concern is dependent upon the success of the Fund to raise the $2,500,000 minimum subscription needed within the specified time pursuant to the Fund's operating agreement. The financial statements do not include any disclosures that might be necessary should the Fund be unable to continue as a going concern.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Principles

      Fiscal Year End

      The Fund's fiscal year end is September 30, 2002.


      Revenue Recognition for Investment in Insurance Policies

      The Company recognizes revenue on its investment in life insurance policies in accordance with Financial Accounting Standards Board Technical Bulletin 85-4 "Accounting for Purchases of Life Insurance". ("FTB No. 85-4") At the acquisition date of a policy the difference between the cost of the policy (including all related acquisition cost) and the policy's cash surrender value will be expensed. Premiums on such policies will be charged to expense as incurred. Revenue will be recognized upon an increase in the policies' cash surrender value. When a policy's benefit becomes payable, the Company will recognize revenue for the difference between the benefit to be received and cash surrender value. At September 30, 2002, the Fund held no investments in life insurance policies.


      Income Taxes

      The members of a limited liability company are taxed on their proportionate share of the Fund's taxable income. Accordingly, no provision or liability for Federal and State income taxes are included in the accompanying financial statements.

      Use of Estimates in the Financial Statements

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Deferred Offering Costs

      Deferred offering costs in the amount of $183,718 include incremental costs directly attributable to the public offering discussed in Note 1. These costs will be charged directly to member's deficit against the gross proceeds of the offering. If the offering is not completed then the Fund will charge the costs to its operations.

                                                          AMERIFIRST FUND I, LLC
                                                   (A Development Stage Company)

                                                   NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3 - Related Parties

      As discussed in Note 1, AmeriFirst, Inc. through its wholly owned subsidiaries, AmeriFirst Funding Group, Inc. and AmeriFirst Financial Services, Inc., will be the Fund's Provider of insurance policies and Manager, respectively. The Provider will originate policy purchases directly from the insured if licensed as a broker, through other providers, or through an unaffiliated broker network and transfer ownership or irrevocable beneficial interest to the Fund. The Manager will negotiate the Provider's fees for providing policies to the Fund at the time of each transaction.

      In addition, AmeriFirst, Inc. formed AmeriFirst Capital Corp. Upon the registration with the National Association of Securities Dealers, AmeriFirst Capital Corp. will become the underwriter of the Fund. There can be no assurances the AmeriFirst Capital Corp. will become a registered broker dealer.

      During the three months ended September 30, 2002, AmeriFirst, Inc. advanced the Fund approximately $218,100 in cash for offering costs, professional fees and administrative expenses. These advances are noninterest bearing and are expected to be repaid with the proceeds from the public offering (see Note 1).

                                                                       EXHIBIT A

                             AMERIFIRST FUND I, LLC

                             SUBSCRIPTION AGREEMENT

                       SUBSCRIPTION AGREEMENT INSTRUCTIONS

A. Completion of Subscription Agreement: Please read carefully pages A-1 through A-20 and Appendix A to this Subscription Agreement.

      If Investor is an exiting member of AmeriFirst Fund I, LLC and wishes to purchase additional units, skip to number 5 below of these instructions.

      1. Subscription and related undertakings, representations and warranties:

            o     Indicate how Investor will own the Units in Section 12 on page
                  A-7.

      2.    Investment Account Application

            o     If Investor is an "Individual," complete Section 13 on page
                  A-8.

            o If Investor is a "Trust" (i.e., trust, estate, conservatorship), complete Section 14 on page A-9.

            o If Investor is a "Legal Entity" (i.e., corporation, partnership, etc.), complete Section 15 on pages A-10.

            o If Investor is a "Retirement Plan" (i.e., Employee Benefit Plan, Keogh Plan, IRA), complete Section 16 on page A-11.

            o     All Investors must complete Section 17 on pages A-12 to A-14.

      3.    Registration Information for the Units.

            o     All Investors must complete Section 18 on page A-15.

      4.    Signature Page.

            o     All Investors must complete, sign and date, as applicable,
                  Section 19 on pages A-17 to A-18.

      5.    Additional Subscription Request (Existing Members Only)

            o If Investor is an existing member of AmeriFirst Fund, LLC and wishes to purchase additional units, complete Section 18 on page 15 and complete, sign and date, as applicable, Section 20 on pages A-18 to A-19.

PLEASE NOTE: Section 21 is for Office Use Only. Do not make any marks in Section 21.

B. Payment. Initial subscriptions should be for at least 100 units at $100,000. Additional subscriptions may be made in integral multiples of $1,000 per unit. (AmeriFirst Capital Corp., the underwriter of AmeriFirst Fund I, LLC, reserves the right to accept initial subscriptions of less than $100,000).

                                    If Investor is purchasing                   If Investor is purchasing
                                    during the course of                        following the period of
                                    the Minimum Offering                        the Minimum Offering
                                    -------------------------------------       ----------------------------------
Payment by Bank Check
or Certified Check:..............   Make payable to the order of                Make payable to the order of
                                    "SouthTrust Bank"                           "AmeriFirst Fund I, LLC"

Payment by Wire Transfer:........   SouthTrust Bank                             SouthTrust Bank
                                    ABA No. ____________                        ABA No.___________
                                    SouthTrust Bank                             AmeriFirst Fund I, LLC
                                    Account No. ___________                     Account No._____________
                                    Re: Escrow No. _________
                                    Attn: ___________

C. Questions. If Investor has any questions when completing this Subscription Agreement, please call AmeriFirst Capital Corp. at (904) 373-3034.

D. Return of Documents. This Subscription Agreement should be returned to the following address:

            AmeriFirst Capital Corp.
            814 North Highway A1A, Suite 300
            Ponte Vedra Beach, FL 32082

                             AMERIFIRST FUND I, LLC

            BY EXECUTING THIS SUBSCRIPTION AGREEMENT, AN INVESTOR IS NOT WAIVING ANY RIGHTS UNDER THE FEDERAL SECURITIES LAWS

1. SUBSCRIPTION. The undersigned investor ("Investor") hereby applies to become a member in AmeriFirst Fund I, LLC, a Florida limited liability company (the "Fund"). Investor hereby subscribes $__________________ for the purchase of _____________________ units (the "Units") of limited liability interest in the Fund, the price being $1,000.00 per Unit. Investor agrees to purchase the number of Units stated above in accordance with the terms and conditions of the Fund's operating agreement (the "Operating Agreement"), a copy of which is attached as Exhibit B to the Fund's prospectus (the "Prospectus") to which this Subscription Agreement forms a part. The Units which Investor offers to purchase shall not be deemed issued to, or owned by, Investor until: (a) Investor has fully paid by certified or bank check or by wire transfer for such Units, and (b) the Fund's manager, AmeriFirst Capital Corp. (the "Manager") has, in its sole discretion, accepted all or any portion of Investor's subscription herein.

2. PAYMENT OF SUBSCRIPTION. The amount of Investor's subscription set forth above either (a) has already been delivered by wire transfer to the appropriate account set forth in this Subscription Agreement, or (b) is enclosed with this Subscription Agreement in the form of a certified or bank check.

3. ACCEPTANCE. Investor acknowledges that the Manager, in its sole discretion, can accept or reject all or any part of Investor's subscription, and that this offering may be terminated at any time by the Manager. Investor understands that Investor's subscription will be held in escrow with SouthTrust Bank until the minimum $2.5 million is raised in this offering and thereafter deposited into the Fund's operating escrow account where it will earn interest at money market rates until such funds are withdrawn to purchase life insurance policies or for other proper purposes as provided in the Prospectus. The Fund will continue to seek to distribute a total of 100,000 Units for $100,000,000. If Investor's subscription is rejected in part or in whole, the funds delivered herewith by Investor, to the extent the application is so rejected, will be returned to Investor as soon as practicable without interest or deduction, except to the extent of any interest actually earned. If any part of Investor's subscription is accepted, the Manager will return a countersigned copy of this Subscription Agreement to Investor, which copy will evidence Investor's purchase of the number of Units indicated therein.

4. REPRESENTATIONS BY INVESTOR. The Units as an investment involve a high degree of risk. Please read the "Risk Factors" beginning on page 13 of the Prospectus. In connection with Investor's investment described in Section 1 of this Subscription Agreement, Investor hereby represents and warrants to the Fund, the Manager and any relevant broker-dealers the following:

      (a) Investor has received the Prospectus five (5) days prior to the date of this Subscription Agreement, and has read and understands the Prospectus, and in making this investment is relying solely on the information contained in the Prospectus.

      (b) Investor acknowledges that no federal or state agency has made any finding or determination as to the fairness for public investment in, nor any recommendation nor endorsement of, the Units.

      (c) Investor acknowledges that there will be no public market for resale of the Units and Investor cannot privately sell, gift, pledge or otherwise transfer Investor's Units without the prior written consent of the Manager, and therefore, it may not be possible for Investor to liquidate Investor's investment in the Fund.

      (d) Investor represents that Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended. (See page 29 under the heading "Investor Suitability Standards" for the definition of an accredited investor).

      (e) Investor represents that Investor has sufficient knowledge and experience in financial and business matters generally to be capable of evaluating the merits and risk of an investment in the Fund, or has employed the services of an investment advisor, attorney or accountant to read the Prospectus and to evaluate the merits and risks of such an investment on Investor's behalf.

      (f) Investor, if an individual, has attained the age of majority (as established in the state in which domiciled) and Investor has full power, capacity and authority to enter into a contractual relationship with the Fund, (i) on behalf of himself or herself, if Investor is an individual, or (ii) if Investor is acting in a fiduciary capacity for a corporation, partnership, trust or other entity, or as custodian or agent for any person or entity, on behalf of such person or entity.

      (g) Investor, if a partner, corporation, trustee or other entity, represents that (i) it was not formed for the specific purpose of investing in the Fund, (ii) it is authorized and otherwise duly qualified to purchase and hold the Units, and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered by Investor and constitutes the legal, binding obligation of Investor.

      (h) Investor acknowledges that Investor has been advised to read the "Risk Factors" set forth in the Prospectus beginning on page 13.

      (i) Investor understands that an investment in the Fund may involve tax consequences and acknowledges that he/she/it must retain his/her/its own professional advisor to evaluate the tax and other consequences of an investment in the Fund.

      (j) Investor understands that counsel representing the Fund, the Manager and their affiliates does not and will not represent Investor in any respect.

      (h) Investor represents that the information furnished in this Subscription Agreement is accurate and compete in all material respects.

5. PURCHASE BY FIDUCIARY. If Investor is purchasing the Units subscribed for hereby in a fiduciary capacity, the above representations and warranties are to be deemed to have been made on behalf of the person(s) for whom Investor is so purchasing, except that such person(s) need not be over 18 years of age.

6. ADOPTION OF OPERATING AGREEMENT. Investor hereby adopts, accepts, and agrees to be bound by all terms and provisions of the Operating Agreement and to perform all obligations therein imposed upon a member with respect to the Units to be purchased.

7. LIMITATION ON ASSIGNMENT. Investor acknowledges that the Units may be assigned only as provided in the Operating Agreement, and Investor further acknowledges the restrictions set forth in the Operating Agreement and as described in the Prospectus relating to Investor's ability to resell, transfer, or assign the Units.

8. SPECIAL POWER OF ATTORNEY.

      A. Investor hereby makes, constitutes, and appoints the Manager to be Investor's true and lawful attorney-in-fact, with full power of substitution, in Investor's name, place and stead, to make, execute, sign, acknowledge, verify, deliver, record, publish and file on Investor's behalf the following, as is necessary or appropriate:

            (i) the Operating Agreement and the Articles of Organization, as well as any and all amendments thereto required under the laws of the State of Florida or of any other state or which the Manager deems advisable to prepare, execute and file;

            (ii) any other certificate, instrument or document which may be required to be filed by the Fund by any governmental agency or by the laws of any state or other jurisdiction in which the Fund is doing or intends to do business, or which the Manager deems advisable to prepare, execute and file; and

            (iii) any documents which may be required to effect the continuation of the Fund, the admission of an additional or substituted member, or the dissolution and termination of the Fund, provided such continuation, admission, or dissolution and termination are in accordance with the terms of the Operating Agreement.

      B. Investor acknowledges and agrees that the foregoing grant of power of attorney:

            (i) is a Special Power of Attorney coupled with an interest, is irrevocable, survives the death of Investor and shall not be affected by the subsequent incapacity of Investor;

            (ii) may be exercised by the Manager for Investor by a facsimile signature of or on behalf of the Manager or by listing all of the members of the Fund and by executing any instrument with a single signature of or on behalf of the Manager, acting as attorney-in-fact for all of them; and

            (iii) shall survive the delivery of an assignment by a member of the Fund of the whole or any portion of such member's interest, except that where the assignee thereof has been approved by the Manager for admission in the Fund as a substituted member, the Special Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling such person to execute, acknowledge, and file any instrument necessary to effect such substitution.

9. OPERATING AGREEMENT GOVERNS. In the event of any conflict between the provisions of the Operating Agreement and any instrument or document executed, acknowledged, filed or recorded by the Manager pursuant to the Special Power of Attorney set forth in Section 8 above of this Subscription Agreement, the Operating Agreement shall govern.

10. INDEMNIFICATION. Investor agrees to fully indemnify and hold harmless the Fund, the Manager and their affiliates, from any and all claims, actions, causes of action, damages and expenses (including legal fees and expenses) whatsoever which may result from (i) any false statement, omission or misrepresentation furnished by Investor in this Subscription Agreement, or (ii) any breach of any of the representations by Investor contained in Section 4 of this Subscription Agreement.

11. NOTICE TO MANAGER. Investor agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.

12.   TYPE OF OWNERSHIP: (CHECK ONE)

1.    |_|   SINGLE PERSON (I)
            (Investor and Trust Custodian must sign)

2.    |_|   MARRIED PERSON--SEPARATE
            PROPERTY (I-2)

*3.   |_|   COMMUNITY PROPERTY WITH
            RIGHTS OF SURVIVORSHIP (COM)

*4.   |_|   TENANTS IN COMMON (T)
            (All parties must sign)

*5.   |_|   JOINT TENANTS WITH RIGHTS OF SURVIVORSHIP (J)
            (All parties must sign)


6.    |_|   CORPORATION (C):
            (Authorized party must sign)

7.    |_|   TRUST (TR)
            (Trustee signature required)
            |_|  Taxable
            |_|  Tax Exempt

8.    |_|   PENSION PLAN (PP)
            (Trustee signature required)

9.    |_|   PROFIT SHARING PLAN (PSP)
            (Trustee signature required)

*10.  |_|   ROTH IRA (RRA)
            (Investor and Trust Custodian must sign)

*11.  |_|   Rollover ROTH IRA (RRI)
            (Investor and Trust Custodian must sign)

*12.  |_|   INDIVIDUAL RETIREMENT ACCOUNT (IRA)

*13.  |_|   IRA/SEP (SEP)
            (Investor and Trust Custodian must sign)

*14.  |_|   ROLLOVER IRA (ROI)
            (Investor and Trust Custodian must sign)

15.   |_|   KEOGH (H.R.10) (K)
            (Custodian signature required)

16.   |_|   PARTNERSHIP (P)
            (Authorized Party must sign)


17.   |_|   NON-PROFIT ORGANIZATION (NP)
            (Authorized Party must sign)

18.   |_|   CUSTODIAN (CU)
            (Custodian signature required)

19.   |_|   CUSTODIAN/UGMA (UGM)
            (Custodian signature required)

20.   |_|   OTHER (Explain)
      _____________________________________
      _____________________________________
      _____________________________________

----------
* Two or more signatures required. Complete Sections 1 through 6 where applicable.

13. INDIVIDUAL INVESTOR: Complete this Section 13 if Investor is an Individual.

Name:___________________________________________________________________________

Address:  ______________________________________________________________________

City:  ____________________       State:  __________   Zip:______________

Social Security #:  ______ - ____ - ______

Home Phone: ____________________________________________________________________

Business Phone:  _______________________________________________________________

E-Mail:_______________________________  Fax:____________________________________

Date of Birth:__________________________________________________________________

Marital Status (check one):  Single |_|  Married |_|

Country of Citizenship:  U.S. |_|  Other:_______________________________________
(Attach proof of Country of Citizenship)


If other than U.S. citizen: ____________________________________________________
(Indicate Passport#, alien#, or government ID#)

Country of Legal Residence:  ___________________________________________________
(if different than mailing address)


Employer:  _____________________________________________________________________

Business Address: ______________________________________________________________

________________________________________________________________________________

Occupation:  ___________________________________________________________________

Is Subscriber's employer a registered broker/dealer?

|_| No  |_| Yes


Co-Subscriber's Name:___________________________________________________________

Address (if different):_________________________________________________________

City:  ______________       State:  ______   Zip:  _________

Co-Subscriber's Social Security #:  ______ - ____ - ______

Co-Subscriber's Home Phone:  ___________________________________________________

Co-Subscriber's Business Phone:  _______________________________________________

Co-Subscriber's E-mail:__________________________ Fax:__________________________

Co-Subscriber's Date of Birth:__________________________________________________

Co-Subscriber's Marital Status (check one):
Single |_| Married |_|

Co-Subscriber's County of Citizenship:  U.S. |_|
Other __________________________________________________________________________
(Attach proof of Country of Citizenship)

If other than U.S. citizen: ____________________________________________________
(Indicate Passport#, alien#, or government ID#)

Co-Subscriber's Country of Legal Residence :____________________________________
(if different than mailing address)

Co-Subscriber's Employer: ______________________________________________________

Co-Subscriber's Business Address: ______________________________________________

 _______________________________________________________________________________

Co-Subscriber's Occupation:  ___________________________________________________

Is Co-Subscriber's employer a registered broker/dealer?

|_| No  |_| Yes

If Yes, see your compliance officer for written approval, which we must receive prior to opening your account.

14. TRUST: Complete this Section 14 if Investor is a trust, estate, conservatorship, etc.

Name of Investor (i.e., full legal name of trust, estate, conservatorship):_______________________________________________________________
(Attach copy of certificate of trust or similar document)

Name of Trustee, Grantor, Executor or Conservator executing this agreement on behalf of Investor:_____________________________________________________________

Address:________________________ City:_______________State:______ Zip:__________

Phone:___________________Fax:______________________Email:_______________________

Date of Formation of Investor:__________________________________________________
Jurisdiction in which Investor Formed: _________________________________________

Tax I.D. of Investor:   _____________ - ____________ - ______________

15. LEGAL ENTITY: Complete this Section 15 if Investor is a sole proprietorship, corporation, partnership, limited liability company, etc.

Check One:

|_| Sole Proprietorship |_| Corporation |_| Partnership
|_| Limited Liability Company |_| Unincorporated Organization
|_| Other____________

Name of Investor (Company Name):________________________________________________

Business Address:________________ City:_______________State:_____ Zip:__________

Phone:___________________Fax:______________________Email:_______________________

Tax Identification #:__________________________

Date of incorporation or
organization:______________________________________________________
(Attach a copy of a certified copy of the Certificate of Incorporation, Articles of Organization, or similar document)

Jurisdiction of incorporation or organization: _________________________________

Tax Year End:___________________________________

Individual executing this agreement on behalf of Investor:

         Name of Authorized Person or Officer:  ______________________________

         Title of Authorized Person:  ________________________________________

16. RETIREMENT PLAN: Complete this Section 16 if Investor is an employee benefit plan, Keogh Plan, Individual Retirement Account (IRA), etc.

Name of Investor (provide the full legal name of the retirement plan, "the Plan"):_________________________________________________________________________

Individual executing this Agreement on behalf of the Plan (i.e., Administrator, Custodian, etc.) ("Administrator"):

         Name:  ____________________________________________

         Title:   __________________________________________

Address:____________________________City:_______________State:_____ Zip:________

Phone Number:______________ Fax:_________________ Email:________________________

Date of Formation: ________________________________________________

Jurisdiction of Formation: ________________________________________

17. INVESTOR SUITABILITY. All Investors must complete this Section 17.

(A) The following information is required to ascertain whether you would be deemed an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended ("the Securities Act"). Please check whether you are any of the following:

      1. A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
            Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or
            (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

                                                       Yes_____ No_____

      2. A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                                                       Yes_____ No_____

      3. An organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Units offered, with total assets in excess of $5,000,000.

                                                       Yes_____ No_____

      4.    A director or executive officer of AmeriFirst Fund I, LLC.

                                                       Yes_____ No_____

      5. A natural person whose individual net worth, or joint net worth with your spouse, at the time of your purchase exceeds $1,000,000.

                                                       Yes_____ No_____

            Please indicate the amount of the current net worth, which relates to your home, furnishings and automobiles.

                                                       $____________

      6. A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with your spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                                                       Yes_____ No_____

      7. A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person (i.e., directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).

                                                       Yes_____ No_____

      8. An entity in which all of the equity owners are accredited investors.

                                                       Yes_____ No_____

(B)   Frequency of prior investments (check one each row):

                                        Frequently    Occasionally       Never

      Life Settlements                   _______         _______        _______
      Trust Deeds/Real Estate            _______         _______        _______
      Options                            _______         _______        _______
      Stocks                             _______         _______        _______
      Mutual Funds                       _______         _______        _______
      Bonds                              _______         _______        _______
      Variable Annuities                 _______         _______        _______
      Fixed Annuities                    _______         _______        _______
      Commodities                        _______         _______        _______

(C)   Investment Objective:

      Preservation of Capital/Income: |_|

      Other: |_| Describe: ______________________________________________

(D) Describe Investor's investments in the last five years and discuss who made the relevant investment decisions (you, trustee, beneficiary, director, officer, manager, partner, financial adviser, broker, accountant, attorney, etc.):
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(E) Please provide any other information that would help the Manager determine whether Investor has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in Units.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(F) Is Investor subject to any regulatory or other constraints that may preclude or limit Investor's participation in any potential company investment?

                                                       Yes_____ No_____

      If yes, please explain:___________________________________________________
________________________________________________________________________________
________________________________________________________________________________

(G)   Is Investor associated with another member of the NASD? ____YES ____NO

18.   REGISTRATION INFORMATION FOR THE UNITS

Subscriber Name(s)______________________________________________________________

Co-Subscriber Name (if applicable):_____________________________________________

Number of Units Subscribed For: ________________________________________________

Subscription Amount: $__________________________________________________________

Check One: |_| Initial Investment |_| Additional Investment

The full address to which any communications, distribution checks, and redemption checks, if applicable, should be sent (if different from registered address furnished in response to Sections 13, 14 , 15 or 16 of this Subscription Agreement) is:

Name(s)_________________________________________________________________________

Address:______________ City:__________________ State:_____________Zip:__________

Telephone:_____________________Fax:____________________________ Email: _________

If the proceeds of distributions or redemptions, if any, are to be electronically transferred rather than sent by check, provide the account information to which such proceeds should be electronically transferred is:

Name of Financial Institution:__________________________________________________

Routing ABA Number-if bank:_____________________________________________________

Account Name:___________________________________ Account Number:________________

Address of Financial Institution:_______________________________________________

Telephone:________________________________________Fax:__________________________

Name of Contact Person at Financial Institution:________________________________

19. SIGNATURE PAGE

Investor hereby certifies that the information provided by Investor in this Subscription Agreement is true, accurate and complete as of the date hereof, and further agrees to notify the Manager immediately if any of the statements made in this Subscription Agreement shall become untrue.

INDIVIDUAL(S)

Investor's primary residence is in (indicate State) ____________________________

____________________________   ______________________________  Date:____________
Signature of Subscriber                  Print Name

_____________________________  ______________________________  Date:____________
Signature of Co-Subscriber               Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

______________________________________
Print Legal Name of Trust

________________________     _____________________    Date:_____________________
Signature of Authorized      Print Name and Title
Person (i.e., Trustee)

________________________     _____________________    Date:_____________________
Signature of Required        Print Name and Title
Other Authorized Person

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

_________________________________________________________
         Print Name of Legal Entity (name of company)

By:______________________________________________________   Date:_______________
         Signature of Authorized Person

_________________________________________________________
         Print Name and Title

By: _____________________________________________________   Date:_______________
         Signature of Required Other Authorized Person

_________________________________________________________
         Print Name and Title

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

______________________________________________________________
         Print Legal Name of Retirement Plan

_______________________       ____________________________   Date:______________
Signature of Individual       Print Name
Plan Participant

_______________________       ____________________________   Date:______________
Signature of Authorized       Print Name and Title
Person (i.e.,
Administrator or Custodian)

_______________________       ____________________________   Date:______________
Signature of Required         Print Name and Title
Other Authorized Person

FOR USE BY THE COMPANY ONLY
================================================================================
Subscription has been: |_| Accepted |_| Accepted in Part |_| Rejected |_| Other

Subscription Amount Accepted: $____________________________

Dated: _____________________

                            AmeriFirst Fund I, LLC

                            By: AmeriFirst Financial Services, Inc., Manager

                            By: __________________________________________
                            Name: ________________________________________
                            Title: _______________________________________

20.   ADDITIONAL SUBSCRIPTION REQUEST

      (TO BE COMPLETED BY ONLY BY EXISTING INVESTORS OF AMERIFIRST FUND I, LLC)

Name(s) of Subscriber(s):_______________________________________________________

Additional Subscription Amount:_________________________________________________

      The undersigned hereby subscribes for the additional amount set forth above upon the terms and conditions described in the Prospectus. The undersigned restates all of the covenants, representations and warranties made in the undersigned's original Subscription Agreement as if they were made on the date hereof and certifies that all of the information set forth in the undersigned's original Subscription Agreement remains accurate and complete on the date hereof.

INDIVIDUAL(S)

Investor's primary residence is in (indicate State) ____________________________

____________________________   ______________________________  Date:____________
Signature of Subscriber                  Print Name

_____________________________  ______________________________  Date:____________
Signature of Co-Subscriber               Print Name

TRUST (i.e., Trust, Estate, Conservatorship, etc.)

______________________________________
Print Legal Name of Trust

________________________     _____________________    Date:_____________________
Signature of Authorized      Print Name and Title
Person (i.e., Trustee)

________________________     _____________________    Date:_____________________
Signature of Required        Print Name and Title
Other Authorized Person

LEGAL ENTITY (i.e., Corporation, Partnership, etc.)

_________________________________________________________
         Print Name of Legal Entity (name of company)

By:______________________________________________________   Date:_______________
         Signature of Authorized Person

_________________________________________________________
         Print Name and Title

By: _____________________________________________________   Date:_______________
         Signature of Required Other Authorized Person

_________________________________________________________
         Print Name and Title

RETIREMENT PLAN (i.e., Employee Benefit Plan, Keogh Plan, IRA, etc.)

______________________________________________________________
         Print Legal Name of Retirement Plan

_______________________       ____________________________   Date:______________
Signature of Individual       Print Name
Plan Participant

_______________________       ____________________________   Date:______________
Signature of Authorized       Print Name and Title
Person (i.e.,
Administrator or Custodian)

_______________________       ____________________________   Date:______________
Signature of Required         Print Name and Title
Other Authorized Person

FOR USE BY THE COMPANY ONLY
================================================================================
Subscription has been: |_| Accepted |_| Accepted in Part |_| Rejected |_| Other

Subscription Amount Accepted: $____________________________

Dated: _____________________

                            AmeriFirst Fund I, LLC

                            By: AmeriFirst Financial Services, Inc., Manager

                            By: __________________________________________
                            Name: ________________________________________
                            Title: _______________________________________

21.   ACCEPTANCE

      (Office Use Only)

      This Subscription Agreement will not be an effective agreement until it or a facsimile is signed by AmeriFirst Fund I, LLC.

Account #: _____________________________________________________________________

Investor Check Date: ___________________________________________________________

Check Amount: __________________________________________________________________

Check #: _______________________________________________________________________

Entered by: ____________________________________________________________________

Checked by: ____________________________________________________________________

Date Entered: __________________________________________________________________

Subscription has been: ______Accepted  ______Accepted in Part
______Rejected ______Other

Subscription Amount: $________________________   Dated:_________________________

|_| Initial Investment          |_| Additional Investment

AmeriFirst Fund I, LLC

By: AmeriFirst Financial Services, Inc., Manager


By: _______________________________________
         John Tooke, President


By:________________________________________    Date:____________________________
         Registered NASD Representative


By:________________________________________    Date:____________________________
         Principal


By:________________________________________    Date:____________________________
         Principal

                                   APPENDIX A

                       RESTRICTIONS ON TRANSFER SET FORTH
                              IN RULE 260.141.11 OF
       THE CALIFORNIA CODE OF REGULATIONS TITLE 10, CHAPTER 3 (the "Code")

(a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Section 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

(b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of these rules), except:

      (1) to the issuer;

      (2) pursuant to the order or process of any court;

      (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

      (4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

      (5) to the holders of securities of the same class of the same issuer;

      (6) by way of gift or donation inter vivos or on death;

      (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

      (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;

      (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;

      (10) by way of a sale qualified under Sections 25111, 25112, 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;

      (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

      (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of Section 25148 is in effect with respect to such qualification;

      (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

      (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

      (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

      (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

      (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c) The certificate representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

                                                                       EXHIBIT B


                               OPERATING AGREEMENT

                                       OF

                             AMERIFIRST FUND I, LLC

                      (A FLORIDA LIMITED LIABILITY COMPANY)



                           DATED AS OF MARCH 12, 2003

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I:  INTERPRETATION.................................................B - 1
        SECTION 1.1  DEFINITIONS...........................................B - 1
        SECTION 1.2  TERMS DEFINED ELSEWHERE...............................B - 5
        SECTION 1.3  CAPTIONS..............................................B - 5
        SECTION 1.4  CONSTRUCTION..........................................B - 5
ARTICLE II:  THE FUND AND ITS BUSINESS.....................................B - 6
        SECTION 2.1  FORMATION OF FUND.....................................B - 6
        SECTION 2.2  NAME..................................................B - 6
        SECTION 2.3  TERM OF FUND..........................................B - 6
        SECTION 2.4  PURPOSES OF FUND......................................B - 6
        SECTION 2.5  REGISTERED OFFICE AND REGISTERED AGENT AND
        PRINCIPAL BUSINESS OFFICE..........................................B - 6
        SECTION 2.6  FILINGS...............................................B - 6
        SECTION 2.7  NAMES OF MEMBERS......................................B - 7
        SECTION 2.8  RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING
        AND MERGERS........................................................B - 7
ARTICLE III: FUND INTERESTS AND CAPITALIZATION.............................B - 7
        SECTION 3.1  CAPITAL CONTRIBUTION OF THE MANAGER...................B - 7
        SECTION 3.2  CAPITAL CONTRIBUTIONS OF MEMBERS......................B - 7
        SECTION 3.3  RESERVE ACCOUNT; CAPITAL CALL.........................B - 8
        SECTION 3.4  NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS;
        RETURN OF CAPITAL CONTRIBUTIONS....................................B - 8
        SECTION 3.5  NO OBLIGATION TO RESTORE NEGATIVE BALANCES
        IN CAPITAL ACCOUNTS................................................B - 8
        SECTION 3.6  LIABILITY OF MANAGER AND MEMBERS AND THEIR
        AFFILIATES.........................................................B - 9
        SECTION 3.7  CONTRIBUTIONS OF LIFE INSURANCE POLICIES..............B - 9
ARTICLE IV:  ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL
ACCOUNTS...................................................................B - 9
        SECTION 4.1  ALLOCATION OF NET INCOME AND NET LOSS.................B - 9
        SECTION 4.2  OTHER ALLOCATION PROVISIONS...........................B - 9
        SECTION 4.3  ALLOCATIONS FOR INCOME TAX PURPOSES..................B - 13
        SECTION 4.4  WITHHOLDING..........................................B - 13
        SECTION 4.5  CAPITAL ACCOUNTS.....................................B - 13
ARTICLE V:  DISTRIBUTIONS.................................................B - 13
        SECTION 5.1  DISTRIBUTIONS........................................B - 13
        SECTION 5.2  CERTAIN STATE AND LOCAL TAXES........................B - 14
        SECTION 5.3  TIMING OF DISTRIBUTIONS..............................B - 14
        SECTION 5.4  LIMITATIONS ON DISTRIBUTIONS.........................B - 14
        SECTION 5.5  RESERVES.............................................B - 14

                                TABLE OF CONTENTS

                                                                           Page


        SECTION 5.6  TAX DISTRIBUTIONS....................................B - 15
        SECTION 5.7  INCORRECT DISTRIBUTIONS..............................B - 15
        SECTION 5.8  DISTRIBUTIONS IN KIND................................B - 15
ARTICLE VI:  MANAGEMENT...................................................B - 15
        SECTION 6.1  MANAGEMENT POWERS OF THE MANAGER.....................B - 15
        SECTION 6.2  MANAGER'S OBLIGATIONS................................B - 17
        SECTION 6.3  PROCEDURES...........................................B - 17
        SECTION 6.4  MANAGER'S DUTY TO DEVOTE TIME........................B - 18
        SECTION 6.5  CONDUCT OF MANAGER; LIMITED LIABILITY OF
        THE MANAGER.......................................................B - 18
        SECTION 6.6  INDEMNIFICATION......................................B - 18
        SECTION 6.7  CERTAIN TRANSACTIONS BETWEEN THE FUND
        AND THE MANAGING MEMBER AND ITS AFFILIATES........................B - 18
        SECTION 6.8  DEFAULT OF MANAGER...................................B - 19
        SECTION 6.9  REMOVAL OF MANAGER; SUCCESSOR........................B - 21
        SECTION 6.10  BORROWING...........................................B - 21
ARTICLE VII:  BOOKS, RECORDS, TAXES AND REPORTS...........................B - 21
        SECTION 7.1  BOOKS OF ACCOUNT.....................................B - 21
        SECTION 7.2  BANK ACCOUNTS........................................B - 21
        SECTION 7.3  TAX RETURNS..........................................B - 21
        SECTION 7.4  TAX MATTERS PARTNER..................................B - 22
        SECTION 7.5  RECORDS..............................................B - 22
        SECTION 7.6  MANAGER'S ANNUAL REPORT..............................B - 23
        SECTION 7.7  ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS'
        SUBSERVICING REPORTS..............................................B - 24
        SECTION 7.8  REPORTS TO MEMBERS...................................B - 24
ARTICLE VIII:  ADMISSION OF MEMBERS.......................................B - 25
        SECTION 8.1  ADMISSION OF MEMBERS.................................B - 25
ARTICLE IX:  TRANSFERS OF INTERESTS OF MEMBERS............................B - 26
        SECTION 9.1  GENERAL PROHIBITION..................................B - 26
        SECTION 9.2  GENERAL CONDITIONS TO PERMITTED TRANSFER.............B - 26
        SECTION 9.3  VOID TRANSFERS.......................................B - 27
        SECTION 9.4  PERMITTED TRANSFERS..................................B - 28
        SECTION 9.5  LEGENDS..............................................B - 28
ARTICLE X:  DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL
OF A MEMBER...............................................................B - 28
        SECTION 10.1  EFFECT OF DEATH OR LEGAL INCOMPETENCY
        OF A MEMBER OF THE FUND...........................................B - 28
        SECTION 10.2  RIGHTS OF PERSONAL REPRESENTATIVE...................B - 29
        SECTION 10.3  WITHDRAWAL OF MEMBERS OTHER THAN
        MANAGERS..........................................................B - 29

                                       TABLE OF CONTENTS
                                                                           Page


ARTICLE XI:  BANKRUPTCY, DISSOLUTION AND TERMINATION......................B - 30
        SECTION 11.1  BANKRUPTCY..........................................B - 30
        SECTION 11.2  DISSOLUTION.........................................B - 30
        SECTION 11.3  LIQUIDATION.........................................B - 31
        SECTION 11.4  TERMINATION.........................................B - 31
ARTICLE XII:  AMENDMENT OF AGREEMENT AND POWER
OF ATTORNEY...............................................................B - 31
        SECTION 12.1  AMENDMENTS..........................................B - 31
        SECTION 12.2  AMENDMENT OF ARTICLE OF ORGANIZATION................B - 32
        SECTION 12.3  POWER OF ATTORNEY...................................B - 32
ARTICLE XIII:  MISCELLANEOUS PROVISIONS...................................B - 32
        SECTION 13.1  NOTICES.............................................B - 32
        SECTION 13.2  SEVERABILITY........................................B - 33
        SECTION 13.3  COUNTERPARTS........................................B - 33
        SECTION 13.4  ENTIRE AGREEMENT....................................B - 33
        SECTION 13.5  FURTHER ASSURANCES..................................B - 33
        SECTION 13.6  SUCCESSORS AND ASSIGNS..............................B - 33
        SECTION 13.7  WAIVER OF ACTION FOR PARTITION......................B - 33
        SECTION 13.8  CREDITORS...........................................B - 33
        SECTION 13.9  REMEDIES............................................B - 33
        SECTION 13.10  WRITING REQUIREMENT................................B - 33
        SECTION 13.11  WAIVER.............................................B - 34
        SECTION 13.12  APPLICABLE LAW.....................................B - 34
        SECTION 13.13  SIGNATURES.........................................B - 34

MEMBER SIGNATURE PAGE.....................................................B - 35

SCHEDULE A................................................................B - 36

                               OPERATING AGREEMENT

                                       OF

                             AMERIFIRST FUND I, LLC


      OPERATING AGREEMENT, dated as of March 12, 2003 (the "Agreement"), by AmeriFirst Financial Services, Inc., and each of the Members (as defined below) listed on Schedule A, annexed hereto, as the same shall be updated by the Manager from time to time, and that have executed this Agreement by signing one of the counterpart signature pages annexed hereto.


                                    RECITALS


      WHEREAS, AmeriFirst Fund I, LLC (the "Fund") was formed on September 20, 2002, as a Florida limited liability company pursuant to Florida Limited Liability Company Act, 608 Fla.C.Section 608.401, et seq., as amended from time to time (the "Florida Act");

      WHEREAS, the Fund has been established for the purpose of acquiring life insurance policies ("Life Insurance Policies")for less than the face amount of the Life Insurance Policy by providing living benefits to terminally ill and chronically ill persons and senior citizens in exchange for an assignment of, and an irrevocable beneficial interest in, and right to receive the face value of, such Life Insurance Policy ("Life Settlements"); and

      WHEREAS, the Manager shall be the Manager of the Fund and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the Florida Act.


      NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Member(s) agree(s) as follows:

                            ARTICLE I: INTERPRETATION

      SECTION 1.1 DEFINITIONS. Unless otherwise expressly provided herein or unless the context clearly requires otherwise, the following terms as used in this Agreement shall have the following meanings:

      "AFFILIATE." (i) Any officer, member, partner, director or controlling shareholder of the Person in question; (ii) any Person controlling, controlled by or under common control with any Person described in (i) above; (iii) any officer, member, director, trustee or general partner of any Person described in (i) or (ii) above; and (iv) any Person who is a member, other than as a limited partner, with any Person described in (i) or
(ii) above in a joint venture, limited liability company, general partnership or similar form of unincorporated business association. For purposes of this definition, the term 'control' shall also mean the control or ownership of 10% or more of the beneficial interest in the Person to whom referred.


      "ARTICLES OF ORGANIZATION." The Articles of Organization of the Fund, and any amendments thereto, executed and filed in accordance with the Florida Act.

      "CAPITAL ACCOUNT." With respect to each Member, a single account established and maintained for such Member in accordance with the principles of Sections 1.704-1(b)(2)(iv) and 1.704-2 of the Regulations. Subject to the preceding sentence, each Capital Account will initially equal the amount of the Capital Contribution made by such Member at the time such Member is admitted as a Member in the Fund and, throughout the term of the Fund, will be (i) increased by the amount of (A) Net Income and income and gains allocated to such Member pursuant to Article IV and (B) the amount of any cash and the Value of any property (net liabilities secured by the property that the Fund is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) subsequently contributed by such Member to the Fund and (ii) decreased by the amount of (A) Net Losses and deductions and expenditures described in Section 705(a)(2)(B) of the Code, allocated to such Member pursuant to Article IV and
(B) the amount of cash and the Value of (net of liabilities secured by the property that the Member is considered to assume or take subject to pursuant to the provisions of Section 752 of the Code) of any property distributed to such Member pursuant to Articles V and IX.

      "CAPITAL CONTRIBUTIONS." Any contributions made to the Fund pursuant to
Article III by the Members or any one Member, as the case may be (or the predecessor holders of the Interests of such Members).


      "CODE." The Internal Revenue Code of 1986, as amended, and as may be amended from time to time.


      "FISCAL YEAR." The fiscal year of the Fund as determined in accordance with Section 6.1 of this Agreement.

      "GROSS PROCEEDS." The gross proceeds paid from the Life Insurance Policies at Maturity.

      "INDEMNIFIED PERSON." Any Member; any Affiliate of a Member; any officer, director, manager, shareholder, partner, member, employee, representative or agent of any Member; and any employee or agent of the Fund.

      "INSURED." Any individual named as the insured in the Life Insurance
Policy.


      "INTEREST." The ownership interest of a Member in the Fund as reflected in the records maintained by the Fund at its offices, as the same may, from time to time, be required to be amended (which shall be considered personal property for all purposes), consisting of such Member's share in allocations and distributions.


      "MANAGER." AmeriFirst Financial Services, Inc. or any Person replacing AmeriFirst Financial Services, Inc.

      "MATURITY." The time at which the proceeds of a Life Insurance Policy become due (i.e., upon the death of the Insured).


      "MEMBER." An owner of the Units in the Fund, unless the instruments through which the Units were Transferred to the owner did not also convey the transferor's status as a Member.


      "NASD." NASD, Inc.


      "NET INCOME OR NET LOSS." respectively, for any period means the income or loss of the Fund for such period as determined in accordance with the method of accounting followed by the Fund for Federal income tax purposes, including, for all purposes, any income exempt from tax and any expenditures of the Fund which are described in Section 705(a)(2)(B) of the Code; provided, however, that in determining Net Income and Net Loss and every item entering into the computation thereof, solely for the purpose of adjusting the Capital Accounts of the Members (and not for tax purposes), (i) any income, gain, loss or deduction attributable to the taxable disposition of any of the Fund's assets shall be computed as if the adjusted basis of such asset of the Fund on the date of such disposition equaled its book value as of such date, (ii) if any of the Fund's assets is distributed in kind to a Member, the difference between its Value and its book value at the time of such distribution shall be treated as gain or loss, and
(iii) any depreciation, cost recovery and amortization as to any of the Fund's assets shall be computed by assuming that the adjusted basis of such asset of the Fund equaled its book value determined under the methodology described in
Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations; provided, further, that any item (computed with the adjustments in the preceding provision) allocated under
Section 4.2 hereof shall be excluded from the computation of Net Income and Net Loss.

      "OPERATING ESCROW ACCOUNT." A separate, interest-bearing account, for which funds deposited therein are held for the benefit of the Members and shall be subject to distribution in accordance with this Agreement and the Servicing Agreement.

      "PERSON." An individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

      "PRESUMED TAX LIABILITY." For any Member for any Fiscal Year, an amount equal to the product of (a) the amount of taxable income allocated to such Member for that Fiscal Year and (b) the Presumed Tax Rate.

      "PRESUMED TAX RATE." The highest effective combined Federal and state income tax rate applicable during such Fiscal Year to a natural person residing in one of the States in which individual Members reside, based on the highest marginal Federal income tax rate and the highest marginal state income tax rates (after giving effect to the Federal income tax deduction for such state taxes and disregarding the effects of Section 67 and 68 of the Code).

      "PRO RATA SHARE." A proportionate share equal to the Capital Account of the Member divided by the aggregate Capital Accounts of all Members.

      "PROSPECTUS." The final prospectus filed with the Securities and Exchange Commission for the public offering of the Units.

      "REGULATIONS." The Treasury Regulations promulgated under the Code as such regulations may be amended from time to time (including the corresponding provisions of succeeding regulations.)

      "RETURN." The amount actually received, in proportion to such Member's Pro Rata Share, on a Life Insurance Policy at Maturity.


      "SERVICING AGREEMENT." The agreement entered into between the Fund and a third party servicer, in connection with the servicing of the Life Insurance Policies.

      "SUBSCRIPTION AGREEMENT." The document that is an exhibit to and part of the Prospectus that every Person who buys Units of the Fund must execute and deliver with full payment for the Units and which, among other provisions, contains the written consent of each Member to the adoption of this Agreement.

      "SUBSTITUTED MEMBER." Person admitted to the Fund as a substituted Member under Article IX.


      "TRANSFER/TRANSFERRED." The mortgage, pledge, hypothecation, transfer, sale, assignment, gift or other disposition, in whole or in part, of an Interest, whether voluntarily, by operation of law or otherwise.

      "UNITS." Represent fractional undivided beneficial Interests in the income to be generated from Life Insurance Policies acquired by the Fund and that are
(a) issued to Members upon their admission to the Fund under the Subscription Agreement and the Prospectus, or (b) Transferred to those who become Substituted Members.


      "VALUE." Fair market value.

      SECTION 1.2 TERMS DEFINED ELSEWHERE. The following terms have been defined in the locations set forth below.

DEFINED TERM LOCATION


Adjusted Capital Account .....................................Section 4.2(c)
Agreement.....................................................Caption
Capital Call..................................................Section 3.3
Family Member ................................................Section 10.4(b)(i)
Florida Act...................................................1st  Recital
Fund..........................................................1st Recital
Fund Counsel..................................................Section 6.7(d)
Life Insurance Policies.......................................2nd Recital
Life Settlements..............................................2nd Recital
Manager Default...............................................Section 6.8
Permitted Transferee..........................................Section 9.4(b)
Premium Escrow Account........................................Section 3.3
Rules.........................................................Section 6.7(d)
TMP...........................................................Section 8.4


      SECTION 1.3 CAPTIONS. The captions used in this Agreement are inserted for convenience and identification only and are in no way intended to define or limit the scope, extent or intent of this Agreement or any of the provisions hereof.

      SECTION 1.4 CONSTRUCTION. Unless the context otherwise requires, the terms defined in Sections 1.1 and 1.2 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate; the use of the masculine gender shall be deemed to include the neuter and feminine genders wherever necessary or appropriate and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.


                      ARTICLE II: THE FUND AND ITS BUSINESS

      SECTION 2.1 FORMATION OF FUND. The Fund has been organized as a Florida limited liability company pursuant to the provisions of the Florida Act. The rights and liabilities of the Members, the management of the affairs of the Fund and the conduct of its business shall be as provided in the Florida Act, except as herein otherwise expressly provided.

      SECTION 2.2 NAME. The name of the Fund shall be AmeriFirst Fund I, LLC, but the Manager, in its discretion, may change the name of the Fund at any time and from time to time upon written notice to the Members.

      SECTION 2.3 TERM OF FUND. The existence of the Fund shall be deemed to have commenced as of the date of the initial filing of the Articles of Organization with the office of the Department of State of the State of Florida on September 20, 2002 and shall terminate on December 31, 2027, unless earlier dissolved or terminated in accordance with Article XI of this Agreement or as provided by law.

      SECTION 2.4 PURPOSES OF FUND. The Fund may engage in any lawful act or activity for which limited liability companies may be formed under the Florida Act and engage in any and all activities necessary or incidental.

      SECTION 2.5 REGISTERED OFFICE AND REGISTERED AGENT AND PRINCIPAL BUSINESS OFFICE. The registered office of the Fund required by the Florida Act to be maintained in the State of Florida shall be at such place as set forth in the Articles of Organization, or at such other location as may hereafter be determined by the Manager. The registered agent of the Fund in the State of Florida shall be the initial registered agent named in the Articles of Organization or such other Person or Persons as the Manager may designate from time to time. The principal office of the Fund shall be at 814 Highway A1A, Suite 300, Ponte Vedra Beach, Florida 32082 or at such other place as the Manager may designate from time to time, and the Fund shall maintain records as such place as required by the Florida Act.

      SECTION 2.6 FILINGS. (a) The Manager is authorized to execute, file and record all such certificates and documents, including amendments to the Articles of Organization, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Florida and any other jurisdiction in which the Fund may own property or conduct business, including, without limitation, qualification of the Fund as a foreign limited liability company in any state in which such qualification is required. The Manager is authorized to execute, file and publish, or cause to be filed and published, with the proper authorities in each jurisdiction where the Fund conducts business, such certificates or documents in connection with the conduct of business pursuant to a fictitious name or similar statute.

      (b) The Members from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts as the Manager may deem necessary or appropriate to comply with the requirements of law for the formation, qualification and operation of the Fund as a limited partnership in all jurisdictions in which the Fund shall desire to conduct business.

      SECTION 2.7 NAMES OF MEMBERS. The name of each Member is set forth on the signature pages hereto and the name, address and Capital Contribution of each Member are set forth on the records maintained by the Fund at its offices for such purpose. If necessary, such records shall from time to time be amended to reflect any changes to the information set forth therein.

      SECTION 2.8 RECAPITALIZATION, ACQUISITIONS, RESTRUCTURING AND MERGERS. The Fund may participate in or be a party to any recapitalization, sale of substantially all of its assets, restructuring or merger in accordance with and as allowed by the Florida Act and subject to any other applicable terms of this Agreement and the Florida Act; provided, however, that no recapitalization, sale of substantially all of its assets, restructuring or merger which adversely affects the Members shall proceed without the approval of Members with Capital Accounts that are more than two-thirds of the Capital Account of all Members.

                 ARTICLE III: FUND INTERESTS AND CAPITALIZATION

      SECTION 3.1 CAPITAL CONTRIBUTION OF THE MANAGER. (a) The Manager has contributed $10.00 to the capital of the Fund in cash or property and is a Member of the Fund.

      (b) The Manager shall not be required to contribute any additional capital to the Fund or, except as expressly set forth in this Agreement, to lend any funds to the Fund.


      SECTION 3.2 CAPITAL CONTRIBUTIONS OF MEMBERS. The Members shall acquire Units in accordance with the terms of the Subscription Agreement or any future subscription material approved by the Manager. The names, addresses, date of admissions and Capital Contributions of the Members shall be set forth in a schedule maintained by the Manager in the form attached hereto as Schedule A. The Manager shall update the schedule to reflect the then current ownership of Units without any further need to obtain the consent of any Member, and the schedule, as revised from time to time by the Manager, shall be presumed correct absent manifest error. Any Member shall have a right to inspect such schedule upon written request to the Manager.

      "Capital Contribution" shall include cash contributions or otherwise, including contributions of entire or fractional interest in Life Insurance Policies, or a rollover of assets from a qualified plan, such as an Individual Retirement Account.


      SECTION 3.3 PREMIUM ESCROW ACCOUNT; CAPITAL CALL. (a) The Fund shall establish a premium escrow account (the "Premium Escrow Account")to pay premiums on all Life Insurance Policies. The Premium Escrow Account shall equal approximately 150% of the annual premiums of all policies purchased by the Fund for the estimated life expectancies of the insureds with a minimum of two years beyond the estimated life expectancy. Upon final liquidation of the Fund, the remaining Premium Escrow Account balance shall be transferred to our Members with all accrued interest thereon.

      (b) In the event that sufficient funds are unavailable to pay the premiums on the Life Insurance Policies and a Life Insurance Policy would lapse, the Manager shall have the right, in its sole discretion, to require all Members to make additional Capital Contributions ("Capital Call") of up to six (6) months premiums to insure that no Life Insurance Policy lapses. The Members will make the Capital Call in proportion to their Interests in the Fund. Capital Calls made pursuant to this provision shall be made within thirty (30) days after receipt of notice from the Manager. If a Member shall default in making any such Capital Call, then the other Members shall have, with respect to the defaulted Capital Contribution, the right to contribute, pro rata, and receive a premium to be determined by the Manager of the Interest attributable to the defaulted Capital Contribution.

      (c) In connection with any expenses incurred by the Fund, not in the ordinary course of business (i.e., costs in servicing Life Insurance Policies or litigation costs), the Manager may, at its sole direction establish a contingency reserve to cover such expenses. If the funds in such contingency reserve are inadequate to cover such expenses, the Manager may require Members to make a Capital Call to such reserve in proportion to their Interests in the Fund. Upon the termination of the Fund, the balance of the Special Reserve Escrow Account shall be distributed, pro rata to the contributing Members adjusted to take into account any premiums set forth in subparagraph (b) above.

      SECTION 3.4 NO WITHDRAWAL OF CAPITAL CONTRIBUTIONS; RETURN OF CAPITAL CONTRIBUTIONS. (a) No Member shall be entitled to withdraw, reduce or demand any part of its Capital Contribution or to receive any distributions from the Fund, except as expressly provided in Article V and Section 10.3 of this Agreement. No Member shall have the right to receive interest on its Capital Contribution.


      (b) None of the Members, nor any of their respective Affiliates, nor any officer, member, director, shareholder, employee or agent of the Members or their Affiliates, shall be personally liable for the return or repayment of any Capital Contribution.

      SECTION 3.5 NO OBLIGATION TO RESTORE NEGATIVE BALANCES IN CAPITAL ACCOUNTS. No Member shall have an obligation, at any time during the term of the Fund or upon its liquidation, to pay to the Fund or any other Member or third party an amount equal to the negative balance in such Member's Capital Account.

      SECTION 3.6 LIABILITY OF MANAGER AND MEMBERS AND THEIR AFFILIATES. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither the Manager nor any Member nor any Affiliate of the Manager or any Member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a Manager or Member or being an Affiliate of either of them.

      SECTION 3.7 CONTRIBUTIONS OF LIFE INSURANCE POLICIES. The Manager, in its sole discretion, may accept, in lieu of cash, from anyone other than an Affiliate of the Manager or the Fund, as an initial Capital Contribution in exchange for Units in the Fund, an entire or fractional interest in Life Insurance Policies.


         ARTICLE IV: ALLOCATIONS OF PROFITS, LOSSES AND CAPITAL ACCOUNTS


      SECTION 4.1 ALLOCATION OF NET INCOME AND NET LOSS. Except as provided in
Section 4.2, the Fund's Net Income or Net Loss, as the case may be, and each item of income, loss and deduction entering into the computation thereof, for each Fiscal Year shall be allocated as follows:


      (a) Net Income and Net Loss for such Fiscal Year shall be allocated as follows:


            (i) Net Income of the Fund shall be allocated to the Members on their Pro Rata Share.

      SECTION 4.2 OTHER ALLOCATION PROVISIONS. (a) Items of tax expense payable by the Fund or withheld on income received by the Fund shall be included in the computation of Net Income and Net Loss and allocated pursuant to Section 4.1 hereof, provided, that where an item of tax expense payable by the Fund or where a withholding tax on income or payments received by the Fund is allocated, under applicable law, with respect to income allocable to some (but not all) of the Members or to the extent income allocable to some of the Members is exempt from tax in the hands of the Fund, such tax expense or withholding shall be allocated, as reasonably determined by the Manager, only to such Members to whom allocations of income are subject to tax in the hands of the Fund and distributions to the Members shall be adjusted appropriately.

      (b) If there is a net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(d) of the Regulations) for a Fiscal Year, then there shall be allocated to each Member items of income and gain for that Fiscal Year equal to that Member's share of the net decrease in "Company minimum gain" (within the meaning of Section 1.704-2(g)(2)of the Regulations) subject to the exceptions set forth in Sections 1.704-2(f)(2), (3) and (5) of the Regulations, provided, that if the Fund has any discretion as to an exception set forth pursuant to Section 1.704-2(f)(5)of the Regulations, the Manager may exercise such discretion on behalf of the Fund. The Manager shall, if the application of the "minimum gain chargeback" requirement pursuant to Section 1.704-2(f)(4) of the Regulations would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the "minimum gain chargeback" requirement. The foregoing is intended to be a "minimum gain chargeback" provision as described in Section 1.704-2(f) of the Regulations and shall be interpreted and applied in all respects accordingly.

      If during the Fiscal Year there is a net decrease in Member nonrecourse debt minimum gain (as determined in accordance with Section 1.704-2(i)(3) of the Regulations), then, in addition to the amounts, if any, allocated pursuant to the preceding paragraph, any Member with a share of that Member nonrecourse debt minimum gain (determined in accordance, with Section 1.704-2(i)(5)-2 of the Regulations as of the beginning of the Fiscal Year shall, subject to exceptions set forth in Section 1.704-2(i)(4)of the Regulations (provided, that if the Fund has any discretion as to an exception, the Manager may exercise such discretion on behalf of the Fund) shall be allocated items of income and gain for the Fiscal Year (and, if necessary, for succeeding Fiscal Years) equal to that Member's share of the net decrease in the Member nonrecourse debt minimum gain. The Manager shall, if the application of the Member nonrecourse debt minimum gain chargeback requirement would cause a distortion in the economic arrangement among the Members, ask the Commissioner of the Internal Revenue Service to waive the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) and 1-704-2(i)(4)of the Regulations. The foregoing is intended to be the "chargeback of Member nonrecourse debt minimum gain" required by Section 1.704-2(i)(4) of the Regulations and shall be interpreted and applied in all respects accordingly.

      (c) If during any Fiscal Year a Member unexpectedly receives an adjustment, allocation or distribution described in Sections 1.704-1(b),(2)(ii)(d), (5) or (6) of the Regulations, which causes or increases a deficit balance in the Member's Adjusted Capital Account, there shall be allocated to the Member items of income and gain (consisting of a pro rata portion of each item of Fund income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit as quickly as possible. The foregoing is intended to be a "qualified income offset" provision as set forth in Section 1.704-1 (b)(2)(ii)(d) of the Regulations and shall be interpreted and applied in all respects accordingly.

      A Member's "Adjusted Capital Account", at any time, shall equal the Member's Capital Account at such time (x) increased by the sum of (A) the amount of the Member's share of Company minimum gain (as defined in Sections 1.704-2(g)(1) and (3) of the Regulations, (B) the amount of the Member's share of Member nonrecourse debt minimum gain (as defined in Section 1.704-2(i)(5) of the Regulations), and (C) any amount of the deficit balance in its Capital Account the Member is obligated to restore on liquidation of the Fund or other amount that the Member is treated as obligated to restore pursuant to Sections 1.704-1 (b)(2)(ii)(c) and (y) of the Regulations, decreased by reasonably expected adjustments, allocations and distributions set forth in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)of the Regulations. This definition shall be interpreted consistently with Section 1.704-1 (b)(2)(ii)(d)of the Regulations.

      (d) If any Member has a deficit in its Adjusted Capital Account, such Member shall be specially allocated items of Fund income and gain in the amount of such deficit as rapidly as possible, provided, that an allocation pursuant to this Section 4.2(d). shall be made if and only to the extent that such Member would have a deficit in its Adjusted Capital Account after all other allocations provided for in this Agreement have been tentatively made as if this Section 4.2(d) were not in this Agreement.


      (e) Notwithstanding anything to the contrary in this Article

            (i) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to a particular Member nonrecourse liability shall be allocated to the Member that bears the economic risk of loss for the liability in accordance with the rules of Section 1.704-2(i) of the Regulations; and,


            (ii) Company losses, deductions or expenditures described in Section 705(a)(2)(b) of the Code, that are attributable to Fund nonrecourse liabilities shall be allocated to the Members in proportion to their Capital Contributions.


      (f) Notwithstanding any provision of Section 4.1 hereof, no allocation of Net Losses, shall be made to a Member if it would cause the Member to have a negative balance in its Adjusted Capital Account. Allocations of Net Losses that would be made to a Member but for this Section 4.2(f) shall instead be made to other Members pursuant to Section 4.1 to the extent not inconsistent with this
Section 4.2(f). To the extent allocations of Net Losses cannot be made to any Member because of this Section 4.2(f), such allocations shall be made to the Members in accordance with Section 4.1 hereof notwithstanding this Section 4.2(f).

      (g) To the extent that any item of income, gain, loss or deduction has been specially allocated pursuant to Paragraphs (c), (d), (f) or (h) of this
Section 4.2 and such allocation is inconsistent with the way in which the same amount otherwise would have been allocated under Section 4.1, subsequent allocations under Section 4.1 shall be made, to the extent possible and without duplication, in a manner consistent with Paragraphs (b), (c), (d), (f), and
(h)of Section 4.2 hereof, which negate as rapidly as possible the effect of all such inconsistent allocations under said Paragraphs (c), (d), (f) and (h).


      (h) Except to the extent otherwise required by the Code and Regulations, if an Interest in the Fund or part thereof is Transferred in any Fiscal Year, the Net Income, Net Loss and items of income, gain, loss, deduction and credit allocable to the Interest in the Fund for such Fiscal Year shall be apportioned between the transferor and the transferee in proportion to the number of days in such Fiscal Year that such Interest is held by each of them, except that, if they agree between themselves and so notify the Manager within thirty (30) days after the Transfer, then at their option and expense, (i) all items or (ii) extraordinary items, including capital gains and losses, may be allocated to the Person who held the Interest on the date such items were realized or incurred by the Fund.

      (i) In determining the Members' share of the excess nonrecourse liabilities of the Fund, if any, for purposes of Section 1.752-3(a)(3) of the Regulations, the Members' share of Fund profits shall be proportional to the Members' Capital Contributions.


      (j) Any allocations made pursuant to this Article IV shall be made in the following order:

            (i)   Section 4.2(b);

            (ii)  Section 4.2(c);

            (iii) Section 4.2(e);

            (iv)  Section 4.2(g);

            (v)   Section 4.2(a);

            (vi)  Section 4. 1; and

            (vii) Section 4.2(d).

      These provisions shall be applied as if all distributions and allocations were made at the end of the Fiscal Year. Where any provision depends on the Capital Account of any Member, that Capital Account shall be determined after the operation of all preceding provisions for the Fiscal Year. These allocations shall be made consistently with the requirements of Section 1.704-2(j)of the Regulations.

      (k) The Manager may vary the allocations provided for in this Article IV to the extent it believes it reasonably necessary to comply with the requirements of Sections 1-704-1(b)and 1.704-2 of the Regulations, provided, that any variations in the amounts allocated to a Member shall not materially affect the amounts distributed to such Member.


      SECTION 4.3 ALLOCATIONS FOR INCOME TAX PURPOSES. The income, gains, losses, deductions and credits of the Fund shall be allocated in the same manner as the items entering into the computation of Net Income and Net Loss were allocated under Section 4.1 and 4.2; provided, however, that solely for Federal, state and local income and franchise tax purposes not for book or

Capital Account purposes--income, gain, loss and deduction with respect to any property properly carried, on the Fund's books at a book value other than the tax basis of such property shall be allocated in a manner determined in the Manager's discretion, so as to take into account (consistently with Section 704(c) of the Code and Section 1.704-3 of the Regulations) the difference between such property's book value and its tax basis.

      SECTION 4.4 WITHHOLDING. The Fund shall comply with withholding requirements under Federal, state and local laws and shall remit amounts withheld to and file required forms with the applicable jurisdictions. To the extent the Fund is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be deemed to be a distribution in the amount of the withholding to that Member. In the event of any claimed over-withholding, Members shall be limited to an action against the applicable jurisdiction. If the amount withheld has not been withheld from actual distributions, the Fund may, at its option,
(i) require the Member to reimburse the Fund for such withholding, which reimbursement shall be treated as a reduction in the deemed distribution to the Members referred to in the previous sentence by such Member, or (ii) reduce any subsequent distributions by the amount of such withholding. Each Member agrees to furnish the Fund with any representations and forms as shall reasonably be requested by the Fund to assist it in determining the extent of, and in fulfilling, its withholding obligations.

      SECTION 4.5 CAPITAL ACCOUNTS. The Fund shall establish and maintain a separate Capital Account for each Member and its legal representatives, successors and permitted assigns in accordance with the definition of "Capital Account" in Article I above.


                            ARTICLE V: DISTRIBUTIONS


      SECTION 5.1 DISTRIBUTIONS. Except for any distributions expressly required or permitted to be made under this Article V and subject to Sections 5.4 and 5.5, the amount of all distributions of cash and of property other than cash, will be at the discretion of the Manager; provided, however, no distribution is permitted, if after the distribution, the Fund would be insolvent. All distributions pursuant to this Section 5.1 will be made to the Members as follows:

      (a) An amount equal to the Gross Proceeds, less all amounts previously distributed to the Members, shall be distributed to the Members in proportion to their respective Pro Rata Share; and


      (b) Any cash or other property, other than Life Insurance Policies and Capital Contributions that have not been invested, remaining after the distributions set forth in Paragraph (a)above and after retention of any reserves deemed appropriate by the Manager, in its sole discretion, shall be distributed to the Manager.

      SECTION 5.2 CERTAIN STATE AND LOCAL TAXES. Notwithstanding Section 5.1 above, if the Manager, or any direct or indirect shareholder or other equity owners of the Manager

(other than a C corporation or an individual) is required to recognize state or local income or franchise taxes, in the state of Florida or any other state or interest or penalties in respect thereof, with respect to any allocations or distributions made to the Members with respect to any Fiscal Year, the Fund shall distribute to the Manager an amount which, after deducting all Federal, state and local income taxes payable by the Manager as a result of receiving the distribution (taking into account the deductibility of state and local income taxes against Federal income tax and the deductibility, if any, of local income taxes against state taxes) shall equal the amount of such state or local income or franchise taxes or interest or penalties, and the distributions to the Member's shall be reduced to the extent of the distributions hereunder.

      SECTION 5.3 TIMING OF DISTRIBUTIONS. Unless as otherwise provided in this Agreement, the Manager shall use reasonable efforts to make the distributions provided in Sections 5.1(a) and (b) above in the following manner: all cash payments of insurance proceeds to the Fund, including accrued interest thereon, received between the 26th day of one month through the 25th day of the following month, shall be paid to Members on the fifth day of the second following month (the "Determination Date"). Distributions will only be made following months in which insurance proceeds are received on matured policies.



      SECTION 5.4 LIMITATIONS ON DISTRIBUTIONS. Notwithstanding anything herein contained to the contrary, no distribution under this Agreement shall be made if such distribution would violate the Florida Act. A Member who receives a distribution in violation of the Florida Act shall be liable to return the distribution to the Fund if the Member knew that, immediately after giving effect to the distribution, all liabilities of the Fund, other than liabilities for which the recourse of creditors is limited to specified property of the Fund, exceed the Value of the assets of the Fund (except that the Value of property that is subject to a liability for which recourse of creditors is limited shall be included in the assets of the Fund only to the extent that the Value of that property exceeds that liability). A manager and managing member who votes for or assents to a distribution in violation of this Agreement or the Florida Act shall be personally liable to the Fund for the amount of the distribution that exceeds what could have been distributed without such violation if it is established that person did not meet their duties as set forth in the Florida Act. In addition, no distribution shall be made to any Member to the extent that such Member has not satisfied any outstanding capital call as set forth in Section 3.3 herein.

      SECTION 5.5 RESERVES. In connection with any distribution to a Member under this Article V, the Manager shall cause the Fund to establish such reserves as it deems reasonably necessary for any contingent or unforeseen Fund liabilities, and, at the expiration of such period as shall be deemed advisable by the Manager, the balance shall be distributed to such Member (or such Member's legal representative).

      SECTION 5.6 TAX DISTRIBUTIONS. For each Fiscal Year, the Fund shall, during such Fiscal Year or the immediately subsequent Fiscal Year, but no later than sixty (60) days following the end of such Fiscal Year, use its best efforts to distribute to each Member, with respect to such Fiscal

Year, if a distribution equal to or exceeding such amount has not been previously made, an amount equal to such Member's Presumed Tax Liability for such Fiscal Year. Any amount distributed pursuant to this Section 5.6 shall be deemed to be advance distributions of amounts otherwise distributable to the Members pursuant to Section 5.1 and shall reduce the amounts that would subsequently otherwise be distributable to the Members pursuant to Section 5.1 in the order they would otherwise have been distributable.


      SECTION 5.7 INCORRECT DISTRIBUTIONS. To the extent distributions pursuant to this Article V were incorrectly made, as determined by the financial statements of the Fund, the recipients shall promptly repay all incorrect payments and the Fund shall have the right to set off any current or future sums owing to such recipients against any such incorrectly paid amount.

      SECTION 5.8 DISTRIBUTIONS IN KIND. In the event any proceeds available for distribution consist of items other than cash, the Members shall be entitled to their shares of each such asset in the same proportions as if such distribution were cash distributions in an amount equal to the Value thereof.


                             ARTICLE VI: MANAGEMENT


      SECTION 6.1 MANAGEMENT POWERS OF THE MANAGER. (a) The Manager shall manage the Fund, and without limiting any other rights, powers or duties specified in this Agreement, shall have all of the rights, powers and duties specified under the Florida Act. Except as expressly limited by the provisions of this Agreement and the Florida Act, the Manager shall have the full, exclusive and absolute right, power and authority to manage and control the Fund and the property, assets, affairs and business thereof. Except as so expressly limited, the Manager shall have all of the rights, powers and authority conferred upon it by law or under the provisions of this Agreement. Except as expressly provided herein or as otherwise required by the Florida Act, the Members shall have no voice or participation in the management of the Fund's business, and no power to bind the Fund or to act on behalf of the Fund in any manner whatsoever. However, a majority in interest of the Members shall designate, appoint, elect, and replace the manager by a vote in person or by consent.

      (b) The Manager shall have the power and authority to effectuate the purposes of the Fund as set forth in this Agreement. The Manager shall not permit the Fund to undertake any activity that would cause the Fund to be an investment company required to be registered under the Investment Company Act of 1940, as amended, or cause some or all of the Fund's assets to be "plan assets" or the trading and investment activity of the Fund to constitute "prohibited transactions" under the Code and the Employee Retirement Income Security Act of 1974, as may be amended.


      (c) Without limiting the generality of the foregoing Sections 6.1(a) and


      (d) the Manager shall have the power on behalf of the Fund to:

            (i) authorize and engage in transactions and dealings on behalf of the Fund, including transactions and dealings with any Member or any Affiliate of any Member;


            (ii) call meetings of Members or any class or series thereof, on reasonable notice, for such purposes as the Manager shall determine, and, in the Manager's sole discretion, permit Members to vote by proxy at such meetings; the Members with capital accounts that constitute a majority of the capital accounts of all Members or class of Members for whom the meeting is called shall constitute a quorum at any such meeting;

            (iii) determine and make distributions, in cash or otherwise, on Interests, in accordance with the provisions of this Agreement and the Florida Act;

            (iv) establish a record date with respect to all actions to be taken hereunder that require a record date to be established, including with respect to allocations, dividends and voting rights;


            (v) redeem, repurchase or exchange, on behalf of the Fund, Interests which may be so redeemed, repurchased or exchanged;

            (vi) appoint (and dismiss from appointment) attorneys and agents on behalf of the Fund, and employ (and dismiss from employment) any and all persons providing legal, accounting or financial services to the Fund, or such other employees or agents as the Manager deems necessary or desirable for the management and operation of the Fund, including any Member or any Affiliate of any Member;

            (vii) open accounts and deposit, maintain and withdraw funds in the name of the Fund in banks, savings and loan associations, brokerage firms or other financial institutions;

            (viii) effect a dissolution of the Fund and act as liquidating trustee or the Person winding up the Fund's affairs, all in accordance with the provisions of this Agreement and the Florida Act;

            (ix) bring and defend, on behalf of the Fund, actions and proceedings, at law or in equity, before any court or governmental, administrative or other regulatory agency, body or commission or otherwise;


            (x) prepare and cause to be prepared reports, statements and other relevant information for distribution to Members, as may be required or determined to be necessary or desirable by the Manager from time to time;

            (xi) effect: (a) a sale or exchange of all or substantially all of the assets of the Fund, (b) a merger or consolidation or similar transaction of the Fund (whether the Fund or another Person is the surviving entity of such transaction), (c) a sale of all of the Interests of the Fund, or (d)any similar transaction; provided, however, that if any transaction set forth in (a), (b),
(c) or (d) above adversely affects the Members, the vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts shall be required to effect any such transaction;

            (xii) prepare and file all necessary returns and statements and pay all taxes, assessments and other impositions applicable to the assets of the Fund; and

            (xiii) execute all other documents or instruments, perform all duties and powers and do all things for and on behalf of the Fund in all matters necessary or desirable or incidental to the foregoing.


      The expression of any power or authority of the Manager in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.


      SECTION 6.2 MANAGER'S OBLIGATIONS. The Manager shall operate the business of the Fund in the ordinary course of business, including without limitation, identifying potential life insurance policies for the Fund to acquire, management of cash and cash equivalents, providing office space as necessary and telephones and any other necessary telecommunications and office support and supplies. In addition, the Manager shall service the Life Insurance Policies, monitor the Insured and conduct medical and insurance due diligence review of the Life Insurance Policies, or outsource such responsibilities to a third party.

      SECTION 6.3 PROCEDURES. Any action requiring the affirmative approval or vote of Members under this Agreement, unless otherwise specified herein, may be taken by vote at a meeting called upon not less than seven (7) days notice to the Members or, in lieu thereof, by consent of Members delivered to the Manager with the required percentage of the Interests in the Fund, followed by notice to all the Members. To the extent any vote of the Members not covered by this Agreement may be required under the Florida Act or any other law, the Members shall vote in accordance with the percentage that their Capital Accounts represent of the aggregate of all Capital Accounts of Members. The Manager may establish such additional and reasonable procedures (in the form of By-laws or otherwise) relating to notice of the time, place or purpose of a meeting of the Members, the waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, or any other matter with respect to the exercise of any such right to vote and with respect to the replacement of lost Certificates.

      SECTION 6.4 MANAGER'S DUTY TO DEVOTE TIME. The Manager shall be responsible for the conduct of the business of the Fund as set forth in this Agreement in such a manner as to maximize the value of the Fund's assets, and the Manager shall devote such resources to the Fund business as shall be necessary or useful to manage and supervise the Fund's business and affairs in a proper and efficient manner.


      SECTION 6.5 CONDUCT OF MANAGER; LIMITED LIABILITY OF THE MANAGER. (a) The Manager shall perform its duties hereunder in accordance with the applicable provisions (and any successor provision) of the Florida Act.

      (b) The liability of the Manager shall be eliminated and limited to the maximum extent permitted by the Florida Act and any other applicable law.


      (c) The Manager shall have fiduciary responsibility for the safekeeping and use of all funds, property and assets of the Fund, whether or not in its control, and shall not employ, or permit another to employ, such funds, property or assets in any manner except as otherwise expressly set forth herein or for the benefit of the Fund.


      SECTION 6.6 INDEMNIFICATION.


      (a) To the fullest extent permitted by applicable law, an Indemnified Person shall be entitled to indemnification from the Fund for any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Fund and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Agreement; provided, however, that any indemnity under this Section 6.6 shall be provided out of and to the extent of company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 6.6 shall include the right to be paid, in advance, or reimbursed by the Fund for the reasonable expenses incurred by an Indemnified Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

      (b) The Manager shall have the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

      SECTION 6.7 CERTAIN TRANSACTIONS BETWEEN THE FUND AND THE MANAGING MEMBER AND ITS AFFILIATES.


      (a) Nothing herein shall preclude the Manager and its Affiliates from receiving any of the fees for due diligence review, medical review, processing, administering, monitoring, closing and filing claims for the Life Insurance Policies, as more fully described in the Prospectus, provided, that such compensation does not reduce the Returns paid to the Members.


      (b) Counsel to the Fund may also be counsel to the Manager or any Affiliate of the Manager. The Manager may execute on behalf of the Fund and the Members any consent to the representation of the Fund that counsel may request pursuant to any applicable rules of professional conduct or similar rules ("Rules"). The law firm engaged as legal counsel to the Fund in connection with the formation of the Fund and the offer and sale of Units ("Fund Counsel") is not involved in the underwriting, documentation or routine servicing of the Life Insurance Policies acquired by the Fund. Each Member acknowledges that Fund Counsel does not and will not represent any Member, and that in the absence of a clear and explicit written agreement, Fund Counsel shall owe no duties directly to any Member. Notwithstanding any adversity that may develop, in the event any dispute or controversy arises between any Member and the Fund, or between any Member or the Fund, on the one hand, and the Manager or its Affiliate, on the other hand, then each Member agrees that Fund Counsel may represent either the Fund or such Manager or its Affiliate, or both, in any such dispute or controversy to the extent permitted by the Rules, and each Member hereby consents to such representation.

      (c) Each Member further acknowledges that Fund Counsel has represented only the interests of the Manager and not the Members in connection with the formation of the Fund and the preparation and negotiation of this Agreement, and each Member acknowledges that it has been afforded the opportunity to consult with independent counsel with regard thereto.

      SECTION 6.8 DEFAULT OF MANAGER. (a) Upon the occurrence of a Manager Default(as defined below), the Manager shall give prompt written notice of the Manager Default to the Fund and the Fund shall give written notice to the Members at the addresses appearing in list of Members prepared in accordance with Section 7.5(b) below. If the Manager fails to cure the Manager Default or is incapable of curing the Manager Default, the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time, may (a) terminate all of the rights and obligations of the Manager, or (b) elect to waive the Manager Default; provided, however, a Manager Default in connection with the Manager's failure to make any required deposits or payments may not be waived. Upon any waiver of a past Manager Default, the Manager Default shall cease to exist, and any Manager Default arising therefrom shall be deemed to have been remedied for every purpose. No waiver shall extend to any subsequent or other Manager Default or impair any right of the Members in connection with the Servicing Agreement except to the extent expressly so waived.

      Upon receipt by the Manager of a termination notice, the Manager shall continue to perform all servicing functions under the Servicing Agreement until the date specified in the termination notice or as otherwise specified by the Fund in writing or, if no date is specified in the termination notice, until a date agreed upon by the Fund.

      (b) A Manager Default refers to any one of the following events which shall occur and be continuing:


            (i) any failure by the Manager to report or give instructions or notice to the Fund on or before the date occurring five (5) business days after the date the report or the instruction or notice is required to be given, as the case may be; or

            (ii) failure on the part of the Manager to observe or perform in any material respect any other covenants or agreements which has a material adverse effect on the Members and which continues unremedied for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Fund, or to by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or


            (iii) the Manager's delegation of its duties; or


            (iv) any representation, warranty or certification made by the Manager in the agreements comprising the Servicing Agreement(s), shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Members and which continues to be incorrect in any material respect for a period of thirty (30) days after the date on which written notice of the failure requiring the same to be remedied shall have been given to the Manager by the Fund, or by the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Account at such time; or


            (v) the Manager shall:

                  o     become insolvent,

                  o     fail to pay its debts generally as they become due,

                  o voluntarily seek, consent to, or acquiesce in the benefit or benefits of any debtor relief law, or

                  o become a party to, or be made the subject of, any proceeding provided by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, the petition instituting same is not dismissed within ninety (90) days after its filing.


      (c) In the event the Manager is terminated as a result of a Manager Default, the Fund may appoint any established financial institution whose regular business includes purchasing Life Insurance Policies to act as successor manager. Upon its appointment, the successor manager shall be the successor in all respects to the Manager and shall be subject to all the responsibilities, duties and liabilities placed on the Manager. All power and authority of the Manager shall pass to and vest in the successor manager, and, without limitation, the successor manager shall execute and deliver all documents and other instruments required of the Manager to be executed or delivered, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of the transfer of servicing rights to the successor manager.


      SECTION 6.9 REMOVAL OF MANAGER; SUCCESSOR. (a) The Manager may be removed from the Fund for Cause (as defined below) and as otherwise specifically provided in Section 6.8 or this Section 6.9. For purposes of this Agreement, "Cause" shall mean the Manager (i) has been convicted of a felony, (ii) has committed fraud against the Fund or (iii) has acted or omitted to take action on behalf of the Fund which act or omission constitutes gross negligence or wilful misconduct. Such removal shall be automatically effective upon a final determination by a court of competent jurisdiction that an event or circumstances constituting Cause has occurred or exists, provided, that any removal of the Manager for Cause shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time. The Manager may also be removed, other than for Cause, after the Manager has received distributions from the Fund that equal or exceed 125% of the aggregate expenses, including without limitation, expenses of, and commissions payable, in connection with the public offering of Interests in the Fund, incurred by the Manager and its Affiliates in connection with the business of the Fund, provided, that any removal of the Manager pursuant to this
Section 6.9 other than for Cause may be effected by a vote of the Members whose aggregate Capital Accounts equal or exceed two-thirds of the aggregate of all Members' Capital Accounts. In the event of the removal or resignation of the Manager, nominations for a successor Manager may be made by Members whose aggregate Capital Accounts exceed ten percent (10%) of the aggregate of all Members' Capital Accounts at such time. Appointment of a successor Manager shall be effected by a vote of the Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

      (b) If the Manager is removed from the Fund pursuant to Section 6.8 or this Section 6.9 or otherwise withdraws or resigns as Manager, the Manager will have none of the powers of a Manager.




                 ARTICLE VII: BOOKS, RECORDS, TAXES AND REPORTS


      SECTION 7.1 BOOKS OF ACCOUNT. Complete books of account shall be kept by the Manager at the principal office of the Fund or at such other office as the Manager may designate. The Fiscal Year of the Fund shall begin on January 1 and end on December 31 or such other month as may hereafter be determined by the Manager; provided, however, that the last Fiscal Year of the Fund shall end on the date the Fund is terminated.

      SECTION 7.2 BANK ACCOUNTS. The Fund shall maintain one or more bank accounts for such funds of the Fund as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

      SECTION 7.3 TAX RETURNS. The Fund shall prepare income tax returns for the Fund and shall further cause such returns to be timely filed with the appropriate authorities. It is contemplated that the Fund will be classified as a "partnership" for federal, state and local income tax purposes. The Fund and its Members will take such reasonable action as may be necessary or advisable, as determined by the Manager, including the amendment of this Agreement to cause or ensure that the Fund shall be treated as a "partnership" for federal, state and local income tax purposes. All elections by the Fund for Federal income tax or other tax purposes shall be made by the Manager.

      SECTION 7.4 TAX MATTERS PARTNER. The Manager shall act as the "tax matters partner" ("TMP") of the Fund, as such term is defined in Section 6231(a)(7) of the Code, and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code and the Regulations thereunder to designate the Manager as TMP.

      SECTION 7.5 RECORDS. (a) The Manager shall cause the Fund to keep the following records, which shall be maintained at the Fund's principal place of business and shall be available for inspection and copying by, and at the sole expense of, the Members, or their duly authorized representatives, during reasonable business hours and upon at least five (5) business days' prior written notice to the Manager:


            (i) A copy of the Articles of Organization and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles of Organization or any amendments thereto have been executed;


            (ii) Copies of the Fund's federal, state, and local income tax or information returns and reports, if any, for the three (3) most recent taxable years;


            (iii) A copy of this Agreement and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed for the three (3) most recent fiscal years;


            (iv) Copies of the financial statements of the Fund, if any, for the three (3) most recent Fiscal Years; and

            (v) The Fund's books and records as they relate to the internal affairs of the Fund for at least the current and past three (3) Fiscal Years, including a list of all Members and Managers and their last known residence, business or mailing address.

      (b) The Manager shall furnish or cause to be furnished by the transfer agent and registrar, if other than the Manager, to the Fund within five (5) business days after receipt by the Manager of a request therefor from the Fund, in writing, a list in such form as the Fund may reasonably require, of the names and addresses of the Members as of the most recent record date for payment of distributions to Members. Members may apply in writing to the Manager, that they desire to communicate with other Members with respect to their rights under the servicing agreement or under the units. If such request is accompanied by a copy of the communication which such applicants propose to transmit, then the Manager, after having been adequately indemnified by such applicants for its costs and expenses, shall afford or shall cause the transfer agent and registrar, if other than the Manager, to afford such applicants access during normal business hours to the most recent list of Members held by the Manager. The list shall be as of a date not more than forty-five (45) days prior to the date of receipt of such applicants' request and shall give the Manager notice that such request has been made, within five (5) business days after the receipt of such application. Every Member, by receiving and holding units, agrees with the Manager that neither the Manager, the transfer agent and registrar, if other than the Manager, nor any of their respective agents shall be held accountable by reason of the disclosure of the names and addresses of the Members, regardless of the source from which such information was obtained.

      SECTION 7.6 MANAGER'S ANNUAL REPORT. The Manager shall deliver to the Fund for filing with the Department of State of Florida on or before January 15th of each calendar year, the first annual certificate to be filed by May 1, 2003, in the form as the Department of State of Florida prescribes setting forth (1) the name of the Fund; (2) date of the Fund's organization; (3) the street and mailing address of the Fund's principal office; (4) the Fund's federal employee identification number; (5) the names and business of the Fund's managing member;
(6) the street address of the Fund's registered agent; and (7) any other additional information as is required by the Department of State of Florida.





      SECTION 7.7 ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SUBSERVICING REPORTS. The Manager, at the sole expense of the Fund, shall undertake to cause annual reports to be prepared by independent public accountants for the Fund, which reports will be available for inspection by the Members at the offices of the Manager during normal business hours. On or before January 15th of each calendar year, beginning with January 15, 2004, the Manager shall cause, at cost and expense of the Fund, a firm of nationally recognized independent public accountants to furnish a report to the Manager covering the preceding annual period to the effect that the accountants have applied agreed-upon procedures to documents and records relating to the servicing of the Life Insurance Policies, compared the information contained in the Manager's units delivered during the period covered by the report with the documents and records and that no matters came to the attention of such accountants that caused them to believe that the servicing was not conducted in compliance with the Servicing Agreement, except for exceptions as the firm shall believe to be immaterial and other exceptions as shall be set forth in such statement. In addition, each report shall set forth the agreed upon procedures performed. A copy of the report may be obtained by any Member by a request in writing to the Manager.

      SECTION 7.8 REPORTS TO MEMBERS. (a) The Manager shall prepare and distribute to each Member, semi-annually, a statement, which shall include the following information stated on an original principal amount of $1,000 per Unit:


                  (i) the original capital contribution to date;

                  (ii) the amount of principal and interest previously paid to all Members on Life Insurance Policies;


                  (iii) the aggregate amount of funds on deposit for the Fund as of the date of this distribution.


                  (iv) the amount of accrued but unpaid interest on funds on deposit.


            (b) On or before January 31 of each calendar year, beginning with calendar year 2003, the Fund will furnish to each person who at any time during the preceding calendar year was a Member, an annual Member's tax statement prepared by an independent public accounting firm containing the information required to be contained in the regular semi-annual report to Members, as set forth in subparagraph (d) above, aggregated for the calendar year or the applicable portion thereof during which the person was a Member, together with the other customary information, consistent with the Fund's tax treatment of the Units, as the Fund and the Manager deem necessary or desirable to enable the Members to prepare their respective tax returns. The obligations of the Fund shall be deemed to have been satisfied to the extent that the Fund provides information which is substantially comparable to information which is required by applicable requirements of the Code, as from time to time in effect.


                       ARTICLE VIII: ADMISSION OF MEMBERS


      SECTION 8.1 ADMISSION OF MEMBERS. (a) Subject to paragraph (b) of this
Section 8.1, the Manager, at its option and in its sole discretion, may, on such terms as it shall determine in its sole discretion, at any time and from time to time, admit one or more Persons as Members. The Fund shall only accept initial Capital Contributions from Members in an amount not less than $100,000.

      (b) Notwithstanding the provisions of paragraph (a) of this Section 8.1, no Person may be admitted as an Member if such admission would (i) cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Fund to be treated as a "publicly traded company" within the meaning of Section 7704 of the Code, (iii) violate or cause the Fund to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

      (c) Each Member shall automatically be bound by all of the terms and conditions of this Agreement applicable to a Member. Each Member shall execute such documentation as requested by the Manager pursuant to which such Member agrees to be bound by the term and provisions of this Agreement.

      (d) The Manager shall reflect each admission authorized under this Article VIII by preparing an amendment to Schedule A attached hereto, to reflect such admission.

                  ARTICLE IX: TRANSFERS OF INTERESTS OF MEMBERS

      SECTION 9.1 GENERAL PROHIBITION. Except as otherwise expressly provided for in this Agreement or as otherwise provided in the Florida Act, a Member may not Transfer its Interest without the prior written consent of the Manager, which consent may be granted or denied in its sole discretion. The Manager shall withhold consent to such Transfer where required under the terms of this Agreement and may do so without any liability or accountability to any Member or Person.


      SECTION 9.2 GENERAL CONDITIONS TO PERMITTED TRANSFER. (a) No Transfer of an Interest shall be effective unless permitted by the terms of this Agreement. Notwithstanding any other provisions of this Article IX, no interest of a Member may be Transferred or assigned to any Person, nor may such transferee or assignee be admitted as an Member if such Transfer, assignment or admission would (i) cause the Fund to be treated as an association taxable as a corporation for Federal income tax purposes, (ii) cause the Fund to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code, (iii) violate or cause the Fund to violate any applicable Federal or state law, rule or regulation including, without limitation, the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations. In addition, no Transfer shall be permitted unless the following conditions are satisfied.


            (i) such Transfer shall have been consented to in writing by the Manager in accordance with the provisions of Section 8.1 hereof;

            (ii) the transferee shall accept and adopt in writing, by an instrument in form and substance satisfactory to the Manager, all of the terms and provisions of this Agreement, as the same may be amended from time to time, and shall have expressly assumed all of the obligations of the transferring Member;


            (iii) the transferee shall pay all filing, publication and recording fees, if any, and all reasonable expenses, including, without limitation, reasonable counsel fees and expenses incurred by the Fund in connection with such transaction;

            (iv) the transferee shall execute such other documents or instruments as counsel to the Fund may require (or as may be required by law) in order to effect the admission of such Person as a Member;


            (v) the transferee shall execute a statement that it is acquiring the Interest for its own account for investment and not with a view to the distribution thereof and that it will Transfer the acquired Interest only to a Person who so similarly represents and warrants;


            (vi) if required by the Manager, the Fund receives an opinion of counsel (who may be counsel for the Fund), in form and substance satisfactory to the Manager, that such Transfer does not violate federal or state securities laws or any representation or warranty of such transferring Member given in connection with the acquisition of its Interest; and

            (vii) if required by the Manager, Fund Counsel delivers to the Fund an opinion that such Transfer (a) will not result in a termination of the Fund under Section 708 of the Code; (b) will not cause the Fund to lose its status as a partnership for United States federal income tax purposes; and (c) will not cause the Fund to become subject to the Investment Company Act of 1940.

      (b) No Transfer of an Interest, where permitted by the terms of this Agreement, shall be binding on the Fund until all of the conditions to such Transfer have been fulfilled. Upon the admission of a substitute or additional Member, the Manager shall promptly cause any necessary documents or instruments to be filed, recorded or published, wherever required, showing the substitution or addition, as applicable, of the transferee as a substitute Member.

      (c) A transferee of an Interest shall be entitled to receive distributions of cash or other property from the Fund attributable to the Interest acquired by reason of such Transfer from and after the effective date of the Transfer of such Interest to it; provided, however, that anything herein to the contrary notwithstanding, the Fund and the Manager shall be entitled to treat the transferor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of income, gain, losses, credits, deductions or distributions that are made in good faith to such transferor until such time as all of the conditions of such Transfer have been fulfilled, the written instrument of Transfer has been received by the Fund and the effective date of Transfer has passed.


      (d) The effective date of a permitted Transfer of an Interest shall be no earlier than the last day of the calendar month following receipt of notice of assignment and such documentation as the Manager determines is required.


      (e) The transferring Member shall cease to be a Member, and the transferee shall become a Substituted Member, as to the Interest so Transferred as of the effective date, and thereafter the transferring Member shall have no rights or obligations with respect to the Fund insofar as the Interest Transferred is concerned.

      SECTION 9.3 VOID TRANSFERS. Notwithstanding anything to the contrary in this Agreement, any Transfer of an Interest in violation of the provisions of this Agreement shall be void and shall not bind the Fund.

      SECTION 9.4 PERMITTED TRANSFERS. (a) A Member may Transfer its right to receive distributions and allocations of Net Income and Net Loss and other economic benefits under this Agreement to any Permitted Transferee (as defined below); provided, however, that in no event shall any such transferee be admitted as a substitute or additional Member of the Fund or be entitled to any other right of a Member under this Agreement (including, but not limited to, the right to vote or consent) without the prior written consent of the Manager, which consent may be withheld in its sole and absolute discretion; provided, further, that if required by the Manager, a Transfer to a Permitted Transferee may be conditioned upon the receipt of an opinion from Fund Counsel.


      (b) A "Permitted Transferee" means:

            (i) a Member's spouse, children (including adopted children), siblings or grandchildren (a "Family Member") or a trust of which one or more Family Members are the sole beneficiaries;

            (ii) with respect to a Member which is a partnership, corporation or limited liability company, such Member's partners, shareholders, members, directors, executive officers or managers, as the case may be, and to a Family Member of any such person;

            (iii) with respect to a Member which is a trust, the beneficiaries of such trust; or

            (iv) another Member.

      SECTION 9.5 Notice.

            Appropriate notice, including the following, under applicable securities laws shall be provided to purchasers in other states.

NOTICE TO CALIFORNIA RESIDENTS

      IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

ARTICLE X: DEATH, LEGAL INCOMPETENCY, OR WITHDRAWAL OF A MEMBER


      SECTION 10.1 EFFECT OF DEATH OR LEGAL INCOMPETENCY OF A MEMBER OF THE FUND. The death or legal incompetency of a Member shall not cause a dissolution of the Company or entitle the Member or his estate to a return of his Capital Account.


      SECTION 10.2 RIGHTS OF PERSONAL REPRESENTATIVE. On the death or legal incompetency of a Member, his personal representative shall have all the rights of that Member for purposes of settling his estate or managing his property, including the rights of assignment and withdrawal.


      SECTION 10.3 WITHDRAWAL OF MEMBERS OTHER THAN MANAGERS. (a) With the sole discretion of the Manager reasonably exercised, the Manager may modify, eliminate or waive any such limitation on the withdrawal rights of a Member as set forth below, on a case by case basis, so long as the modifying, waiving, or elimination of the limitation does not: (a) adversely effect rights of the other Members as a whole; or (b) results in the Fund being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code and the Regulations thereunder. To withdraw or partially withdraw from the Fund, a Member must give written notice thereof to the Manager and may thereafter obtain the Return in cash of his Capital Account, or the portion thereof, as to which he requests withdrawal, within ninety (90) days after the written notice of withdrawal is delivered to the Manager, subject to the following limitations:


            (i) Except with regard to the right of the personal representative of a deceased Member, no notice of withdrawal shall be honored and no withdrawal shall be made, of or for any Units, until the expiration of at least one year from the date of purchase of those Units.


            (ii) To assure that the payments to a Member or his representative do not impair the capital or the operation of the Fund, any cash payments in return of an outstanding Capital Account shall be made by the Fund only from Gross Proceeds and Capital Contributions.

            (iii) A Member shall have the right to receive distributions in cash from his Capital Account only to the extent that cash from Gross Proceeds and Capital Contributions are available. The Manager shall not be required to (i) establish a reserve fund for the purpose of making a cash distribution of any Capital Account; (ii) use any other sources of the Fund's funds other than cash from Gross Proceeds and Capital Contributions; (iii) sell or otherwise liquidate any portion of the Fund's investments in Life Insurance Policies or any other asset in order to make a cash distribution of any Capital Account.

            (iv) During the ninety (90) days following receipt of written notice of withdrawal from a Member, the Manager shall not reinvest any Gross Proceeds or Capital Contributions in new Life Insurance Policies or other non-liquid investments unless and until the Fund has sufficient funds available in cash to distribute to the withdrawing Member the amount that he is withdrawing from his Capital Account.


            (v) Subject to the restrictions on withdrawal contained in this Agreement, the amount to be distributed to any withdrawing Member shall be an amount equal to the amount of the Member's Capital Account as of the date of the distribution, as to which the Member has given a notice of withdrawal under this
Section 10.3, notwithstanding that the amount may be greater or lesser than the Member's proportionate share of the current Value of the Fund's net assets.


            (vi) Requests by Members for withdrawal will be honored in the order in which the Manager receives them. If any request may not be honored, due to any limitations imposed by this Section 10.3 (except the one year holding limitation set forth in Subparagraph (i) of this Section 10.3), the Manager will notify the requesting Member in writing, whose request, if not withdrawn by the Member, will be honored if and when the limitation no longer is imposed; and


            (vii) If a Member's Capital Account would have a balance of less than one hundred thousand dollars ($100,000) following a requested withdrawal, the Manager, at its discretion, may distribute to the Member the entire balance in the account.

      (b) Subject to all of the limitations set forth in Paragraph (a) above, a Member may withdraw or partially withdraw as a member of the Fund commencing one year after becoming a Member and obtain a Return of all or part of your Capital Account and receive back 85% of the face amount of your Capital Contribution, less any distributions paid to such date.


               ARTICLE XI: BANKRUPTCY, DISSOLUTION AND TERMINATION


            SECTION 11.1 BANKRUPTCY. If the Fund voluntarily seeks, consents to or acquiesces in the benefit or benefits of any debtor relief law or becomes party to, or is made the subject of, any proceeding provided for by any debtor relief law, other than as a creditor or claimant, and, in the event the proceeding is involuntary, and the petition instituting same is not dismissed within ninety (90) days after its filing, the Fund shall within fifteen (15) days after the date of the bankruptcy event (a) publish a notice in the authorized newspapers that a bankruptcy event has occurred and that the Manager intends to sell, dispose of or otherwise liquidate the insurance policies in a commercially reasonable manner and (b) send written notice to the Members describing the proceeding and requesting instructions from the Members. No sale, disposition or liquidation, whether in whole or in part, of the Life Insurance Policies shall be consummated until and unless the Manager shall have first received written instructions, or other written response, or affirmative refusal to provide a written response from Members whose aggregate Capital Accounts exceed 50% of the aggregate of all Members' Capital Accounts at such time.

      SECTION 11.2 DISSOLUTION. The Fund shall be dissolved upon the earliest to occur of the following:

      (a) payment to the Fund of all proceeds of all Life Insurance Policies; or


      (b) the express written consent of the Manager; or

      (c) the unanimous consent of the Members; or


      (d) the termination of the Fund in accordance with Section 2.3; or

      (e) sale of all or substantially all of the assets of the Fund; or

      (f) the entry of a decree of judicial dissolution of the Fund; or

      (g) the withdrawal, removal, dissolution or bankruptcy of the Manager, unless, if there is no remaining manager, a majority of the Members agree in writing to continue the business of the Fund and, within six (6) months after the last remaining manager has ceased to be a manager, admit one or more managers who agree to such election and join the Fund as managers.

      SECTION 11.3 LIQUIDATION. (a) Upon the dissolution of the Fund, the Manager shall proceed, within a reasonable time, to sell or otherwise liquidate the assets of the Fund and, after paying or making due provision by the setting up of reserves for all liabilities to creditors of the Fund to distribute the remaining assets to the Members, pro rata, in accordance with the positive balance in their respective Capital Accounts.

      (b) Upon dissolution, the Members shall look solely to the assets of the Fund for the return of their Capital Contributions. The winding up of the affairs of the Fund and the distribution of its assets shall be conducted exclusively by the Manager, who hereby is authorized to do any and all acts and things authorized by law for these purposes.

      SECTION 11.4 TERMINATION. The Fund shall terminate when all property owned by the Fund shall have been disposed of and the assets, after payment of, or due provision has been made for, and liabilities to Fund creditors shall have been distributed as provided in this Agreement. Upon such termination, the Manager shall execute and cause to be filed a certificate of discontinuance of the Fund and any and all other documents necessary in connection with the termination of the Fund.


            ARTICLE XII: AMENDMENT OF AGREEMENT AND POWER OF ATTORNEY

      SECTION 12.1 AMENDMENTS. Amendments to this Agreement which do not adversely affect the right of any Member in any material respect may be made by the Manager without the consent of any Member through use of the Power of Attorney, if those amendments are for the purpose of admitting Members or Substituted Members as permitted by this Agreement, including, without limitation, amendments to Schedule A hereto to reflect the admission of such Additional and Substituted Members and to reflect changes in the Capital Contributions of the Members. Amendments to this Agreement other than those described in the foregoing sentence may be made only if embodied in an instrument signed by the Manager and by Members with Capital Accounts that exceed 50% of the aggregate Capital Accounts of all Members; provided, however, that, unless otherwise specifically contemplated by this Agreement, no amendment to this Agreement shall, without the prior consent of each of the Members adversely affected thereby, (i) increase the liability of any Member, (ii) decrease any Member's interest in Net Income or items of income or gain and distributions or (iii) increase any Member's interest in Net Loss or items of deduction or loss. The Manager shall send to each Member a copy of any amendment to this Agreement.


      SECTION 12.2 AMENDMENT OF ARTICLES OF ORGANIZATION. In the event this Agreement shall be amended under Section 12.1, the Manager shall amend the Articles of Organization or any other governmental filings of the Fund, to the to reflect such change if it deems, such amendments to be necessary or appropriate.

      SECTION 12.3 POWER OF ATTORNEY. Each Member hereby irrevocably constitutes and appoints the Manager as its true and lawful attorney-in-fact, with full power of substitution, in its name, place and stead to make, execute, sign, acknowledge (including swearing to), verify, deliver, record and file, on its behalf the following: (i) any amendment to this Agreement which complies with the provisions of this Agreement and (ii) the Articles of Organization and any other governmental filings and any amendment thereto required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Fund or in the Capital Contributions of the Members. This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Manager and as such (i) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund or the Manager shall have had notice thereof, (ii) may be exercised for a Member by a facsimile signature of the Manager or, after listing all of the Members, including such Member, by a single signature of the Manager acting as attorney-in-fact for all of them, and (iii) shall survive the delivery of an assignment by a Member of the whole or any portion of its Interest in the Fund, except that where the assignee thereof has been approved by the Manager for admission to the Fund as a Substituted Member, this power-of-attorney given by the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Manager to execute, acknowledge, and file any instrument necessary to effect such substitution.


                     ARTICLE XIII: MISCELLANEOUS PROVISIONS

      SECTION 13.1 NOTICES. (a) All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be addressed to the Members at their addresses set forth on Schedule A or in the records maintained by the Fund or to such other addresses as may have been specified in a written notice duly given to the other.


      (b) Any notices addressed as aforesaid shall be deemed to have been given
(i) on the date of delivery, if delivered by hand or overnight courier, (ii) on the date of transmission, if transmitted by facsimile, provided, that if transmitted by facsimile such transmittal is confirmed, and (iii) three (3) days after the deposit of same in the United States certified mail, return receipt requested.

      SECTION 13.2 SEVERABILITY. If any covenant, condition, term or provision of this Agreement is illegal, or if the application thereof to any Person or in any circumstance shall to any extent be judicially determined to be invalid or unenforceable, the remainder of this Agreement, or the application of such covenant, condition, term or provision to Persons or in circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby, and each covenant, condition, term and provision of this Agreement shall be valid and enforceable to the full extent permitted by law.

      SECTION 13.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

      SECTION 13.4 ENTIRE AGREEMENT. This Agreement, the Exhibits hereto, and any Subscription Agreement or other documents executed in connection herewith represent the complete and entire agreement and understanding of the parties hereto with respect to the matters covered therein and supersede any and all previous written or oral negotiations, undertakings and commitments in writing of any nature whatsoever.


      SECTION 13.5 FURTHER ASSURANCES. The Members will execute and deliver such further instruments and do such further acts and things as may be required by the Fund to carry out the intent and purposes of this Agreement.


      SECTION 13.6 SUCCESSORS AND ASSIGNS. Subject in all respects to the limitations on transferability contained herein, this Agreement shall be binding upon, and shall inure to the benefit of, the heirs, administrators, personal representatives, successors and permitted assigns of the respective parties hereto.


      SECTION 13.7 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives, during the term of the Fund and during the period of its liquidation following any dissolution, any right that it may have to maintain any action for partition with respect to any of the assets of the Fund.

      SECTION 13.8 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Fund or any other Person not a party to this Agreement.


      SECTION 13.9 REMEDIES. The rights and remedies of the Members hereunder shall not be mutually exclusive, and the exercise by any Member of any right to which it is entitled shall not preclude the exercise of any other right it may have.

      SECTION 13.10 WRITING REQUIREMENT. Except as otherwise provided in this Agreement, this Agreement may not be amended nor shall any waiver, change, modification, consent or discharge be effected except by an instrument in writing executed by or on behalf of the party seeking or against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

      SECTION 13.11 WAIVER. No waiver or any breach or condition of this Agreement shall be deemed to be a waiver of any other condition or subsequent breach whether of the like or different nature.

      SECTION 13.12 APPLICABLE LAW. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Florida without giving effect to principles of conflict of laws.


      SECTION 13.13 SIGNATURES. The signature of the Manager shall be sufficient to bind the Fund to any agreement or on any document, including, but not limited to, documents drawn or agreements made in connection with the acquisition, financing or disposition of any assets; provided, however, that the action being taken in connection therewith shall be authorized under the terms of this Agreement.


      IN WITNESS WHEREOF, the undersigned have duly executed this Operating Agreement the day and year first above written.

                                          AMERIFIRST FINANCIAL SERVICES, INC.


                                          By: /s/ John Tooke
                                              ---------------------
                                              John Tooke, President

                              MEMBER SIGNATURE PAGE

      IN WITNESS WHEREOF, the undersigned has caused this Operating Agreement of AmeriFirst Fund I, LLC to be duly executed and delivered as of the date set forth below.

NAME OF MEMBER:                             ADDRESS FOR NOTICE (Please Print):
(Exact Name to appear on Certificate)


___________________________________         ____________________________________

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________


SIGNATURE: ________________________         Attention:__________________________


By: _______________________________         Telecopy:___________________________


Printed Name:______________________         Tax Identification #:_______________


Title:_____________________________


Dollar Amount of Capital Contribution: $_____________________


Dated:________________________________

                                   SCHEDULE A

                             AMERIFIRST FUND I, LLC

                                     MEMBERS


                                                               AMOUNT OF
NAME AND ADDRESS                                         CAPITAL CONTRIBUTION
----------------                                         --------------------

AmeriFirst Financial Services, Inc.                               $10


                                                TOTAL      $____________

================================================================================

                             $100,000,000 -- MAXIMUM
                              $2,500,000 -- MINIMUM

                         AMERIFIRST FUND I, LLC, ISSUER

                                   ----------

                                   PROSPECTUS

                                   ----------

                            AMERIFIRST CAPITAL CORP.

                               __________ __, 2003

================================================================================


NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, MANAGER OR THE UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED IN THIS OFFERING IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.


UNTIL _____________________ , _____ 2003 (90 DAYS AFTER THE DATE OF THIS
PROSPECTUS) ALL DEALERS EFFECTING TRANSACTION IN THE UNITS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee                     $  9,200
NASD Registration Fee                                                     10,500
Blue Sky Fees                                                             20,000
Accounting Fees and Expenses                                              40,000
Legal Fees and Expenses                                                  200,000
Printing Fees and Expenses                                                10,000
Mailing                                                                    5,300
Miscellaneous                                                              7,300
                                                                        --------

                                                            Total       $300,000

Item 14. Indemnification of Directors and Officers.

      Pursuant to Section 608.4229 of the Florida Limited Liability Company Act, a Florida limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement.

      Our operating agreement requires us to indemnify our manager, provider and underwriter from any loss, reasonable legal expenses, damage or claim arising by reason of any act or omission performed or omitted by our manager in good faith on behalf of us and in a manner reasonably believed to be within the scope of authority conferred on our manager by our operating agreement. This right of indemnification includes the right to advance payments or to reimburse our manager, provider and underwriter for the reasonable expenses incurred from being threatened to be made a named defendant or respondent in a proceeding. Indemnity payments will be made only from our assets. No member is required to make payments from his/her separate assets. We will not indemnify persons or advance payments for acts or omissions which are established to be intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

      Our operating agreement further gives our manager the power to purchase and maintain insurance in reasonable amounts on behalf of itself and each of the employees and agents of the Fund against any liability incurred by them in their capacities as such, whether or not the Fund has the power to indemnify them against such liability.

      In addition, our operating agreement provides that except as otherwise provided by applicable law, the debts, obligations and liabilities of the Fund, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Fund; neither our manager nor any member nor any person affiliated with our manager or any member shall be obligated personally for any such debt, obligation or liability of the Fund solely by reason of being a manager or member or being a person affiliated with either of them.

Item 15. Recent Sales of Unregistered Securities.

      None.

Item 16. Exhibits and Financial Statement Schedules.

(A)   Exhibits.

 1.1  Form of Underwriting Agreement (2)

 3.1  Articles of Organization (2)


 4.1  Form of Subscription Agreement (included as Exhibit A to the Prospectus)*


 4.2 Operating Agreement of AmeriFirst Fund I, LLC, dated as of September 25, 2002 (included as Exhibit B to the Prospectus)*


 5.1 Opinion of Snow Becker Krauss P.C. with respect to legality of the securities (3)

 8.1 Opinion of Snow Becker Krauss P.C. with respect to federal income tax matters


10.1  Subscription Escrow Agreement (2)

10.2  Employment Agreement between AmeriFirst Capital Corp. and John Tooke (1)

10.3  Form of Viatical Settlement Contract (2)

10.4 Sublease Agreement effective September 4, 2002 by and between Life Settlements Service Corp. and AmeriFirst Capital Corp. (2)

10.5  Form of Consulting Agreement (2)

10.6 Letter Agreement between the Registrant and AmeriFirst Funding Group, Inc. dated December 26, 2002 (2)

10.7 Consulting Agreement between AmeriFirst Financial Services, Inc. and 21st Services, dated as of November 1, 2002 (3)


10.8 Consulting Agreement between AmeriFirst Financial Services, Inc. and Fasano Associates, Inc., dated as of November 1, 2002 (3)

10.9 Consulting Agreement between AmeriFirst Financial Services, Inc. and Systems for Advanced Risk Analysis, L.P., dated as of November 1, 2002 (3)

10.10 Consulting Agreement between AmeriFirst Financial Services, Inc. and American Viatical Services, dated February 12, 2003 (3)

10.11 Expense Agreement between AmeriFirst Fund I, LLC and AmeriFirst, Inc. dated February 13, 2003 (3)

23.1  Consent of Snow Becker Krauss P.C. (included in the opinion filed as
      Exhibit 5.1 to this Registration Statement) (3)

23.2  Consent of Marcum & Kliegman LLP*


99.1 Opinion of Snow Becker Krauss P.C. with respect to Investment Company Act of 1940 (2)

----------
*     Filed with this amendment

      (1) Filed with registrant's registration statement on Form S-1, filed on August 23, 2002.

      (2) Filed with Amendment No. 2 to registrant's registration statement on Form S-1, filed on January 15, 2003.

      (3) Filed with Amendment No. 3 to registrant's registration statement on Form S-1, filed on February 20, 2003.


(B) Financial Statement Schedules.

Item 17.  Undertakings


         The undersigned registrant undertakes to provide to the underwriter on each closing date as specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

The undersigned registrant undertakes:


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Marys, State of Georgia on March 14, 2003.


                                  AMERIFIRST FUND I, LLC

                                  By: AMERIFIRST FINANCIAL SERVICES, INC.,
                                      MANAGER


                                  /s/ John Tooke
                                  -------------------------------------------
                                  John Tooke
                                  President and Chief Executive Officer
                                  (Principal Executive Officer,
                                  Principal Financial and Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ John Tooke          President and                             March 14, 2003
------------------      Chief Executive Officer of
John Tooke              AmeriFirst Financial Services, Inc.
                        Manager of AmeriFirst Fund I, LLC